Exhibit 10.4

ASSET PURCHASE AGREEMENT

by and among

NANOTHERAPEUTICS, INC.

and

XOMA (US) LLC

Dated as of November 4, 2015

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EXHIBITS

Exhibit A	Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Nanotherapeutics License Agreement
Exhibit D	Allocation of Purchase Price
Exhibit E-1	Seller’s Letters to the FDA
Exhibit E-2	Buyer’s Letters to the FDA
Exhibit E-3	Letters of Reference
Exhibit F	Warehouse License Agreement
Exhibit G	NIAID Subcontract
Exhibit H	SAFC Authorization Letter
Exhibit I	GIBCO Authorization Letter
Exhibit J	Transition Services Agreement

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of the Fourth day of November, 2015 (this “Agreement”), is made by and among Nanotherapeutics, Inc., a Delaware corporation (“Buyer”), and XOMA (US) LLC, a Delaware limited liability company (“Seller”).

WHEREAS, Seller has been developing therapeutic treatments for botulinum poisoning, including the antibody product designated as XOMA 3AB (the “BOT Business”).

WHEREAS, Seller desires to sell, transfer, and convey to Buyer, and Buyer desires to purchase from Seller, those certain assets related to the BOT Business, and Buyer desires to assume the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, in connection with the sale, transfer, and conveyance of those certain assets related to the BOT Business, the Seller, Buyer, and/or their respective Affiliates desire to enter into the Ancillary Agreements (as defined herein);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. When used in this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such Person, whether through the ownership of voting securities, status as a general partner, by contract, or otherwise. The parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.

“Agreement” has the meaning set forth in the recitals.

“Alternative Triggering Award” has the meaning set forth in Section 2.3.

“Allocation” has the meaning set forth in Section 3.2.

“Ancillary Agreements” means, collectively, the Transition Services Agreements, Nanotherapeutics License Agreement, the Bill of Sale, the Assumption Agreement, the Letter of Reference, and the Confidentiality Agreement.

“Assumed Liabilities” has the meaning set forth in Section 2.4(a).

“Assumption Agreement” means an assumption agreement to be executed at Closing by Buyer and Seller, substantially in the form attached hereto as Exhibit A.

“Bill of Sale” means a bill of sale and assignment to be executed at Closing by Buyer and Seller, substantially in the form attached hereto as Exhibit B.

“Business” means developing, manufacturing, selling, marketing, distributing, and commercializing the Products.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in San Francisco, California are required or authorized to be closed by Law or regulation.

“Buyer” has the meaning set forth in the recitals.

“Buyer Indemnified Parties” has the meaning set forth in Section 11.2(a).

“Closing Date” has the meaning set forth in Section 4.1.

“Common Stock” means common stock of Buyer.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of July 30, 2015, by and between Buyer and Seller.

“Contracts” means contracts, licenses, agreements, and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.

“Deductible” has the meaning set forth in Section 11.2(b).

“DMF” means those certain Drug Master Files, as such term is described in the United States Food, Drug, and Cosmetics Act, identified as DMF #024117 and DMF #024156.

“DTRA Contract” means that certain contract issued by the Defense Threat Reduction Agency designated as #HDTRA1-15-C0012.

“DTRA Triggering Award” has the meaning set forth in Section 2.3.

“Eligible Employees” means those employees of Seller listed on Schedule 9.5(d).

“Encumbrance” means any mortgage, charge, lien, security interest, pledge or encumbrance of any nature whatsoever.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.4(b).

“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.

“FDA” means the United States Food and Drug Administration.

“GIBCO Authorization Letter” means a letter substantially in the form set forth on Exhibit I.

“Governmental Entity” means any court, agency, authority, department, legislative, or regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city, or other political subdivision of any such government or any supranational organization of which any such country is a member or quasi-governmental authority or self-regulatory organization of competent authority.

“Governmental Order” means any consent, authorization, approval, order, license, certification, or permit of or from, or declaration or filing with, any Governmental Entity, including any required filing with any Governmental Entity and the subsequent expirations of any required waiting period under any antitrust law.

“Indemnified Party” has the meaning set forth in Section 11.7(a).

“Indemnifying Party” has the meaning set forth in Section 11.7(a).

“Initial Closing” has the meaning set forth in Section 4.1.

“Knowledge” of Seller means the actual knowledge of the following employee of Seller: Diane Wilcock, solely in her capacity as Director of Seller and not in her personal capacity.

“Law” means any statute, law, ordinance, regulation, rule or code of a Governmental Entity.

“Letters of Reference” means the letters, in the form set forth as Exhibit E-3, providing a right of reference to Seller and its Affiliates under the DMFs.

“Liabilities” means any and all debts, liabilities, and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including product liability, and, more generally, those arising under any Law, action, or Governmental Order and those arising under any contract, agreement, arrangement, commitment, or undertaking, or otherwise.

“Loss” or “Losses” means, collectively, any and all damages, losses, Liabilities, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, that Losses shall not include punitive, consequential, indirect, incidental, exemplary, punitive, or special damages, lost profits, lost revenue, diminution in value, or opportunity costs, and shall not be calculated by using or taking into account any multiple of earnings, cash flow, revenue, or other similar measure.

“Manufacturing Documentation” means any and all of the following documents that are owned or controlled by Seller and that are specific to and necessary for the manufacture of each of the Products: manufacturing process validation reports, validation reports of analytical equipment, manufacturing instructions, batch records, manufacturing standard operating procedures, specifications and test methods for the products, raw materials, and stability, standard operating procedures, and specifications for packaging, manufacturing and packaging instructions, master formula, validation reports (analytical, packaging, and cleaning), stability data, and approved supplier lists.

“Material Adverse Effect” means an event, change, or effect which is materially adverse to the Purchased Assets, taken as a whole, other than events, changes, or effects: (i) occurring generally in the U.S. economy; (ii) occurring generally in the healthcare industry; (iii) resulting from legislation or regulation, whether proposed or instituted, in the healthcare industry, including the biodefense sector; (iv) resulting from the execution and delivery of this Agreement, the transactions contemplated by this Agreement, or the announcement to Third Parties or the public of the transactions contemplated by this Agreement; or (v) resulting from changes in applicable Laws.

“Nanotherapeutics License Agreement” means a license agreement between Buyer and Seller, substantially in the form set forth on Exhibit C.

“NIAID Contract” means Contract No. HHSN272201100031C, effective as of September 30, 2011, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC.

“NIAID Subcontract” means a contract substantially in the form set forth on Exhibit G.

“Option” has the meaning given in Section 2.3.

“Option Closing” has the meaning given in Section 4.1.

“Option Exercise” has the meaning given in Section 2.3.

“Option Period” has the meaning given in Section 2.3.

“Optioned Assets” means the Product Inventory.

“Permitted Encumbrance” means (i) any Encumbrance disclosed on Schedule 1.1; (ii) any Encumbrance for Taxes, assessments, and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; (iii) with respect to Contracts, any restrictions, obligations, limitations, or other Encumbrances contained in such Contract or existing at Law or under the regulatory regime; (iv) any rights of the United States government (e.g., licenses, march-in rights, domestic manufacturing restrictions) in or in connection with the XOMA Patents, the UCSF Licensed Patents, the XOMA General Know-How, XOMA BOT Know-How, and any other intellectual property which may be included in the Purchased Assets; and (v) any imperfection of title or other Encumbrance that, individually or in the aggregate with other such imperfections and Encumbrances, would not have a Material Adverse Effect.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, trust, business association, organization, Governmental Entity, or other entity.

“Physical Assets” means those items set forth on Schedule 1.1.

“Precursor Materials” means those quantities of the master cell banks, vectors and other precursor materials relating to the Products as are set forth on Schedule 1.1.

“Product” or “Products” means, collectively, the antibody therapeutics for the treatment of botulinum toxin poisoning as described in further detail on Schedule 1.1.

“Product Inventory” means Seller’s inventories of bulk drug product and finished clinical product relating to the Products owned by the U.S. Government and held by Seller incident to the NIAID Contract, as set forth on Schedule 1.1.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchased Assets” has the meaning set forth in Section 2.2(a).

“SAFC Authorization Letter” means a letter substantially in the form set forth on Exhibit H.

“Schedules” means, collectively, the Schedules referred to throughout this Agreement.

“Seller” has the meaning set forth in the recitals.

“Seller’s Cap” has the meaning set forth in Section 11.2(b).

“Seller Indemnified Parties” has the meaning set forth in Section 11.3.

“Seller Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA sponsored, contributed to, or maintained by Seller immediately prior to the Closing Date in which an Eligible Employee participates.

“Seller Welfare Benefit Plans” means all of the Seller Plans which are welfare benefit plans and in which an Eligible Employee participates, including medical, dental, life insurance, and short- and long-term disability.

“Survival Period” has the meaning set forth in Section 11.1.

“Tax” means all Federal, state, local, and foreign taxes and assessments, including all interest, penalties, and additions with respect thereto.

“Tax Return” means any report, return, election, notice, estimate, declaration, information statement, and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

“Third Party” means any Person other than Seller or Buyer or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 11.7(b).

“Transfer Taxes” has the meaning set forth in Section 3.3.

“Transferred Contracts” means those certain Contracts set forth in Schedule 1.1.

“Transferred Employees” has the meaning set forth in Section 9.5(a).

“Transition Services Agreement” means the Transition Services Agreement to be executed at Closing by Seller and Buyer, substantially in the form attached as Exhibit J.

“UCSF Licensed Patents” means the patents and patent applications which are the subject of the XOMA License Agreements.

“U.S. Government Contracts” means those certain Transferred Contracts set forth in Schedule 1.1 under the heading “U.S. Government Contracts.”

“Warehouse License Agreement” means that a license agreement between XOMA Corporation and Buyer substantially in the form attached as Exhibit F.

“XOMA BOT Know-How” means all tangible and intangible techniques, information, technology, practices, trade secrets, inventions (other than those disclosed in a XOMA Patent), methods, processes, knowledge, know-how, conclusions, standard operating procedure, test data and results (including pharmacological, toxicological, manufacturing, and clinical test data and results), regulatory documentation, analytical and quality control data, and results or descriptions, in each case (i) owned or controlled by Seller or any of its Affiliates, and (ii) relating directly to the Products, as set forth in Schedule 6.2 under the heading, “XOMA BOT Know-How.”  For the avoidance of doubt, XOMA BOT Know-How includes the Manufacturing Documentation.

“XOMA Co-Formulation Patents” means those certain patents and patent applications as set forth in Schedule 1.1, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

“XOMA Derived Product” means any product the discovery, manufacture, use, sale, offer for sale or importation of which (i) would, in the absence of ownership of or a license under any of the XOMA Patents or UCSF Licensed Patents, infringe a claim of any of the XOMA Patents or UCSF Licensed Patents, or (ii) involve any XOMA General Know-How or XOMA BOT Know-How.

“XOMA’s Government Contract Liabilities” has the meaning set forth in Section 11.2(a)(iv).

“XOMA General Know-How” means all tangible and intangible techniques, information, technology, practices, trade secrets, inventions (other than those disclosed in a XOMA Patent), methods, processes, knowledge, know-how, conclusions, standard operating procedure, test data and results (including pharmacological, toxicological, manufacturing, and clinical test data and results), regulatory documentation, analytical and quality control data, and results or descriptions, in each case (i) owned or controlled by Seller or any of its Affiliates, and (ii) relating directly to the Products, as set forth in Schedule 6.2, under the heading “XOMA General Know-How.”

“XOMA License Agreements” means those certain Transferred Contracts set forth in Schedule 1.1 under the heading “XOMA License Agreements.”

“XOMA Patents” means the XOMA Co-Formulation Patents and the XOMA Vector Patents, collectively.

“XOMA Vector Patents” means those certain patents and patent applications set forth in Schedule 1.1, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

Section 1.2Interpretation.

(a)“includes” and “including” shall mean, respectively, includes and including without limitation;

(b)a party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(d)references to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified;

(e)the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;

(f)any reference to “writing” or “written” includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not including email);

(g)the words “hereof”, “herein”, and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h)references to any agreement or contract are to that agreement or contract as amended, modified, or supplemented from time to time in accordance with the terms hereof and thereof; and

(i)the parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party participated in its preparation.

Section 1.3Currency. All currency amounts referred to in this Agreement are in U.S. Dollars unless otherwise specified.

ARTICLE II
SALE AND PURCHASE OF PURCHASED ASSETS

Section 2.1Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Initial Closing Date, Seller will severally sell, assign, transfer, convey, and deliver to Buyer, and Buyer will purchase, acquire, and accept, all right, title, and interest of Seller in, to, and under the Purchased Assets held by Seller. Upon the terms and subject to the conditions of this Agreement, on the Option Closing Date, Seller will severally sell, assign, transfer, convey, and deliver to Buyer, and Buyer will purchase, acquire, and accept, all right, title, and interest of Seller in, to, and under the Optioned Assets held by Seller.

Section 2.2Purchased Assets

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(a)The term “Purchased Assets” means the following assets and rights of whatever kind and nature, tangible or intangible, other than the Excluded Assets, of Seller existing on the Closing Date:

(i)	the Precursor Materials;
(ii)	the DMFs;
(iii)	the Transferred Contracts; and
(iv)	the Physical Assets.

(b)Seller and Buyer expressly agree and acknowledge that Buyer is not acquiring any right, title, or interest in or to any of the assets of Seller which are not specifically identified in Section 2.2(a) (the “Excluded Assets”). For the avoidance of doubt, such Excluded Assets include, but are not limited to, the following:

(i)	any and all intellectual property of the Seller or any of its respective Affiliates, except as set forth in the Nanotherapeutics License Agreement;
(ii)

the accounts receivable, pre-paid expenses, and any cash or cash equivalents of Seller or any of its Affiliates relating to the Products or the Purchased Assets for the period prior to the Closing Date;

(iii)

any real property or leaseholds (together with all fixtures and fittings related to any property), physical plant, machinery, equipment, supplies (except the Precursor Materials expressly included in the Purchased Assets above), laboratories, or office equipment of the Seller or any of its respective Affiliates;

(iv)	any rights under Seller’s insurance policies or self-insurance that are related to the Products; and
(v)	any books and records, general books of account, and books of original entry.

(c)Buyer acknowledges and agrees that Seller may retain one copy of all or any part of the documentation that they deliver to Buyer hereunder.  Buyer also acknowledges and agrees that Seller is retaining certain quantities of assets which are otherwise the subject of the Purchased Assets, including quantities of certain master cell banks and vectors.

Section 2.3Option. Commencing upon the Closing and extending until the eighteenth monthly anniversary thereof (the “Option Period”), Buyer shall have an exclusive option to acquire the Optioned Assets (the “Option”).  In the event that, during the Option Period, Buyer obtains an award from the Defense Threat Reduction Agency on terms substantially similar to the terms which were set forth in that certain contract designated as #HDTRA1-15-C0012 (the “DTRA Triggering Award”), Buyer may exercise the Option by giving notice to Seller during the Option Period.  Further, in the event that Buyer does not obtain a DTRA Triggering Award, but obtains an award, funding or contractual commitment that Buyer believes will allow Buyer to advance the development of the Products in a manner comparable to the DTRA Triggering Award (an “Alternative Triggering Award”), Buyer may notify Seller that it desires to exercise the Option (the “Option Exercise”) by delivering to Seller, during the Option Period, a copy of the Alternative Triggering Award and a proposed set of alternative milestone payments in replacement of those set forth in the Nanotherapeutics License Agreement.  Upon receipt of such notice, Buyer and Seller shall discuss, in good faith, whether the Alternative Triggering Award would allow Buyer to advance the development of the Products in a manner comparable to the DTRA Triggering Award and appropriate alternative milestone payments in replacement of those set forth in the Nanotherapeutics License Agreement.  If (i) Seller, in its reasonable judgment agrees that the Alternative Triggering Award will allow Buyer to advance the development of the Products in a manner comparable to the DTRA Triggering Award, and (ii) Buyer and Seller agree upon, each in their sole discretion, alternative milestone payments and execute an amendment to this Agreement, within the Option Period, providing for alternative milestone payments to replace those set forth in the Nanotherapeutics License Agreement. Buyer may exercise the Option by giving notice to Seller during the Option Period.

Section 2.4Assumption of Certain Liabilities and Obligations

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(a)Buyer will assume, be responsible for, and pay, perform, and discharge when due the following (collectively, the “Assumed Liabilities”):

(i)

any Liabilities arising from any product liability or patent or trademark infringement claim or lawsuit first brought by any Third Party, the FDA, or any other Governmental Entity on or after the Closing Date to the extent identified as arising from any of the Products;

(ii)	any Liabilities that Buyer expressly assumes or agrees to assume under this Agreement, including Liabilities under the XOMA License Agreements;
(iii)	any Liabilities arising from Seller’s guarantee of Buyer’s performance of the U.S. Government Contracts under a novation agreement between Seller, Buyer and the U.S. Government;
(iv)

any Liabilities arising from, or relating to, the performance of the U.S. Government Contracts on or after the Closing Date, regardless of whether such Liabilities relate to events that took place before, on or after the Closing Date; and

(v)

except as otherwise provided in this Agreement, all other Liabilities, to the extent arising following the Closing from any of the following actions taken by or on behalf of Buyer, following the Closing: the development, manufacture, marketing, sale, export, distribution, or use of any of the Products and XOMA Derived Products.

(b)Except for the Assumed Liabilities, Buyer will not assume or be liable for any Liabilities arising in connection with any of the Products or any other Purchased Asset (collectively, the “Excluded Liabilities”).

Section 2.5Non-Assignability.Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such asset unless such failure causes a failure of any of the conditions to Closing set forth in Article 10, in which event the Closing shall proceed only if the failed condition is waived by the party or parties entitled to the benefit thereof.  In the event that the failed condition is waived and the Closing proceeds without the transfer, sublease or assignment of any such asset, then following the Closing, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that none of Seller or Buyer or any of their respective Affiliates shall be required to pay any consideration therefor other than filing, recordation or similar fees which shall be paid by Buyer.  Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset and to Seller the benefits, including any indemnities, that they would have obtained had the asset been conveyed to Buyer at the Closing.  Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver such asset to Buyer at no additional cost.  To the extent that any such asset cannot be transferred or the full benefits of use of any such asset cannot be provided to Buyer following the Closing pursuant to this Section 2.5, then Buyer and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the parties hereto the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder, which shall include, with respect to the NIAID Contract, entering into the NIAID Subcontract and transferring possession from Seller to Buyer of the Product Inventory.  Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Seller in connection with its use of any asset (net of any Taxes and any other costs imposed upon Seller) in connection with the arrangements under this Section 2.5.

ARTICLE III
PURCHASE PRICE

Section 3.1Purchase Price.  As additional consideration for the transfer of the Purchased Assets, Buyer shall deliver to Seller a certificate representing Twenty-Three Thousand and Eight (23,008) shares of Common Stock within three (3) Business Days of the execution of the DTRA Contract (the “Purchase Price”).

Section 3.2Allocation of Purchase Price. As soon as practicable following the Option Closing Date, Seller shall deliver to Buyer an allocation of the Purchase Price among the Purchased Assets and the Optioned Assets prepared in accordance with applicable Law (the “Allocation”).  Seller shall prepare the Allocation in a manner consistent with the methodology set forth on Exhibit D.  For purposes of preparing the Allocation, Seller shall be entitled to determine, in its sole discretion, the fair market value of the Common Stock comprising the Purchase Price based on its determination of the value per share of such Common Stock.  Seller will give Buyer reasonable opportunity to review and comment on the Allocation and Seller will consider in good faith any comments that Buyer has with respect to the Allocation.  If Buyer does object to such Allocation within fifteen (15) days of receiving such Allocation, Seller and Buyer shall seek in good faith for thirty (30) days thereafter to resolve any disagreements between them with respect to such draft Allocation.  If Seller and Buyer are unable to agree on the Allocation, then such Allocation shall not be binding on Seller, Buyer or their Affiliates.  If Seller and Buyer agree on the Allocation, Seller, Buyer and their Affiliates shall report and file all Tax Returns in all respects and for all Tax purposes consistent with such agreed-to Allocation and none of Buyer, Seller or their Affiliates shall take any Tax position (whether in audits, Tax Returns or otherwise) that is inconsistent with such agreed-to Allocation unless required to do so by applicable Law.

Section 3.3Transfer Taxes. All transfer, sales, value added, stamp duty, and similar Taxes payable in connection with the transactions contemplated hereby (collectively, the “Transfer Taxes”) will be borne by Buyer. The party responsible for filing any Tax Return with respect to such Taxes shall properly and promptly file such Tax Return.  Seller and Buyer shall cooperate with each other and use their reasonable efforts to minimize the Transfer Taxes attributable to the transfer of the Purchased Assets and shall use commercially reasonable efforts to obtain any exemption or other similar certificate from any Governmental Entity as may be necessary to mitigate such Taxes. Buyer shall reimburse Seller for any Transfer Taxes paid by Seller on Buyer’s behalf.

ARTICLE IV
THE CLOSING

Section 4.1Closing Dates.  Subject to the satisfaction or waiver of all the conditions set forth in this Article IV and subject to Article X, the initial closing of the transactions contemplated by this Agreement (the “Initial Closing”) shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105 at 10:00 a.m. (local time) as soon as practicable (and in no event later than the fifth (5th) Business Day) after all the conditions set forth in this Article IV are satisfied or waived, or earlier as mutually agreed to by the parties. The Option closing shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105 at 10:00 a.m. (local time) as soon as practicable (and in no event later than the fifth (5th) Business Day) after the Option Exercise (“Option Closing”).  “Closing Date” means the date upon which the Initial Closing and/or the Option Closing occurs, as applicable.

Section 4.2Closing Deliveries.

(a)Initial Closing.  Contemporaneously with the Initial Closing, each party agrees on its own behalf, as applicable, to deliver such instruments of conveyance, assignment, transfer, and assumption, in form and substance reasonably satisfactory to Buyer and Seller, as may be necessary in order to consummate the transaction contemplated hereby, including the following:

(i)	Deliveries by Seller or its Affiliates to Buyer:

(1)a duly executed Bill of Sale with respect to the Purchased Assets;

(2)a duly executed Nanotherapeutics License Agreement;

(3)all necessary instruments relating to the assignment of the DMFs in accordance with the FDA guidance provided in Drug Master Files:  Guidelines, September 1989, Section VII.E.; and

(4)all other instruments necessary, in Buyer’s reasonable opinion, to transfer the Purchased Assets; provided that Buyer shall give reasonable notice of the need for such instruments prior to the Initial Closing.

(ii)	Deliveries by Buyer or its Affiliates to Seller:

(1)a duly executed Assumption Agreement with respect to the Purchased Assets;

(2)a duly executed Nanotherapeutics License Agreement; and

(3)all other instruments necessary, in Seller’s reasonable opinion, for Buyer to assume the Assumed Liabilities; provided that Seller shall give reasonable notice of the need for such instruments prior to the Initial Closing.

(b)Option Closing.  Contemporaneously with the Option Closing, each party agrees on its own behalf, as applicable, to deliver such instruments of conveyance, assignment, transfer, and assumption, in form and substance reasonably satisfactory to Buyer and Seller, as may be necessary in order to consummate the transaction contemplated hereby, including the following:

(i)	Deliveries by Seller or its Affiliates to Buyer:

(1)a duly executed Bill of Sale with respect to the Optioned Assets;

(2)all other instruments necessary, in Buyer’s reasonable opinion, to transfer the Optioned Assets; provided that Buyer shall give reasonable notice of the need for such instruments prior to the Option Closing.

(ii)	Deliveries by Buyer or its Affiliates to Seller:

(1)a duly executed Assumption Agreement with respect to the Optioned Assets;

(2)all other instruments necessary, in Seller’s reasonable opinion, for Buyer to assume the Assumed Liabilities; provided that Seller shall give reasonable notice of the need for such instruments prior to the Option Closing.

Buyer shall be responsible for the recording and registration of all assignments and instruments referred to in Section 4.2(a)(i) and Section 4.2(b)(i) above, and in any property covered by such assignments and instruments.

Section 4.3Transfer of Title; Insurance. Title and risk of loss or damage to the Purchased Assets shall pass to Buyer on the Closing Date at the place established for Closing in Section 4.1. As of the Closing Date, the Purchased Assets shall cease to be insured by Seller’s insurance policies or by Seller’s self-insurance, as the case may be, and Buyer shall have no right or obligation with respect to any such policy.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby severally represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

Section 5.1Seller’s Organization; Good Standing. Seller is either a limited liability company or a company organized under the laws of its jurisdiction of organization or formation. Seller has the requisite power and authority to own the Purchased Assets owned by Seller and to carry on its business as currently conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

Section 5.2Authority; Execution and Delivery. Seller has the requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Section 5.3Consents; No Violation, Etc. Except as set forth on Schedule 5.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not, (a) result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any Law or Governmental Order applicable to Seller or the Purchased Assets held by Seller, (ii) any provision of the certificate of incorporation or by-laws (or similar organizational document) of Seller or (iii) any material Contract of Seller which would result in an Encumbrance on any of the Purchased Assets sold by Seller; or (b) give rise to any approval, authorization, consent, license, filing, or registration with any court, arbitrator or Governmental Entity or Third Party; provided, however, that no representation or warranty is made in the foregoing clauses (a)(i), (a)(iii), or (b) with respect to matters that, individually or in the aggregate, would not result in a Material Adverse Effect.

Section 5.4Title to Purchased Assets. Except as set forth on Schedule 5.4, Seller has good and valid title to all of the Purchased Assets held by Seller free and clear of all Encumbrances (other than Permitted Encumbrances).

Section 5.5Intellectual Property. Except as set forth on Schedule 5.5, Seller and its Affiliates are the sole and exclusive owner of the XOMA Patents and hold all right, title, and interest in XOMA Patents free and clear of all Encumbrances (other than Permitted Encumbrances).

Section 5.6Litigation. Except as disclosed on Schedule 5.6, as of the date hereof, (a) there is no litigation proceeding that has been served on Seller that remains pending and relates primarily to the Products; and (b) to the Knowledge of Seller, there is no claim threatened or investigation pending or threatened against Seller that relates to the Products or otherwise relates to the Purchased Assets which (i) if adversely determined would result in a Material Adverse Effect; or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement. To the Knowledge of Seller, the U.S. Government inquiry into NIAID contract HHSN272200800028C, as disclosed on Schedule 5.6, relates to Seller’s billing practices and not with regard to the Products.

Section 5.7Regulatory Issues. Except as set forth on Schedule 5.7, or as would not have a Material Adverse Effect, during the two (2) years immediately prior to the date of this Agreement, with respect to each of the Products only, Seller has not received or been subject to: (i) any FDA Notices of Adverse Findings/FDA 483 Observations relating to any of the Products; or (ii) any warning letters or other written correspondence from the FDA concerning any of the Products in which the FDA asserted that the operations of Seller were not in compliance with applicable Laws, Governmental Orders or guidelines with respect to any of the Products.

Section 5.8Compliance with Laws. Except as set forth on Schedule 5.8, Seller is in compliance in all material respects with all Laws and Governmental Orders applicable to it which relate primarily to the Products or the Purchased Assets, except where the failure to so comply would not have a Material Adverse Effect. Except as set forth on Schedule 5.8 or excepts as would not have a Material Adverse Effect, Seller has not received any written notice within the past two (2) years (a) of any asserted violation of any Law or Governmental Orders; or (b) that any investigation or review by any Governmental Entity with respect to the Purchased Assets held by Seller is pending.

Section 5.9No Brokers. Seller has not entered into any agreement, arrangement, or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

Section 5.10Inventory. All bulk product and finished Product Inventory was manufactured, packaged, labeled, tested, stored, and handled in accordance with the Good Manufacturing Practices as defined under 21 U.S.C. § 351 (a)(2)(B) as applicable and in effect on the date such action was taken.  Buyer acknowledges that the Product Inventory is not owned by Seller.

Section 5.11Exclusive Representations and Warranties. Other than the representations and warranties set forth in this Article V, Seller is not making any other representations or warranties, express or implied, with respect to any of the Products or the Purchased Assets. Seller hereby disclaims any other express or implied representations or warranties, including regarding any financial projections or other forward-looking statements provided by or on behalf of Seller.

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF SELLER

Section 6.1Conduct of Business. From and after the date of this Agreement up to the Closing Date, Seller will conduct the Business in the ordinary course of business consistent with past practice; and use commercially reasonable efforts to preserve, in all material aspects, the good relations of Seller with respect to the Products with Governmental Entities. Without limiting the generality of the foregoing, Seller will not, without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed):

(a)dispose of or transfer any asset which would form part of the Purchased Assets, except in the ordinary course of business;

(b)enter into any licenses of intellectual property, or any other material leases, licenses, contracts, or commitments, relating to the Purchased Assets, except as required under the U.S. Government Contracts;

(c)create any indebtedness or obligation which would be or would reasonably be expected to become an Encumbrance on any Purchased Asset;

(d)except as provided in Schedule 6.1(d), settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding, or other claim involving or the Products; or (ii) any litigation, arbitration, proceeding, or dispute that relates to the transactions contemplated hereby; or

(e)agree, resolve or commit to do any of the foregoing.

Section 6.2Manufacturing Documents; XOMA Know-How.

(a)On or prior to the Closing, Seller shall have electronically delivered to Buyer one copy of the XOMA BOT Know-How and the XOMA General Know-How, in each case as are listed on or contained in Schedule 6.2. Within five (5) days following the Closing Date, Seller shall deliver a DVD copy of the electronic data room maintained by Ansarada.

(b)To the extent that Buyer discovers following the Closing that it requires any documents that constitute Manufacturing Documentation, and such documents were not so provided to Buyer at Closing, Buyer shall provide written notice to Seller requesting the delivery thereof.  To the extent that such Manufacturing Documentation is in existence and is owned or controlled by Seller, and to the extent Seller is permitted to provide such Manufacturing Documentation to Buyer, Seller shall make commercially reasonable efforts to locate and deliver or make available to Buyer, either electronically or on paper, one copy of such Manufacturing Documentation.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

Section 7.1Buyer’s Organization; Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to carry on its business as it is currently being conducted. Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 7.2Authority; Execution and Delivery.  Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate, shareholder and Board of Directors action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Section 7.3Consents; No Violations, Etc.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not, (a) result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any Law or Governmental Order applicable to Buyer; (ii) any provision of the certificate of formation or operating agreement (or similar organizational document) of Buyer; or (iii) any material Contract to which Buyer is a party or otherwise bound; or (b) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (a)(i), (a)(iii), or (b) with respect to matters that, individually or in the aggregate, would not prevent or materially delay Buyer’s performance of its obligations hereunder.

Section 7.4Litigation.  As of the date hereof, there is no suit, claim, action, investigation, or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates which if adversely determined would prevent or materially delay the ability of Buyer to perform its obligations hereunder.

Section 7.5No Brokers.  Buyer has not entered into any agreement, arrangement, or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

Section 7.6Availability of Funds.  Buyer has cash available that is sufficient to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder without the necessity of any Third Party financing.

Section 7.7Capital Stock.  Immediately prior to Closing, Two Million Two Hundred Seventy-Seven Thousand Seven Hundred Sixty-One (2,277,761) shares of Common Stock are issued and outstanding.   The Common Stock issued to Seller will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

Section 7.8As-Is Sale. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT: (A) IT HAS BEEN FURNISHED WITH OR GIVEN ADEQUATE ACCESS TO THE INFORMATION ABOUT THE PRODUCTS AND PURCHASED ASSETS AS IT HAS REQUESTED; (B) IT HAS CARRIED OUT AN APPROPRIATE DUE DILIGENCE INVESTIGATION CONCERNING THE INFORMATION GIVEN BY SELLER ON THE PRODUCTS AND PURCHASED ASSETS AND IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN INDEPENDENT EVALUATION OF THE PRODUCTS AND PURCHASED ASSETS; (C) EXCEPT IN THE CASE OF FRAUD, IT WILL NOT ASSERT ANY CLAIM AGAINST SELLER OR ANY OF ITS EMPLOYEES, AGENTS, STOCKHOLDERS, AFFILIATES, OR ANY REPRESENTATIVES OR HOLD SELLER OR ANY SUCH PERSONS LIABLE FOR ANY INACCURACIES, MISSTATEMENTS, OR OMISSIONS WITH RESPECT TO INFORMATION FURNISHED BY SELLER, ITS AFFILIATES, OR REPRESENTATIVES (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V OF THIS AGREEMENT OR THE ANCILLARY DOCUMENTS); (D) SELLER MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE PRODUCTS OR THE PURCHASED ASSETS, INCLUDING WITH RESPECT TO MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED; (E) SELLER MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACCURACY AND COMPLETENESS OF ANY ESTIMATES, PROJECTIONS, FORECASTS, PLANS, BUDGETS, OR ANY FINANCIAL STATEMENTS MADE AVAILABLE BY SELLER TO BUYER; AND (F) BUYER IS PURCHASING THE PURCHASED ASSETS ON AN “AS-IS, WHERE-IS” BASIS. THIS SECTION 7.8 SHALL SURVIVE ANY CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

ARTICLE VIII
CERTAIN COVENANTS AND AGREEMENTS OF BUYER

Section 8.1Assumption of Regulatory Commitments. Except for the Excluded Liabilities, from and after the Closing Date, Buyer will assume control of, and responsibility for all costs, obligations, and Liabilities arising from or related to, any commitments or obligations to any Governmental Entity arising under applicable U.S. Law, Governmental Order, or regulation and involving any of the Products.

Section 8.2Adverse Event Data. Buyer agrees to share safety and adverse event data generated after the Closing Date with Seller and its Affiliates in the event such data is necessary or useful to in any regulatory submission, product registration, or dossier filed or to be filed by Seller or any of its Affiliates.

ARTICLE IX
OTHER COVENANTS AND AGREEMENTS

Section 9.1Transfer of the DMFs. As soon as practicable following the Closing and in any event within three (3) weeks following the Closing Date, Seller shall deliver to Buyer one copy of the DMFs.  The parties hereto agree to use their reasonable efforts to take any other actions required by the FDA to effect the transactions contemplated hereby.  Promptly following, but in no event later than five (5) Business Days following the Closing Date, Seller will transmit letters substantially in the form attached as Exhibit E-1 hereto to the FDA and Buyer will transmit letters substantially in the form attached as Exhibit E-2 hereto to the FDA, and each of the parties will take any other actions necessary to effect the transfer of the DMF from the applicable Seller to Buyer.  Simultaneous with the transmission of the letters in the form attached as Exhibits E-1 and E-2 to the FDA, Buyer shall grant a right of reference to Seller and its Affiliates by executing and delivering the Letter of Reference.  Except as otherwise expressly provided for herein, each party will bear its own costs related thereto.

Section 9.2Maintenance of the DMF Pending Completion of Transfer.

(a)Maintenance. Until the completion of the transfer of the DMF to Buyer (or its Affiliates), Seller shall make commercially reasonable efforts to maintain the DMF.

(b)Costs. Buyer, or its Affiliates, shall bear any Third Party fees levied by the relevant Governmental Entity and any other relevant cost for the maintenance of the DMFs and for the transfer to Buyer (or its Affiliates) after the Closing.

Section 9.3Assignment of XOMA License Agreements.  In the event that (i) Buyer does not exercise its Option in accordance with Section 2.3, on or before the end of the Option Period or (ii) Buyer notifies Seller that it will not exercise the Option, Seller may request that Buyer assign to Seller the XOMA License Agreements. Within five (5) Business Days of such a request by Seller, Buyer shall assign the XOMA License Agreements to Seller.

Section 9.4Press Releases. Buyer and Seller shall not at any time (and Buyer and Seller shall not permit at any time their respective Affiliates to) publicly disclose the execution, delivery, or contents of this Agreement, other than (a) with the prior written consent of the other parties hereto or (b) as required by any applicable Law or Governmental Order, any Governmental Entity, or any applicable securities exchange upon prior notice to the other parties hereto. Buyer and Seller shall agree with each other as to the form, timing, and substance of any press release or public disclosure related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit Buyer or Seller (or its respective Affiliates), following notification and consultation with the other party, from making any disclosure if required by any applicable Law or Governmental Order, any Governmental Entity, or any applicable securities exchange.

Section 9.5Employment Matters.

(a)Offer of Employment for Eligible Employees.  On or prior to the Closing, Buyer shall have offered each Eligible Employee a position with Buyer on terms which are comparable, taken as a whole, to those set forth on Schedule 9.5(d), such offer contingent upon completion of the Closing.  Buyer shall notify Seller as to which Eligible Employees accept such offers of employment from the Buyer (referred to herein as “Transferred Employees”).  Seller shall terminate the employment of each Transferred Employees no later than five (5) Business Days after receipt of such notice from Buyer.

(b)No Continued Employment.  Seller nor its Affiliates shall, directly or indirectly, solicit the continued employment of any Eligible Employee  or the employment of any Transferred Employees after the Closing (unless and until (i) Buyer has informed Seller in writing that the particular Eligible Employee has declined the offer of employment from Buyer, or (ii) three (3) months after the Closing, whichever occurs first).

(c)No On-Going Employment Commitment.  It is understood and agreed that (a) Buyer's extension of offers of employment as set forth in this section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (b) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and pursuant to Law).  Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Transferred Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

(d)Employee Information. Schedule 9.5(d) sets forth a list of Eligible Employees, each such Eligible Employee’s job title and duties at Seller, base salary or hourly rate (as applicable) at Seller, bonus and retention pay and date of hire at Seller, the Seller Plans in which such Eligible Employee is eligible to participate, the primary geographic location of his or her employment with Seller as of the date hereof, and the Eligible Employee’s status at Seller broken down into the following categories: (i) active, (ii) inactive on leave of absence with re-employment rights and (iii) on short-term disability under Seller’s short-term disability policy.

Section 9.6Novation Assistance.  Upon Seller’s request, Buyer shall use commercially reasonable efforts to assist Seller and its Affiliates in obtaining novations of the Transferred Contracts, including providing such information and executing such documents as reasonably required to support or effectuate such novations.

Section 9.7RO1 Award.  Following Closing, Buyer shall (i) use commercially reasonable efforts to assist Seller in obtaining the assignment to Buyer of that certain grant award and related contracts made by The National Institutes of Health and designated as Grant Number 1R01AI104579-01, and (ii) shall accept such assignment.

ARTICLE X

CONDITIONS PRECEDENT

Section 10.1Conditions of Performance by Seller and Buyer. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver where permissible) prior to the Closing of the following conditions:

(a)NIAID Subcontract.  The National Institute of Allergies and Infectious Diseases shall have consented in writing to Seller and Buyer entering into the NIAID Subcontract and transferring possession from Seller to Buyer of the Product Inventory.

(b)No Injunctions; Actions. There shall not: (i) be in effect any Law or Governmental Order which makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement; or (ii) have been commenced, and shall be continuing, an action or proceeding by any Governmental Entity which seeks to prevent or enjoin in any material respect the transactions contemplated hereby or making the consummation of such transactions illegal and which in the reasonable judgment of Seller or Buyer is reasonably likely to result in the issuance of such an injunction.

Section 10.2Buyer’s Conditions. Buyer’s obligation to consummate the transactions contemplated by this Agreement is further subject to the fulfillment at or prior to the Closing of each of the following conditions, any of which may be waived by Buyer in its sole discretion:

(a)all representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing except for such representations and warranties that address matters as of a particular date which need be true only as of the particular date specified therein, except where the failure of such representations and warranties of Seller to be true and correct would not have a Material Adverse Effect;

(b)Seller shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them hereunder on or prior to the Closing and shall have tendered the required documents at the Closing as set forth in Section 4.2(a); and

(c)Buyer shall have received a certificate signed by an executive officer of the Seller certifying as to the satisfaction of the conditions set forth in Section 10.2(a) and Section 10.2(b).

Section 10.3Seller’s Conditions. Seller’s obligation to consummate the transactions contemplated by this Agreement is further subject to the fulfillment of each of the following conditions, any of which may be waived by Seller in writing in their sole discretion:

(a)all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) on the date hereof and as of the Closing, except for the warranties that address matters as of a particular date which need be true in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) only as of the particular date specified therein;

(b)Buyer shall have performed or complied in all material respects with all covenants required to be performed or complied with by it hereunder on or prior to the Closing and shall have tendered the cash and required documents at the Closing as set forth in Section 4.2(a)(ii); and

(c)Seller shall have received a certificate signed by an executive officer of Buyer certifying as to the satisfaction of the conditions set forth in Section 10.3(a) and Section 10.3(b).

ARTICLE XI
INDEMNIFICATION

Section 11.1Survival.  All representations and warranties of Seller and Buyer contained herein or made pursuant hereto will survive the Closing Date for a period of twelve (12) months after the Closing Date, the covenants and agreements of the parties hereto contained in this Agreement will survive until the later of twelve (12) months following the Closing Date or until fully performed, and the indemnification obligations contained in Section 11.2(a)(iii) will survive the Closing Date indefinitely (as applicable, the “Survival Period”). Any right of indemnification pursuant to this Article XI hereof with respect to a claimed breach of a representation, warranty, or covenant will expire on the last day of the applicable Survival Period of the representation, warranty, or covenant claimed to be breached, unless on or prior to such date the party from whom indemnification is sought will have received notice of a good faith claim in accordance with the provisions of Section 11.7 hereof.

Section 11.2Indemnification by Seller.

(a)From and after Closing, Seller hereby agrees to indemnify Buyer and its Affiliates and their respective officers, directors, and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Loss incurred or suffered by such Buyer Indemnified Party to the extent such Loss arises from the following:

(i)	any breach by Seller of any representation or warranty made by it contained in this Agreement (or any Ancillary Agreement) that results in a Loss relating to the Purchased Assets;
(ii)	any breach by Seller of any of its covenants contained in this Agreement (or any Ancillary Agreement);
(iii)	any Excluded Liability; or
(iv)

any Liabilities arising from, or relating to, the performance of the U.S. Government Contracts to the extent such Liabilities relate to events that took place before the Closing Date (“XOMA’s Government Contract Liabilities”).

(b)Notwithstanding the foregoing, the indemnifications in favor of the Buyer Indemnified Parties contained in Section 11.2(a)(i) above shall be subject to the following limitations: (i) in no event shall the Buyer Indemnified Parties be entitled to receive payment for indemnification for claims made pursuant to Section 11.2(a)(i), except to the extent that the Buyer Indemnified Parties (collectively) have actually incurred Losses under Section 11.1 that exceed in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Deductible”), in which event the Buyer Indemnified Parties will be entitled to reimbursement for Buyer claims solely to the extent such Buyer claims are in excess of the Deductible; provided, however, that no Losses may be claimed by a Buyer Indemnified Party and no Losses shall be included in calculating the aggregate Losses set forth in this clause (i) other than Losses in excess of One Hundred Thousand Dollars ($100,000.00) resulting from any single claim or series of related claims; and (ii) the Buyer Indemnified Parties shall be entitled to reimbursement for the amount of Losses incurred under Section 11.2(a)(i) in the aggregate solely up to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Seller’s Cap”) and Seller will thereafter have no further obligations or liabilities with respect to any such Losses under Section 11.2(a)(i) in excess of the Seller’s Cap; provided further, that the Deductible and the Seller’s Cap shall not apply with respect to the XOMA’s Government Contract Liabilities.

(c)Buyer acknowledges and agrees that the indemnification provided in this Article XI and the indemnification provided in any of the Ancillary Agreements will be the sole and exclusive remedy for all Losses related to or arising at Law, under any statute, or in equity or otherwise out of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby (other than claims of or causes of action arising from fraud) and, in furtherance thereof, Buyer waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims, actions, or causes of action (other than claims or causes of action arising from fraud) it may have against Seller or any of its respective Affiliates relating to the subject matter of this Agreement or any of the Ancillary Agreements, other than the remedies provided in this Article XI, or any other provision of this Agreement or contained in any Ancillary Agreement; provided, however, that Buyer shall be entitled to seek temporary or permanent injunctive relief in order to enforce its rights under this Article XI, or under any other provision of this Agreement or as provided under any of the Ancillary Agreements. Notwithstanding the foregoing, nothing shall prohibit Buyer from seeking specific performance pursuant to Section 13.11 hereof or pursuant to any Ancillary Agreement to the extent provided for therein.

Section 11.3Indemnification by Buyer.  Buyer hereby agrees to indemnify Seller and its respective Affiliates and their respective officers, directors, and employees (the “Seller Indemnified Parties”) against, and agrees to hold them harmless from, any Loss incurred or suffered by Seller Indemnified Party to the extent such Loss arises from or in connection with the following:

(i)
(i)	any breach by Buyer of any representation or warranty made by it contained in this Agreement (or any Ancillary Agreement);

(ii)	any breach by Buyer of any of its covenants contained in this Agreement (or any Ancillary Agreement); or
(iii)	any Assumed Liability.

Section 11.4Reductions.  The amount of any Loss for which indemnification is provided under this Article XI will be net of (a) any amounts recovered or recoverable by the Indemnified Party under insurance policies or other Third Party indemnification proceeds with respect to such Loss; and (b) any tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses.

Section 11.5Insurance.  The Indemnified Party agrees to pursue and to use its commercially reasonable efforts to collect on any recovery available with respect to any Losses subject to an indemnification claim under insurance policies. In determining the amount of Losses with respect to any claim for indemnification, there shall be deducted from such amount the amount of any proceeds actually received from insurance or from any other Person responsible for Losses by the Indemnified Party (or by any other Buyer Indemnified Party or Seller Indemnified Party, as applicable) in relation to such claim. If the Indemnified Party receives any amounts under applicable insurance policies or from any other Person responsible for Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification up to the amount actually received by the Indemnified Party, net of any reasonable expenses incurred by such Indemnified Party in collecting such amount.

Section 11.6Mitigation. The Indemnified Party making a claim hereunder shall use its commercially reasonable efforts to mitigate any Losses that such Indemnified Party asserts pursuant to this Article XI.

Section 11.7Procedure.

(a)In order for an indemnified party under this Article XI (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, promptly following the discovery of the matters giving rise to any Loss, notify the indemnifying party under this Article XI (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

(b)If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party will not settle, compromise, or discharge such Third Party Claim, to the extent that it involves any agreement, performance, or observance by the Indemnified Party, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed). Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise, or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed).

ARTICLE XII
TERMINATION

Section 12.1Termination. This Agreement may be terminated:

(a)by the mutual written agreement of Seller and Buyer;

(b)by Seller or Buyer upon written notice to the other if there shall be in effect any Law, or any Governmental Order which shall have become binding and nonappealable, in the United States which makes illegal or permanently prohibits or enjoins the consummation of the transactions contemplated by this Agreement; or

(c)by Seller or Buyer upon notice to the other if the Closing shall not have occurred on or before December 15, 2015; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(c) shall not be available to such party whose failure to fulfill any obligation under this Agreement has caused, or resulted, in the failure of the Closing to occur on or before such date.

Section 12.2Effect of Termination. Upon any termination of this Agreement pursuant to Section 12.1, no party shall thereafter have any further Liability but no such termination shall relieve either party of any Liability to the other party for any breach of this Agreement or fraud prior to the date of such termination. The provisions of this Section 12.2 and Article XII shall survive any termination of this Agreement pursuant to Section 12.1.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

Section 13.2Further Assurances and Actions. Each of the parties hereto, upon the request of the other party hereto and without further consideration, will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 13.3Notices. All notices, requests, demands, waivers, and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand (including by reputable overnight courier):

(a)if to Buyer, to:

Nanotherapeutics, Inc.
13859 Progress Blvd., Suite 300
Alachua, FL  32615
Telephone: 386-462-9663

Attn:  James Talton

with a copy to:

Nanotherapeutics, Inc.
13859 Progress Blvd., Suite 300
Alachua, FL  32615
Telephone: 386-462-9663

Attn:  Andy Cziotka, Esq.

(b)if to Seller, to:

XOMA (US) LLC
c/o XOMA Corporation
2910 Seventh Street
Berkeley, CA 94710
(510) 204-7200
Attn: General Counsel

with a copy to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attn: Van W. Ellis
Telephone: (202) 887-8776

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered; and (ii) on the date on which faxed and confirmed.

Section 13.4Waiver and Amendments. The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other parties. No waiver shall be effective unless it has been given in writing and signed by the party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each party.

Section 13.5Headings. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 13.6Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 13.7Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 13.8Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the schedules, annexes and exhibits attached hereto) and the Ancillary Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between or among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 13.9Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Seller and Buyer, or to constitute one as the agent of the other. Moreover, each party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.

Section 13.10Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in state or federal court sitting in California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (c) that (i) the suit, action, or proceeding in any such court is brought in an inconvenient forum; (ii) the venue of such suit, action, or proceeding is improper; or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 13.11Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

Section 13.12Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

Section 13.13Binding Effect; Assignment.

(a)This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties and such Persons. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties; provided, however, that any Party may assign its rights hereunder to one or more of its Affiliates so long as such Affiliate agrees in writing to become a party to this Agreement and be bound to the terms and conditions of this Agreement, and the transferring party shall remain liable for the performance of all obligations of itself and its Affiliated transferees under this Agreement.

Section 13.14Disclosure Schedule. Concurrently with the execution and delivery of this Agreement by the parties hereto, the Seller delivered or caused to be delivered to the Buyer the Schedules. The Schedules are hereby incorporated by reference into, and forms an integral part of, this Agreement. The information and disclosures contained in each Schedule shall be deemed to be disclosed and incorporated by reference in each of the other Schedules (whether or not specific cross-references are made therein). The inclusion of any matter, information or item in the Schedule shall not be deemed to constitute an admission of any liability by the Seller to any Third Party or otherwise imply that any such matter, information, or item is material or creates a measure for materiality for the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NANOTHERAPEUTICS, INC.

By:
Name:
Title:

XOMA (US) LLC

By:
Name:
Title:

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is made and entered into as of  [_______], 2015, by and among XOMA (US) LLC, a Delaware limited liability company (“Assignor”), and Nanotherapeutics, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of November 4, 2015 (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor the Purchased Assets (as defined in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption is contemplated by Section 2.4(a) of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.Assignment and Assumption.  Effective as of ______:______ ______.m.  (______ time) on ______, 20______ (the “Effective Time”), Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the Assumed Liabilities. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Assignee assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

3.Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

A-1

4.Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR	ASSIGNEE
XOMA (US) LLC,	Nanotherapeutics, Inc.,
a Delaware limited liability company	a Delaware corporation

By:	By:
Its:	Its:

A-2

Exhibit B

BILL OF SALE

GENERAL ASSIGNMENT AND BILL OF SALE

1.Sale and Transfer of Purchased Assets and Contract Rights.  For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 4.2(a)(i) of that certain Asset Purchase Agreement dated as of November 4, 2015 (the “Purchase Agreement”), to which XOMA (US) LLC, a Delaware limited liability company (the “Seller”), and Nanotherapeutics, Inc., a Delaware corporation (the “Buyer”), are parties, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Purchaser and its successors and assigns, effective as of ______:______ ______.m. (______ time) on ______,  2015 (the “Effective Time”), all of Seller’s right, title and interest in and to all of the Purchased Assets (as defined in the Purchase Agreement).

2.Further Actions.  Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Purchased Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Purchased Assets and, at the request of Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Purchased Assets, all at the sole cost and expense of Seller.

3.Power of Attorney.  Without limiting Section 2 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)to demand, receive and collect any and all of the Purchased Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Purchased Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Purchased Assets and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same,

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

B-1

4.Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets, are incorporated herein by this reference.  Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this General Assignment and Bill of Sale as of ____________, 2015.

XOMA (US) LLC,
a Delaware limited liability company

By:
Its:

B-2

Exhibit C

FORM OF NANOTHERAPEUTICS LICENSE AGREEMENT

NANOTHERAPEUTICS LICENSE AGREEMENT,

BY AND BETWEEN

XOMA (US) LLC

and

NANOTHERAPEUTICS, INC.

____________ __, 2015

NANOTHERAPEUTICS LICENSE AGREEMENT

This NANOTHERAPEUTICS LICENSE AGREEMENT (this “Agreement”) is entered into as of [______] [__], 2015 (the “Effective Date”) by and between XOMA (US) LLC, a Delaware limited liability company (“Licensor), and Nanotherapeutics, Inc., a Delaware Corporation (“Licensee”).  Each of Licensor and Licensee is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Licensor and Licensee have entered into that certain Asset Purchase Agreement (the “APA”) relating to the BOT Business (as defined in the APA).

WHEREAS, Licensor desires to retain ownership of the XOMA Co-Formulation Patents, XOMA Vector Patents, XOMA BOT Know-How, and XOMA General Know-How (each defined in the APA and which were not included within the Purchased Assets (as defined in the APA) acquired by Licensee under the APA) and Licensee desires to license the XOMA Co‑Formulation Patents, XOMA Vector Patents, XOMA BOT Know‑How, and XOMA General Know-How for all uses within the Field and Licensor agrees to grant such license.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified herein and therein.  Capitalized terms not defined herein shall have the meanings set forth in the APA.

“Bankruptcy Code” has the meaning given in Section 6.14.

“Calendar Quarter” means each three month period commencing on January 1, April 1, July 1, and October 1.

“Field” means sales to the U.S. Government for counter-terrorism and warfare applications.

“Net Sales” means the gross amounts invoiced by Buyer, its Affiliates, and any of its or their licensees or collaborators (each, a “Selling Party”) for the sale, transfer or other distribution of XOMA Derived Products to Third Parties, less the following deductions to the extent reasonable and customary and actually incurred, allowed, paid, accrued or specifically allocated in its financial statements, for:

(a)discounts (including trade, quantity and cash discounts), cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental entities or agencies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other similar entities and institutions));

(b)credits or allowances, if any, on account of price adjustments, recalls, claims, damaged goods, rejections or returns of items previously sold (including Product returned in connection with recalls or withdrawals) and amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid; and

(c)rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted by a Selling Party (including to governmental authorities, purchasers, reimburses, customers, distributors, wholesalers, and managed care organizations and entities (and other similar entities and institutions)) which effectively reduce the selling price or gross sales of the Product.

If non-monetary consideration is received by a Selling Party for any Product in a given country, Net Sales will be calculated based on the average price charged for such Product in such country, as applicable, during the preceding royalty period, or in the absence of such sales, transfers or other distributions, the fair market value of the Product in such country, as applicable, as determined by the Parties in good faith.  If the Parties are unable to reach such an agreement, the Parties shall refer such matter to a jointly selected Third Party with expertise in the pricing of pharmaceutical products that is not, and has not in the past five (5) years been, an employee, consultant, legal advisor, officer, director or stockholder of, and does not have any conflict of interest with respect to, either Party for resolution.  Net Sales shall be determined on, and only on, the first sale, transfer or other distribution by a Selling Party to a Third Party that is not a Selling Party.

“Term” has the meaning given in Section 4.1.

“Territory” means worldwide.

2.LICENSES

2.1XOMA Co-Formulation Patents. Licensor hereby grants Licensee an exclusive, royalty-free, fully paid-up, freely sublicensable and transferable, license under the XOMA Co‑Formulation Patents for all uses and applications in the Field in the Territory, including to make, have made, use, sell, offer for sale, import, export, manufacture, develop and commercialize products for use in the Field and in the Territory.

2.2XOMA Vector Patents. Licensor hereby grants Licensee a non-exclusive, royalty-free, fully paid-up, freely sublicensable and transferable, license under the XOMA Vector Patents for all uses and applications in the Field in the Territory, including to make, have made, use, sell, offer for sale, import, export, manufacture, develop and commercialize products for use in the Field and in the Territory.

2.3XOMA BOT Know-How. Licensor hereby grants Licensee an exclusive, royalty-free, fully paid-up, freely sublicensable and transferable, license to the XOMA BOT Know-How for all uses and applications in the Field in the Territory, including to make, have made, use, sell, offer for sale, import, export, manufacture, develop and commercialize products for use in the Field and in the Territory.

2.4XOMA General Know-How. Licensor hereby grants Licensee a non-exclusive, royalty-free, fully paid-up, freely sublicensable and transferable, license to the XOMA General Know-How for all uses and applications in the Field in the Territory, including to make, have made, use, sell, offer for sale, import, export, manufacture, develop and commercialize products for use in the Field and in the Territory.

3.PAYMENTS

3.1In consideration of the licenses granted in Article 2, Licensee shall make the payments set forth below in this Section 3.1:

(a)One Million, Five Hundred Thousand Dollars ($1,500,000), payable in four equal, consecutive Calendar Quarter payments, with the first such payment being due at the end of the Calendar Quarter in which the Defense Threat Reduction Agency executes the DTRA Contract;

(b)Two Million Dollars ($2,000,000) within three (3) Business Days of the exercise by DTRA exercise of Option 1 in the DTRA Contract;

(c)One Million Dollars ($1,000,000), payable in four equal, consecutive Calendar Quarter payments, with the first such payment being due at the end of the Calendar Quarter in which the Defense Threat Reduction Agency makes an award in conjunction with its exercise of Option 1 in the DTRA Contract; and

(d)Quarterly Royalty Payments of Fifteen Percent (15%) of Net Sales of XOMA Derived Products.

3.2Payment of Milestone and Royalty Amounts; Accounting and Records.

3.2.1Payment of Royalties.  Licensee shall pay Licensor the royalty payments set forth in Section 3.1(d) for each Calendar Quarter in which there are Net Sales, within thirty (30) days after the end of each such Calendar Quarter.

3.2.2Royalty Reports.  Licensee shall provide, at the same time each payment is made pursuant to Section 3.1(d), a report showing: (a) the gross sales of each XOMA Derived Product by country; (b) the amount of deductions, by category of permitted deduction, from gross sales to determine Net Sales; and (c) a calculation of the amount of royalty due to Licensor.

3.2.3Mode of Payment.  All payments made pursuant to Section 3.1 shall be made in immediately available funds by wire transfer to a United States based account to be identified by Licensor.

3.2.4Currency of Payments.  All payments made pursuant to Section 3.1 shall be made in United States dollars. When calculating the Net Sales of any XOMA Derived Product that occur in currencies other than the U.S. dollars, Licensee shall convert the amount of such sales into U.S. dollars using the applicable exchange rate reported in the Wall Street Journal for the last day of the applicable reporting period.

3.2.5Late Payments.  To the extent any payments made pursuant to Section 3.1 are not paid within the specified time period, such outstanding payments shall accrue interest from the date due, at the one year LIBOR rate on the last Business Day of the applicable calendar quarter prior to the date on which such payment was due, plus seven (7) percentage point, calculated on the basis of a 360-day year, or, if lower, the maximum rate permitted by law.

3.2.6Blocked Currency.  If, at any time, legal restrictions prevent Licensee from remitting part or all of a royalty payment due under Section 3.1(d) when due with respect to any country where XOMA Derived Products are sold, Licensee shall promptly notify Licensor in writing and shall continue to provide Net Sales reports for such royalty payments within thirty (30) days after the end of each such Calendar Quarter.  Such royalty payments shall continue to accrue in such country, and Licensee shall deposit such payment in local currency in such country to the credit of Licensor in a recognized banking institution designated by Licensor in writing.

3.2.7Withholding Tax.  If Laws require withholding of income or other taxes imposed upon any royalty payments made by Licensee to Licensor under this Agreement, Licensee shall (i) make such withholding payments as may be required, (ii) subtract such withholding payments from such payments, (iii) submit appropriate proof of payment of the withholding taxes to Licensor within a reasonable period of time, and (iv) promptly provide Licensor with all official receipts with respect thereto.  Licensee shall provide reasonable assistance in order to allow Licensor to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.

3.2.8Records.  Licensee shall keep, and shall require each Selling Party to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalty payment amounts payable under Section 3.1(d).

3.2.9Audits.  Upon timely request and at least thirty (30) days’ prior written notice from Licensor, Licensor may have an independent public accountant reasonably acceptable to Licensee perform, on behalf of Licensor, an audit of such books and records of the Selling Parties that are reasonably necessary for Licensor’s independent public accountant to report on Net Sales of XOMA Derived Products for the then current calendar year and the two (2) most recently completed calendar years prior to the date of such request and the correctness of any Net Sales report or royalty payment made during such period.  Such audit shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with the Licensee’s normal business activities.  Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering Net Sales of any Product during any give period of time.  Such audits shall be conducted at the expense of Licensor, unless such audit identifies an underpayment of royalty payments of five percent (5%) or more for any XOMA Derived Product over any calendar year, in which case Licensee shall reimburse Licensor for all expenses incurred by Licensor to conduct such audit.

3.2.10Underpayment.  If the audit reveals an underpayment to Licensor, Licensee shall pay the shortfall amount to Licensor within thirty (30) days after the completion of the audit together with the applicable late payment interest amount.

4.TERM AND TERMINATION

4.1Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect, unless otherwise terminated pursuant to Section 4.2, until the expiration of the last valid claim of the XOMA Patents in all countries in the Territory (the “Term”).  Upon the expiration of the Term, the licenses granted to Licensee shall be retained as fully paid-up, worldwide, perpetual and irrevocable licenses.

4.2Termination. This Agreement may be terminated as follows:

4.2.1Termination for Convenience.  Licensee may terminate this Agreement at any time upon sixty (60) days’ prior written notice to Licensor.

4.2.2Termination for Breach.  If a Party materially breaches any of its obligations under this Agreement, the non-breaching Party may provide the breaching Party with a written notice specifying the nature of the breach, and stating its intention to terminate this Agreement if such breach is not cured.  If the material breach is not cured within thirty (30) days after the receipt of such notice, the non-breaching Party shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by providing written notice to the other Party.

4.2.3Termination for Failure of Exercised Option.  In the event that (i) Buyer does not exercise its Option in accordance with Section 2.3 of the APA, on or before the end of the Option Period or (ii) Buyer notifies Seller that it will not exercise the Option, this Agreement will automatically terminate.

4.3Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to the rights and obligations of the Parties that have accrued prior to the termination or expiration. The following provisions shall survive early termination: Section 3.2 and Articles 4 and 5.

4.4Cumulative Rights.  The rights and remedies provided to each Party in this Article 3 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

5.NO WARRANTIES; LIMITATION OF LIABILITIES

5.1Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY KNOW-HOW, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

5.2Limited Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH

DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 5.2 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE LIABILITY OF EITHER PARTY FOR THE BREACH OF ITS OBLIGATIONS UNDER THE CONFIDENTIALITY AGREEMENT.

6.GENERAL PROVISIONS

6.1Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

6.2Further Assurances and Actions. Each of the parties hereto, upon the request of the other party hereto and without further consideration, will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. Licensor and Licensee agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

6.3Notices. All notices, requests, demands, waivers, and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand (including by reputable overnight courier):

6.3.1if to Licensor, to:

XOMA (US) LLC
c/o XOMA Corporation
2910 Seventh Street
Berkeley, CA 94710
(510) 204-7200
Attn: General Counsel

with a copy to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attn: Van W. Ellis
Telephone: (202) 887-8776

6.3.2if to Licensee, to:

Nanotherapeutics, Inc.
13859 Progress Blvd., Suite 300
Alachua, FL  32615
Telephone: 386-462-9663

Attn:  James Talton

with a copy to:

Nanotherapeutics, Inc.
13859 Progress Blvd., Suite 300
Alachua, FL  32615
Telephone: 386-462-9663

Attn:  Andy Cziotka, Esq.

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered; and (ii) on the date on which faxed and confirmed.

6.4Waiver and Amendments

The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. No waiver shall be effective unless it has been given in writing and signed by the party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each party.

6.5Headings

The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

6.6Severability

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.7Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

6.8Entire Agreement; No Third Party Beneficiaries

This Agreement (together with the schedules, annexes and exhibits attached hereto), the APA, and the Ancillary Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between or among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.9Relationship of the Parties

Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Licensor and

Licensee, or to constitute one as the agent of the other. Moreover, each party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.

6.10Governing Law; Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in state or federal court sitting in California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (c) that (i) the suit, action, or proceeding in any such court is brought in an inconvenient forum; (ii) the venue of such suit, action, or proceeding is improper; or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

6.11Specific Performance

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

6.12Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

6.13Binding Effect; Assignment

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties and such Persons. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties; provided, however, that any Party may assign its rights hereunder to one or more of its Affiliates so long as such Affiliate agrees in writing to become a party to this Agreement and be bound to the terms and conditions of this Agreement, and the transferring party shall remain liable for the performance of all obligations of itself and its Affiliated transferees under this Agreement.

Section 365(n) of the Bankruptcy Code.  All rights and licenses granted pursuant to any Section of this Agreement are, and shall be deemed to be, rights and licenses to “intellectual property” (as defined in Section 101(35A) of title 11 of the United States Code and of any similar provisions of applicable Laws under any other jurisdiction (the “Bankruptcy Code”)).  Each Party agrees that the other Party, as a Licensee of rights and licenses under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such Party and all embodiments of such intellectual property, which, if not already in such Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such Party’s written request therefor, unless the Party in the bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Party in the bankruptcy proceeding upon written request therefor by the other Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

XOMA (US) LLC

By:
Name:
Title:

NANOTHERAPEUTICS, INC.

By:
Name:
Title:

Exhibit D

ALLOCATION OF PURCHASE PRICE

Tax Purchase Price Allocation

Asset Classes	Total Purchase Price allocated by Asset Class

Class I (cash and general deposit accounts (including savings and checking accounts) other than certificates of deposit held in banks, savings and loan associations, and other depository institutions)	[Dollar value as set forth on the closing balance sheet = A]

Class II (actively traded personal property within the meaning of Code § 1092(d)(1) and Treas. Reg. § 1.1092(d)-1 (determined without regard to Code § 1092(d)(3)) and certificates of deposit and foreign currency even if not actively traded property, but excluding stock of target affiliates, whether or not actively traded, other than actively traded stock described in Code § 1504(a)(4); examples of Class II assets include U.S. government securities and publicly traded stock)

[Dollar value as set forth on the closing balance sheet = B]

Class III (assets that the taxpayer marks to market at least annually for federal income tax purposes and debt instruments (including accounts receivable), but not including (i) debt instruments issued by persons related at the beginning of the day following the acquisition date to the target under Code §§ 267(b) or 707, (ii) contingent debt instruments subject to Treas. Reg. §§ 1.1275-4 and 1.483-4, or Code § 988, unless the instrument is subject to the noncontingent bond method of Treas. Reg. § 1.1275-4(b) or is described in Treas. Reg. § 1.988-2(b)(2)(i)(B)(2), and (iii) debt instruments convertible into the stock of the issuer or other property)

[Dollar value as set forth on the closing balance sheet = C]

Class IV (stock in trade of the taxpayer or other property of a kind that would properly be included in the inventory of taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of its trade or business)

[Dollar value as set forth on the closing balance sheet = D]

Class V (all assets other than Class I, II, III, IV, VI, and VII assets – for example fixed assets and machinery)	[Dollar value as set forth on the closing balance sheet = E]

Class VI and Class VII (goodwill and going concern value)	[Remainder = F = Purchase Price -(Sum of A+B+C+D+E)]

D-1

Total Value	Sum total of above

*For purposes of this allocation schedule, the amount set forth on the closing balance sheet shall be determined based on an interim closing of the books as of the Option Closing Date.

D-2

Exhibit E-1

SELLER’S LETTERS TO THE FDA

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the date of this Submission]

DMF#:  024117

Holder: XOMA (US) LLC

Subject (Title): XOMA 3AB

RE: Submission Information: General Information/Administrative/Change in Holder: Transfer to New Holder

New Holder Name:  Nanotherapeutics, Inc. [Name of entity receiving DMF to be confirmed.]

Dear DMF Staff:

With this letter, we wish to provide notice that XOMA (US) LLC has transferred all rights to the above-referenced Drug Master File (“DMF”) to Nanotherapeutics, Inc. (“Nanotherapeutics”), with an address at 13859 Progress Blvd #300, Alachua, FL 32615 [Address of entity receiving DMF to be confirmed.], effective as of [***].  The responsible official at Nanotherapeutics is Doris Snow, and she may be reached by telephone at (386) 462-9663 Ext. 7216 or by email at dsnow@nanotherapeutics.com.  Nanotherapeutics has received a complete copy of the existing DMF.

If you have any questions for XOMA Corporation regarding this letter, please contact me by telephone at (510) 541-5034 or by email at cafaro@xoma.com.

Sincerely,

Daniel P. Cafaro

Vice President, Regulatory Affairs and Compliance

XOMA (US) LLC

(510) 541-5034

cafaro@xoma.com

E-1-1

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the date of this Submission]

DMF#:  024156

Holder: XOMA (US) LLC

Subject (Title): NONCLINICAL (PHARMACOLOGY, PHARMACOKINETICS, AND TOXICOLOGY) FOR XOMA 3AB

RE: Submission Information: General Information/Administrative/Change in Holder: Transfer to New Holder

New Holder Name:  Nanotherapeutics, Inc. [Name of entity receiving DMF to be confirmed.]

Dear DMF Staff:

With this letter, we wish to provide notice that XOMA (US) LLC has transferred all rights to the above-referenced Drug Master File (“DMF”) to Nanotherapeutics, Inc. (“Nanotherapeutics”), with an address at 13859 Progress Blvd #300, Alachua, FL 32615 [Address of entity receiving DMF to be confirmed.], effective as of [***].  The responsible official at Nanotherapeutics is Doris Snow, and she may be reached by telephone at (386) 462-9663 Ext. 7216 or by email at dsnow@nanotherapeutics.com.  Nanotherapeutics has received a complete copy of the existing DMF.

If you have any questions for XOMA Corporation regarding this letter, please contact me by telephone at (510) 541-5034 or by email at cafaro@xoma.com.

Sincerely,

Daniel P. Cafaro

Vice President, Regulatory Affairs and Compliance

XOMA (US) LLC

(510) 541-5034

cafaro@xoma.com

E-1-2

Exhibit E-2

BUYER’S LETTERS TO THE FDA

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the date of this Submission]

DMF#:  024117

Holder: XOMA (US) LLC

Subject (Title): XOMA 3AB

Submission Information: General Information/Administrative/Change in Holder: Acceptance by New Holder

New Holder Name:  Nanotherapeutics, Inc. [Name of entity to be confirmed.]

Dear DMF Staff:

With this letter, Nanotherapeutics, Inc. (“Nanotherapeutics”) wishes to acknowledge its acceptance of the above-referenced Drug Master File (“DMF”), which has been transferred to Nanotherapeutics from XOMA (US) LLC, effective as of [***].  Nanotherapeutics has an address at 13859 Progress Blvd #300, Alachua, FL 32615 [Address of entity receiving DMF to be confirmed.].  The responsible official at Nanotherapeutics is Doris Snow, and she may be reached by telephone at (386) 462-9663 Ext. 7216 or by email at dsnow@nanotherapeutics.com.

Nanotherapeutics states that DMF 024117 is current and Nanotherapeutics will comply with the statements made within it.  Nanotherapeutics will notify FDA through an amendment to DMF 024117 of any addition, change, or deletion of information in the DMF.  [Nanotherapeutics will also notify in writing [AUTHORIZED PARTY OR PARTIES] that an addition, change, or deletion of information has been made to the DMF.]  Nanotherapeutics takes full responsibility for all the information in the DMF and for all the processes and testing performed by the manufacturer.

Nanotherapeutics hereby confirms that it has received a complete copy of the DMF.

[Include a statement explaining any change in manufacturing site, if applicable.]

E-2-1

Sincerely,

James D. Talton

President & CEO

Nanotherapeutics, Inc.

(386) 462-9663

(386) 462-2087 Fax

jtalton@nanotherapeutics.com

E-2- 2

[Please confirm the DMF is held in CDER, not the Center for Biologics Evaluation and Research]

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the date of this Submission]

DMF#:  024156

Holder: XOMA (US) LLC

Subject (Title): NONCLINICAL (PHARMACOLOGY, PHARMACOKINETICS, AND TOXICOLOGY) FOR XOMA 3AB

Submission Information: General Information/Administrative/Change in Holder: Acceptance by New Holder

New Holder Name:  Nanotherapeutics, Inc. [Name of entity to be confirmed.]

Dear DMF Staff:

With this letter, Nanotherapeutics, Inc. (“Nanotherapeutics”) wishes to acknowledge its acceptance of the above-referenced Drug Master File (“DMF”), which has been transferred to Nanotherapeutics from XOMA (US) LLC, effective as of [***].  Nanotherapeutics has an address at 13859 Progress Blvd #300, Alachua, FL 32615 [Address of entity receiving DMF to be confirmed.].  The responsible official at Nanotherapeutics is Doris Snow, and she may be reached by telephone at (386) 462-9663 Ext. 7216 or by email at dsnow@nanotherapeutics.com.

Nanotherapeutics states that DMF 024156 is current and Nanotherapeutics will comply with the statements made within it.  Nanotherapeutics will notify FDA through an amendment to DMF 024156 of any addition, change, or deletion of information in the DMF.  [Nanotherapeutics will also notify in writing [AUTHORIZED PARTY OR PARTIES] that an addition, change, or deletion of information has been made to the DMF.]  Nanotherapeutics takes full responsibility for all the information in the DMF and for all the processes and testing performed by the manufacturer.

Nanotherapeutics hereby confirms that it has received a complete copy of the DMF.

[Include a statement explaining any change in manufacturing site, if applicable.]

E-2- 3

Sincerely,

James D. Talton

President & CEO

Nanotherapeutics, Inc.

(386) 462-9663

(386) 462-2087

jtalton@nanotherapeutics.com

E-2- 4

Exhibit E-3

LETTERS OF REFERENCE

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the Submission date of the LOA]

DMF#:  024117

Holder: Nanotherapeutics, Inc. [Entity name to be confirmed.]

Subject (Title): XOMA 3AB

RE: Letter of Authorization for: DMF 024117

Dear DMF Staff:

Nanotherapeutics, Inc. (“Nanotherapeutics”) hereby authorizes XOMA Corporation and its affiliates, including XOMA (US) LLC (collectively, “XOMA”), to incorporate by reference any information of whatever nature in DMF 024117 into any Biologics License Application (BLA), Investigational New Drug Application (IND), New Drug Application (NDA), New Animal Drug Application (NADA), Abbreviated New Drug Application (ANDA), or another DMF, in each case filed by XOMA.  We also authorize the FDA to review any portion of the aforementioned DMF 024117 when considering any BLA, IND, NDA, NADA, ANDA, or another DMF, in each case filed by XOMA.

The authorization provided hereby applies with respect to the entirety of DMF 024117, including any amendments or supplements made to such DMF after the date of this letter.

Nanotherapeutics states that DMF 024117 is current and Nanotherapeutics will comply with the statements made within it.  Nanotherapeutics will notify FDA through an amendment to DMF 024117 of any addition, change, or deletion of information in the DMF.   Nanotherapeutics will also notify in writing XOMA that an addition, change, or deletion of information has been made to the DMF.

E-3-1

Sincerely,

James D. Talton

President & CEO

Nanotherapeutics, Inc.

(386) 462-9663

(386) 462-2087 Fax

jtalton@nanotherapeutics.com

E-3- 2

Drug Master File Staff

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville MD 20705-1266

Date:  [Enter the Submission date of the LOA]

DMF#:  024156

Holder: Nanotherapeutics, Inc. [Entity name to be confirmed.]

Subject (Title): NONCLINICAL (PHARMACOLOGY, PHARMACOKINETICS, AND TOXICOLOGY) FOR XOMA 3AB

RE: Letter of Authorization for: DMF 024156

Dear DMF Staff:

Nanotherapeutics, Inc. (“Nanotherapeutics”) hereby authorizes XOMA Corporation and its affiliates, including XOMA (US) LLC (collectively, “XOMA”), to incorporate by reference any information of whatever nature in DMF 024156 into any Biologics License Application (BLA), Investigational New Drug Application (IND), New Drug Application (NDA), New Animal Drug Application (NADA), Abbreviated New Drug Application (ANDA), or another DMF, in each case filed by XOMA.  We also authorize the FDA to review any portion of the aforementioned DMF 024156 when considering any BLA, IND, NDA, NADA, ANDA, or another DMF, in each case filed by XOMA.

The authorization provided hereby applies with respect to the entirety of DMF 024156, including any amendments or supplements made to such DMF after the date of this letter.

Nanotherapeutics states that DMF 024156 is current and Nanotherapeutics will comply with the statements made within it.  Nanotherapeutics will notify FDA through an amendment to DMF 024156 of any addition, change, or deletion of information in the DMF.   Nanotherapeutics will also notify in writing XOMA that an addition, change, or deletion of information has been made to the DMF.

E-3- 3

Sincerely,

James D. Talton

President & CEO

Nanotherapeutics, Inc.

(386) 462-9663

(386) 462-2087 Fax

jtalton@nanotherapeutics.com

E-3- 4

Exhibit F

WAREHOUSE LICENSE AGREEMENT

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and entered into as of [____] [●], 2015 (the “Effective Date”), by and between XOMA CORPORATION, a Delaware corporation (“Licensor”), and NANOTHERAPEUTICS, INC., a Delaware corporation (“Licensee”), with reference to the following facts:

RECITALS

WHEREAS, by a Lease dated February 13, 2013 (the “Prime Lease”), 7th Street Properties II (“Landlord”) leases to Licensee, as tenant, a portion of the building located at 804 Heinz Avenue, Berkeley, California 94710-2737 (the “Building”), which leased portion is comprised of approximately 35,000 square feet of rentable area (the “Premises”), at the rent and upon and subject to the terms and conditions set forth in the Prime Lease, a copy of which was provided to Licensee prior to the Effective Date.

WHEREAS, Licensor and Licensee have entered into an Asset Purchase Agreement, dated as of November 4, 2015 (“APA”), which provides, among other things, for Licensee’s acquisition of certain assets related to the BOT Business and certain related transactions, on the terms set forth in the APA and the Ancillary Agreements.  Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the APA.

WHEREAS, Licensee desires to license from Licensor, and Licensor desires to license to Licensee, the Licensed Premises (as defined below), all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Licensed Premises; Licensed FF&E.

(a)Licensor does hereby grant to Licensee a temporary license to use, upon the conditions hereinafter provided, approximately 3,000 square feet of area in the Building (the “Licensed Premises”).  The Licensed Premises is shown on the floor plan attached hereto as Exhibit A.  Licensor also does hereby grant to Licensee temporary license to use, upon the conditions hereinafter provided, the fixtures, furniture and equipment more particularly described on Exhibit B attached hereto (the “Licensed FF&E”).  Licensee shall have access to, and use of, the conference rooms, pantries, restrooms and the other common areas of the Premises (collectively, the “Common Areas”).

(b)Licensee accepts the Licensed Premises and Licensed FF&E in their “as-is, where-is” condition, with all faults, and without any representation, warranty or obligation on the part of Licensor to pay any improvement allowance to Licensee with respect to the Licensed

Premises, to modify, improve or otherwise prepare the Licensed Premises for Licensee’s occupancy other than the construction of a demising wall generally in the location noted on Exhibit A, or as to the quality of the Licensed FF&E or whether or not it is functional or can be used by Licensee for any purpose.

(c)Licensee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, any portions of the Premises other than the Licensed Premises and the portion of the Premises used for ingress and egress to and from the Licensed Premises.

(d)Each party shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party, and shall treat in whole such information confidentially in accordance with the Confidentiality Agreement.

(e)This Agreement does not and shall not be deemed to constitute a lease or a conveyance of the Licensed Premises or the Licensed FF&E by Licensor to Licensee, or to confer upon Licensee any right, title, estate or interest in the Licensed Premises or the Licensed FF&E.  This Agreement grants to Licensee only a personal privilege to use and occupy the Licensed Premises and use the Licensed FF&E for the License Term on and subject to the terms and conditions set forth herein.

2.Term.

(a)Subject to and upon the covenants, agreements and conditions set forth in this Agreement, the term of this License (the “License Term”) shall commence on the Closing and expire at 5:59 PM Pacific Time on December 31, 2016, subject to termination as set forth in Section 2(b) below.

(b)Licensor shall have the right, at any time, to terminate this Agreement for cause, which shall be deemed to exist (i) in the event Licensee has defaulted in the performance of any obligations, duties and responsibilities under this Agreement and has not cured the default within ten days after receiving written notice thereof from Licensor (or such lesser cure period as might be practicable under the circumstances in the event of an emergency); or (ii) in the event of Licensee’s bankruptcy, insolvency, receivership or liquidation.  Any such termination shall be effective five Business Days following Licensee’s receipt of written notice of termination from Licensor or in the event of a termination under clause (ii), upon the commencement of such event, regardless whether the event is later terminated.  If the Prime Lease is terminated or cancelled for any reason, then this Agreement shall terminate simultaneously.

3.Use.  Licensee shall use and occupy the Licensed Premises and use the Licensed FF&E solely for the conduct of the BOT Business and incidental office and administrative uses in accordance with this Agreement and the Prime Lease, and for no other use.

4.Legal and Contractual Compliance.

(a)Licensee, at its sole cost and expense, shall comply with all present and future laws, rules, orders, ordinances, regulations, of all governmental authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, which are applicable to Licensee’s use and occupancy of the Licensed Premises and use of the Licensed FF&E (the “Requirements”).

(b)This Agreement is subject to the Prime Lease and to all underlying leases and mortgages now or hereafter affecting the real property of which the Licensed Premises is a part and to all renewals, modifications, consolidations, replacements and extensions of such leases and mortgages.  Licensee shall obtain the prior written consent of Licensor and Landlord with respect to any act which, if performed by Licensor, would require Landlord’s approval under the Prime Lease, and Licensor may withhold its consent if Landlord’s consent is not obtained.  Each provision under the Prime Lease in which Licensor is required to (i) indemnify, release or waive claims against Landlord and/or (ii) execute and deliver documents or notices to Landlord, shall be binding on Licensee as to the Licensed Premises as if incorporated fully in this Agreement and shall run from Licensee to both Landlord and Licensor (provided, however, all such notices and documents shall be delivered to Licensor).  Licensee shall have no right to contact Landlord directly for any reason whatsoever.  This Section 4(b) is self-operative.

(c)Licensee will keep the Licensed Premises and Licensed FF&E in clean, safe, sanitary and operating condition, will take good care thereof, and will suffer no waste or injury thereto.  Licensee shall not do or permit anything to be done in, about or with respect to the Licensed Premises that would (i) injure the Building or the Licensed Premises or the Licensed FF&E; (ii) vibrate, shake, overload, or impair the efficient operation of the Premises or the building systems located therein; (iii) cause the Prime Lease or the rights of Licensor, as tenant thereunder, to be canceled, terminated or forfeited or which would make Licensor liable for any damages, claim or penalty; or (iv) otherwise violate the Prime Lease.  Licensee shall comply with all reasonable rules and regulations promulgated from time to time by Licensor.

(d)Licensee shall not, without the prior written consent of Licensor, use, store, transport or dispose of any Hazardous Materials in or about the Licensed Premises except in compliance with applicable Requirements.  Licensee, at its sole cost, shall comply with all laws relating to its use of Hazardous Materials.  If Hazardous Materials stored, used, disposed of, emitted or released by Licensee or its agents, employees or contractors result in contamination of the Licensed Premises or the Building in which the Licensed Premises are situated or the water or soil thereunder, then Licensee shall promptly take any and all action necessary to clean up such contamination as required by law.  “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by any applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

5.License Fee and Security Deposit.

(a)Licensee is granted this License to use the Licensed Premises and Licensed FF&E during the License Term in consideration of a license fee (“License Fee”) of $9,528.58 per month from the Effective Date through April 30, 2016, and $9,814.44 per month, from May 1, 2016 through December 31, 2016, payable in advance on the 1st of each calendar month by wire transfer to such bank account as Licensor shall notify Licensee of from time to time.  License Fees for any partial month shall be properly prorated on a daily rate basis based on the number of days in the applicable month.

(b)If Licensee fails to pay any payment of License Fee as and when due under this Agreement, then such outstanding payments shall accrue interest from the date due, at the one year LIBOR rate on the last Business Day of the applicable calendar quarter prior to the date on which such payment was due, plus seven percentage points, calculated on the basis of a 360-day year, or, if lower, the maximum rate permitted by law.

(c)Upon execution of this Agreement, Licensee shall pay to Licensor funds in the amount of $11,718.95 as security for Licensee’s full and timely performance of all of the provisions hereof.  Licensor may (but shall not be required to) use such security deposit (or any portion thereof), together with any interest earned thereon, to cure any default under this Agreement or to compensate Licensor for any damage Licensor incurs as a result of Licensee’s failure to perform any of its obligations under this Agreement.  In such event, and upon written notice specifying the amount of the security deposit so utilized by Licensor and the particular use for which such amount was used, Licensee shall immediately deposit with Licensor an amount sufficient to return the security deposit to an amount equal to the full amount specified, failing which Licensor shall have the same rights and remedies as for the non‑payment of the License Fee.  If Licensee is not in default at the expiration or termination of this Agreement, Licensor shall return to Licensee the security deposit or the balance thereof then held by Licensor, together with any interest earned thereon.

6.Assignment or Other Occupants.  Licensee will not assign or otherwise transfer this License, or permit occupancy or use by another party of the Licensed Premises or Licensed FF&E, or any part thereof.

7.Alterations.  Except as set forth on Exhibit C to this Agreement, Licensee shall make no alterations, installations, additions or improvements in or to the Licensed Premises or the Building without Licensor’s prior written consent, which consent may be granted or withheld in Licensor’s sole discretion.  Licensee shall bear all of the costs of any alterations, installations, additions, or improvements.  Except as Licensor otherwise may permit in writing, Licensee shall remove, at Licensee’s sole cost and expense, all alterations, installations, additions, or improvements that Licensee installs in the Licensed Premises.

8.Surrender.  Nothing contained in this Agreement will be deemed to permit Licensor to retain possession of the Licensed Premises after the expiration or earlier termination the License Term.  At the expiration or other termination of the License term, except as provided in Section 7 above, Licensee will surrender the Licensed Premises and the Licensed FF&E in the same order and condition in which it was on the Effective Date, ordinary wear and tear and damage due to casualty or condemnation excepted.  If Licensor fails to deliver vacant possession of the Licensed Premises in the manner required under this Agreement on or prior to the expiration or earlier termination of the License Term, such failure will not be deemed to extend the License Term and Licensee shall be deemed to be a trespasser and shall pay to Licensor promptly upon demand therefor, for each day or portion thereof during which Licensee retains possession of the Licensed Premises after such expiration or earlier termination, an amount equal to $490.72 per day (in addition to all other amounts set forth herein).  The provisions of this Section 8 will not be deemed to limit or constitute a waiver of any other rights or remedies provided herein or at law or in equity, including Licensor’s right to immediately remove Licensee, Licensee’s property and the Licensed FF&E from the Licensed Premises.  Licensee shall additionally indemnify and hold Licensor harmless from and against all loss, liability, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from or arising out of Licensee’s failure to comply with the provisions of this Section 8.  If any of Licensee's property remains in the Licensed Premises at the expiration or earlier termination of the License Term, such property shall be deemed Licensor’s property and Licensee shall be liable to Licensor for all costs of storage and/or removal of such property.  The provisions of this Section 8 will survive the expiration or earlier termination of the License Term.

9.Signage.  No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the Licensed Premises, including window displays, without Licensor's prior written approval.

10.Services and Repairs.  Except as set forth in the Transition Services Agreement, Licensee acknowledges and agrees the Licensor has no obligation under this Agreement to provide work, services, utilities, access, repairs or restoration with respect to the Licensed Premises, the Licensed FF&E or any other portion of the Building that are the obligations of Landlord to provide under the Prime Lease or to perform any other obligations of Landlord under the Prime Lease, and that Licensor’s sole obligation with respect to any of the foregoing is to promptly, following the written request of Licensee, request that Landlord perform its obligations under the Prime lease.  Licensor shall in no event be liable to Licensee nor shall the obligations of Licensee under this Agreement be impaired or the performance thereof abated, reduced or excused because of any failure or delay on the Landlord’s part in performing or providing any of the foregoing.  Any and all injury, breakage or damage to the Licensed Premises or the Building of which they are a part, arising from any cause, done by Licensee or its agents, contractors, or employees, shall be repaired by Licensee at Licensee’s sole expense, to the reasonable satisfaction of Licensor.

11.Indemnification.  Licensee agrees to indemnify, protect, defend and save harmless Licensor and Licensor’s partners, officers, directors, contractors, agents and employees form and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including, without limitation, reasonable counsel and other professional fees and disbursements incurred in connection therewith) to which Licensor and/or any such partner, officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with: (a) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Licensed Premises; (b) the use and occupancy of the Licensed Premises or use of the Licensed FF&E, or from any work, installation or thing whatsoever done or omitted (other than by Licensor or its agents or employees) in or about the Licensed Premises during the License Term; (c) any breach by Licensee of any of its representation, warranties or obligations set forth in this Agreement; and/or (d) any act, omission, carelessness, negligence or misconduct of Licensee or Licensee’s agents, employees, contractors or visitors.

12.Insurance.  Licensee shall obtain and keep in full force and effect during the License Term, at Licensee’s own cost and expense, (i) commercial general liability insurance naming Licensee, Licensor, Landlord and any other persons designated by Licensor as insured, in a combined single limit amount of not less than $5,000,000 in the aggregate, with a deductible not in excess of $10,000; and (ii) all-risk property insurance in an amount sufficient to cover Licensee’s property located within the Licensed Premises.  The company or companies writing the insurance that Licensee is required to carry and maintain or cause to be carried or maintained pursuant to this License as well as the form of such insurance shall at all times be subject to Licensor’s approval and any such company or companies shall be licensed to do business in the jurisdiction in which the Building is located.  Licensee’s commercial general liability insurance policy and certificates evidencing such insurance shall name Licensor as additional insured and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after 30 days’ written notice to Licensor.  Licensee agrees to provide to Licensor, prior to commencing its use of the Licensed Premises, the certificates evidencing such insurance.  Any insurance carried or to be carried by Licensee under this Agreement shall be primary over any policy that might be carried by Licensor.  If Licensee fails to perform any of its obligations regarding the acquisition and maintenance of insurance, Licensor may perform the same and the reasonable, direct, out-of-pocket cost of same shall be payable to Licensor upon Licensee’s receipt of written demand therefor accompanied by an invoice showing in reasonable detail such costs.  Each party shall include in each of its policies insuring against loss, damage or destruction by fire or other casualty, a waiver of the insurer’s right of subrogation against the other party.  Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption), occurring during the License Term to the extent to which such party is insured under a policy containing a waiver of subrogation or naming the other party as an additional insured, as provided in this Section.  Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party.

13.Access and Parking.  Licensor and its representatives (and Landlord and its representatives) shall have the right, from time to time throughout the License Term, to enter any portion of the Licensed Premises at all reasonable times during normal business hours to examine the same, to show the same to prospective purchasers, mortgagees or lessees of the Building or any space therein, and to make such repairs and alterations as Licensor or Landlord may deem necessary or desirable to the Licensed Premises or any other portion of the Building.  Licensor shall use reasonable efforts to give notice prior to Licensor entering, and to minimize any interference Licensor may cause with Licensee’s use of, the Licensed Premises.  Licensee shall have access to the Licensed Premises on a 24/7 basis.  Access to the Licensed Premises shall be controlled by a card key system maintained by [Landlord].  Licensee shall be given [●]

card keys.  If Licensee requires additional card keys, the Licensee shall promptly reimburse Licensor for Licensor’s costs therefor.  Licensee’s right to use the parking areas serving the Building shall be in accordance with the provisions of the Prime Lease regarding parking.

14.Default and Remedies.  If Licensee shall default in fulfilling any of its covenants or obligations under this Agreement, Licensor may exercise any rights and remedies available to Licensor at law or equity, including terminating this Agreement and the License after first giving (a) not less than five Business Days’ written notice to Licensee in the event of any default in the payment of any monetary obligations under this Agreement; and (b) not less than 20 days’ written notice in the event of any non-monetary default.  In the event of such termination, Licensee shall however remain liable to Licensor for all money and other damages arising from such default.

15.WAIVER OF JURY TRIAL.  Licensor and Licensee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this License, the relationship of Licensor and Licensee under THIS AGREEMENT, Licensee's use of the Licensed Premises AND/OR LICENSED FF&E, and/or any claim of injury or damage.

16.Liability.  It is expressly agreed by the parties hereto that Licensor shall not be liable to Licensee, or to any of its employees, customers, or business invitees, for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Licensee's business, based on, arising out of, or resulting from any cause whatsoever.  All personal property of Licensee, its employees, agents, or invitees, in and on the Licensed Premises or any part of the Building, shall be and remain therein under any and all circumstances at the sole risk of said parties and Licensor shall in no event be liable to any such person or party for any damage to, or loss thereof.  Licensor shall not be liable for any personal injury to Licensee, Licensee's employees, agents, business invitees, customers, clients, family members, guests or trespassers arising from the use and condition of the Licensed Premises, the Licensed FF&E, or any part of the Building.

17.Relationship.  Licensor and Licensee acknowledge and agree that this Agreement does not and will not create any landlord-tenant relationship, licensor-licensee relationship or any privity of contract of any type between Landlord and Licensee.  Further the parties agree that Landlord’s consent to this Agreement does not act as a waiver of any of Landlord’s rights under the Prime Lease.

18.Broker.  Licensor and Licensee each represent and warrant one to another that neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this License.

19.Landlord’s Consent.  This License is subject to the prior consent of Landlord, and Licensee shall pay not later than 10 days’ following receipt of written invoice therefor any and all consent fees that Landlord imposes upon Licensor in connection with the request for Landlord’s consent.

20.Miscellaneous Provisions.

(a)This License, including Exhibit A attached to this Agreement and made a part hereof, constitutes the entire agreement between the parties concerning the subject matter of this License and supersedes all prior or contemporaneous representations, negotiations, conditions, communications and agreements, whether oral or written, between the parties relating to the subject matter of this License and all past courses of dealing or industry custom.  No amendment, modification or waiver of any provision of this License shall be effective unless in writing and signed by duly authorized signatories of both parties.

(b)The waiver by either party of a default under any provision of this License shall not be construed as a waiver of any subsequent default under the same or any other provision of this License, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have under this Agreement operate as a waiver of any right or remedy.

(c)In the event that any of the provisions of this License shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties and shall be reformed to the extent necessary to make such provision valid and enforceable.  If necessary, the valid and enforceable provision(s) shall be negotiated by the parties and substituted therefore to accomplish the intent of the severed provision(s) as nearly as practicable.

(d)Any and all matters in dispute between the parties to this agreement, whether arising from or relating to the agreement itself, or arising from alleged extra-contractual facts prior to, during, or subsequent to the agreement, including, without limitation, fraud, misrepresentation, negligence or any other alleged tort or violation of the contract, shall be governed by, construed, and enforced in accordance with the laws of the State of California, regardless of the legal theory upon which such matter is asserted and without regard to the principles of conflict of laws.  The parties submit to the jurisdiction and venue of the courts within the State of California.  If either party files suit in any court of competent jurisdiction to enforce its rights under this Agreement, then the prevailing party shall be entitled to recover from the other party all costs of such action or suit, including, but not limited to, investigative costs, court costs and reasonable attorneys' fees (including expenses incurred to collect those expenses).

(e)All notices, consents, demands and requests, required or permitted to be given under this License, shall be given in writing and addressed to the Party to whom the notice is to be given at the following address:  (i) if to Licensor, at XOMA Corporation, 2910 Seventh Street, Berkeley, CA 94710, Attention: General Counsel, with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, Attention: Van W. Ellis; and (ii) if to Licensee at Nanotherapeutics, Inc., 13859 Progress Blvd., Suite 300, Alachua, FL 32615, Attention: James Talton, with a copy to Nanotherapeutics, Inc., 13859 Progress Blvd., Suite 300, Alachua, FL 32615, Attention: Andy Cziotka.  Any notice or demand required or allowed under this License shall be in writing and shall be delivered by (1) registered or certified mail, return receipt requested; (2) personal delivery by a reputable delivery service with signature required therefor or refusal noted thereon; (3) facsimile if the notice address includes a facsimile number with hard copy to follow by delivery by method (1), (2), or (5) of this Section; (4) electronic mail if the notice address includes an electronic mail address with hard copy to follow by method (1), (2), or (5) of this Section; or (5) overnight delivery such as Federal Express or other similarly reputable carrier.  Notice given by counsel to a party shall be considered notice given by a party.  Any notice or demand shall be deemed to have been given upon actual delivery (or refusal of delivery).  Any party may change its address for notices under this License by giving formal written notice to the other party in accordance with this Section upon at least 30 days’ prior written notice, specifying that the purpose of the notice is to change the party’s address.

(f)This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(g)The paragraph headings of this Agreement are for the convenience of reference only, and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the Parties.  Each party has read and agreed to the specific language of this Agreement and no conflict, ambiguity, or doubtful interpretation shall be construed against the drafter.  All defined terms include the plural as well as the singular, as the context may require.  All of the recitals contained in this Agreement are hereby incorporated in this Agreement by reference.

(h)Licensee represents and warrants that this License has been duly authorized, executed and delivered by and on behalf of Licensee, and constitutes the valid and binding agreement of Licensee in accordance with the terms hereof.  Licensor represents and warrants that this License has been duly authorized, executed and delivered by and on behalf of Licensor, and constitutes the valid and binding agreement of Licensor in accordance with the terms hereof.

(g)This License may be executed by facsimile, electronic communication in portable document format (.pdf) or duplicate originals, and the Parties agree that their electronically transmitted signatures shall have the same effect as manually transmitted signatures.  This License may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument for effective execution.

[Signatures on following page.]

IN WITNESS WHEREOF, Licensor and Licensee have caused this License to be executed and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LICENSOR:

XOMA CORPORATION, a Delaware corporation

By:
Name:
Title:

LICENSEE:

NANOTHERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

LICENSE CONSENTED TO:

7TH STREET PROPERTIES II, a California limited partnership

By:
Name:
Title:

EXHIBIT A

Licensed Premises

XOMA 4, First Floor, Nano CA (Yellow)

OFFICE
ANALYTICAL DEVELOPMENT
FORMULATION DEVELOPMENT
ANIMAL ROOM
PROCEDURE ROOM
MECHANICAL ROOM
BOILER ROOM
LOADING AREA
SCALE:
N
FIRST FLOOR PLAN

XOMA

2910 SEVENTH STREET
BERKELEY, CALIFORNIA

XOMA 4
BUILDING 804 FLOOR PLAN
FIRST FLOOR PLAN

40G01

40G01.DWG

2

1

5

EXHIBIT B

Licensed FF&E

Desks

Chairs

Phones

EXHIBIT C

Licensee Alterations

1.  Construction of building standard demising walls for the offices and cubicle areas in the locations shown on Exhibit A.

Exhibit G

NIAID SUBCONTRACT

ADMINISTRATIVE SUBCONTRACT

This ADMINISTRATIVE SUBCONTRACT (this “Agreement”) dated as of [____] _____, 2015 (the “Effective Date”), is made and entered into between (i) Nanotherapeutics, Inc., a Delaware corporation (“Subcontractor”) and (ii) XOMA (US) LLC, a Delaware limited liability company (“Contractor”).  Contractor and Subcontractor are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to them in the Asset Purchase Agreement (which is defined below).

R E C I T A L S

A.The National Institutes of Health, National Institute of Allergy and Infectious Diseases (“NIAID”) awarded Contract No. HHSN272201100031C to Contractor effective September 30, 2011.  A copy of the original contract, and all amendments thereto (together the “NIAID Contract”), is attached hereto as Exhibit A.

B.Contractor and Subcontractor entered into an Asset Purchase Agreement, dated November 4, 2015 (the “Purchase Agreement”), whereby Subcontractor will purchase from Contractor certain assets, including those assets to be used in performing the NIAID Contract, along with Contractor’s rights and obligations in the NIAID Contract.

C.Contractor and Subcontractor, as part of the Purchase Agreement, have agreed to request that the NIAID Contracting Officer, on behalf of the United States Government (the “Government”) approve and enter into a Novation Agreement that will formally transfer and assign all of the Contractor’s rights and obligations in the NIAID Contract to Subcontractor (the “Novation Request”).

D.Pending Government approval of the Novation Request, the Parties desire to enter into a subcontract arrangement whereby Subcontractor is obligated to meet all of the objectives, perform all of the tasks and technical requirements, timely provide all of the deliverables, and comply with all of the terms and legal obligations in the NIAID Contract to the same extent as if the NIAID Contract had been awarded to Subcontractor.

E.This Agreement supplements, and does not supersede, Section 2.5 of the Purchase Agreement.

NOW, THEREFORE, for valuable consideration received, Contractor and Subcontractor agree as follows:

1.The NIAID Contract in its entirety, and all contract documents relating thereto, including but not limited to delivery orders, supplements, schedules, amendments, and change orders issued and to be issued by the Government, are hereby incorporated by reference into this Agreement.

2.Subcontractor shall assume all of Contractor’s obligations and liabilities relating to the NIAID Contract arising after the Effective Date and shall be bound by all of the requirements and obligations in the NIAID Contract as if Subcontractor were the original party to the NIAID Contract.  In addition, Subcontractor shall comply with all applicable Laws governing the performance of the NIAID Contract.

3.During the period between the Effective Date and the earlier of (1) the date on which the Government approves the Novation Request and enters into a Novation Agreement, (2) cancellation of this Agreement due to the Government’s failure to approve the Novation Request (collectively, the “Interim Period”), or (3) expiration of the NIAID Contract, Subcontractor shall meet all of the objectives, perform all of the tasks and technical requirements, file all necessary reports, and timely provide all of the deliverables set forth in the NIAID Contract and the associated Statement of Work dated [___], as amended, which is incorporated into the NIAID Contract by reference.

4.All payments, expenses, cost reimbursements, fees, and other similar payments (collectively, the “Payments”) attributable to performance of the NIAID Contract are to be for the account of Subcontractor during the Interim Period.

5.Subcontractor shall indemnify and hold Contractor harmless against any and all claims, losses, or liabilities arising in connection with Subcontractor’s performance (including any omission or failure to act by the Subcontractor, or its employees, agents or Affiliate(s)) of the NIAID Contract, subject to the time limitations listed in Section 2.

6.Any of the following shall be prepared by Subcontractor in the name of Contractor and submitted for approval to (and, if required, certification by) Contractor:

(i)	Correspondence directed to the Government regarding performance of the NIAID Contract;
(ii)	Invoices;
(iii)	Bids or proposals for new or additional work;
(iv)	Requests for equitable adjustment(s);
(v)	Cost claims;
(vi)	Requests or approval for a contract modification; and
(vii)	Requests for final decisions from the Government.

If approved, any such request will be signed or certified by Contractor and shall be submitted by Contractor to the Government.

7.Contractor has designated KAREN THOMAS as Contractor’s Contract Representative to receive and execute any documents related to Subcontractor’s performance under the NIAID Contract, and Subcontractor has designated JOANNE BROWN as Subcontractor’s Contract Representative to submit such documents to, and receive such documents from, the Contractor’s Designated Contract Representative.  Either Party may change its Designated Contract Representative by written notice to the other.

All notices under this Agreement shall be given to the other Party’s Designated Contract Representative by (a) registered or certified mail, return receipt requested; (b) personal delivery by a reputable delivery service with signature required therefor or refusal noted thereon; (c) facsimile or email (in either case with a hard copy to follow by delivery by method (a), (b), or (d) of this Section); or (d) overnight delivery such as Federal Express or other similarly reputable carrier. Any notice or demand shall be deemed to have been given upon actual delivery.

8.To the extent permitted by law, Contractor shall cause Payments received from the Government by Contractor for Subcontractor’s performance of the NIAID Contract to be to be deposited into a bank account in the name of Subcontractor within five (5) business days after the Contractor’s date of receipt.

9.Upon Government approval of the Novation Request, this Agreement shall be automatically terminated without any further action by the Parties; provided, however, that (i) Subcontractor shall continue to be responsible for all obligations and liabilities relating to the NIAID Contract arising during the term of this Agreement; and (ii) the Parties’ duties under Sections 2-7, 10-12, 14-16, 18, and 23 of this Agreement shall survive such termination.

10.During the Interim Period, any Subcontractor dispute (or any dispute arising from Subcontractor’s lower tier subcontractors or suppliers) originally derived or resulting in any way from any act, obligation, omission, directive, or actual or constructive change by the Government that is not disposed of by agreement may be drafted and properly prepared by Subcontractor for presentation to the Contractor.  Subject to Contractor’s prior approval, which shall not be unreasonably withheld, the Contractor will present the dispute or claim to the Government for a final decision pursuant to the applicable FAR Disputes clause.  If the Government’s final decision has an adverse effect on the Subcontractor, then Subcontractor shall have the right to assert Contractor’s right of appeal in the name of Contractor to the appropriate Board of Contract Appeals or to the U.S. Court of Federal Claims and to prosecute such appeal under the applicable Disputes clause, subject to Contractor’s prior approval.  Contractor agrees to give Subcontractor prompt notice of any decision relating to Subcontractor’s dispute.  Subcontractor shall have full responsibility for preparing and presenting documents related to any Subcontractor dispute with the Government and shall bear all expenses, including attorneys’ fees, in connection therewith and any appeal shall be at no cost to Contractor.  Contractor and Subcontractor shall be equally bound by the decision of the Board of Contract Appeals or Court of Federal Claims on any appeal pursuant to this paragraph.

11.If, prior to the expiration of the NIAID Contract, the Government refuses to allow Subcontractor to perform the NIAID Contract during the Interim Period, or has not acted on the Novation Request within eighteen (18) months from the Effective Date of this Agreement, or refuses to approve the Novation Request under substantially the same terms and conditions in effect at the time of the Closing, Contractor and Subcontractor shall for a period of thirty (30) days consult in good faith on how to proceed.

12.Each Party to this Agreement represents and warrants to the other Party that (a) this Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms and (b) the execution, delivery and performance of this Agreement by such Party will not violate any of its organizational documents or any agreement, judgment, order, decree, or other obligation or legal requirement to which such Party is subject or by which it is bound.

13.All Federal Acquisition Regulation (“FAR”) clauses set forth or incorporated in the NIAID Contract that are by their terms required to be included in subcontracts are incorporated in this Agreement with the same force and effect as if set forth in full text.  This Agreement will be deemed to incorporate the same version of each FAR clause that is incorporated into the NIAID Contract, and all other clauses required by applicable Law.

14.The Parties agree that a breach of any of the terms, conditions, or other obligations under this Agreement may result in irreparable harm to the non-breaching Party.  The failure of either Party to perform any of the terms, conditions, and obligations established by this Agreement shall give rise to a right in the non-breaching Party to seek enforcement of this Agreement in a court of equity by a decree of specific performance or injunction.  Except as otherwise provided in this Agreement, this remedy shall be cumulative and in addition to any other remedies the Parties may have.

15.This Agreement is governed by and shall be interpreted and enforced in accordance with the laws of the State of California, without reference to its choice of law rules, except that all questions of interpretation of any agency regulation, FAR provision, or applicable federal law shall be interpreted according to the federal common law of government contracts as enunciated and applied by federal boards of contracts appeals and courts.

16.Each Party irrevocably consents and agrees that any action, suit or proceeding (except a dispute arising under Section 10) arising in connection with this Agreement (for purposes of this Section 16, a “Legal Dispute”) shall be subject to the exclusive jurisdiction of the courts of the State of California or the federal courts located therein and consents to personal jurisdiction within the courts of the State of California or the federal courts located therein.  Each Party waives, and agrees not to assert, as a defense in any Legal Dispute, that it is not subject to the jurisdiction of the courts of the State of California or the federal courts located therein.  Each Party agrees that a final judgment in any action, suit or proceeding described in this Section 16 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions.

17.Subcontractor’s relationship with Contractor will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, agency, joint venture, or employer-employee relationship.

18.Neither this Agreement nor any interest herein may be assigned by Subcontractor, in whole or in part, without the prior written consent of Contractor (such consent not to be unreasonably withheld, conditioned or delayed), other than to an Affiliate of Subcontractor that assumes Subcontractor’s obligations under this Agreement, in which case no consent of Contractor would be required.

19.This Agreement and the Purchase Agreement, together with the schedules and attachments annexed thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all past contracts, representations, and agreements with respect to the subject matter of this Agreement.  This Agreement will not be deemed or construed to be modified, amended, rescinded, canceled or waived in whole or in part except by written amendment that refers specifically to the applicable section(s) of this Agreement and that is signed by the Parties and, to the extent necessary, approved by the Government.

20.Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid.  If any provision of this Agreement is found invalid, such provision will be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement.

21.The Parties may execute this Agreement in counterparts, including electronic mail/PDF or other electronic counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

22.This Agreement shall be binding upon and inure solely to the benefit of the Parties and permitted successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature.

23.The failure of a Party to exercise any right or remedy shall not be deemed to constitute a waiver of such right or remedy in the future.  No waiver shall be deemed to constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

SUBCONTRACTOR:

Nanotherapeutics, Inc.

By:
Name:
Title:

CONTRACTOR:

XOMA (US) LLC

By:
Name:
Title:

Exhibit A

Exhibit H

SAFC AUTHORIZATION LETTER

XOMA (US) LLC (“XOMA”) hereby authorizes SAFC BIOSCIENCES, INC. to supply the materials listed in Annex A (“Materials”) hereto below to NANOTHERAPEUTICS, INC. (“Nanotherapeutics”) for use by Nanotherapeutics solely to the extent permitted by, and subject to the confidentiality obligations of, the Asset Purchase Agreement entered into by and between Nanotherapeutics and XOMA effective as of November 4, 2015.

XOMA (US) LLC

By:
Name:
Title:
Date:

Acknowledged and Agreed

NANOTHERAPEUTICS, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

SAFC BIOSCIENCES, INC.

By:
Name:
Title:
Date:

H - 1

Annex A

Cell Culture Media & Feed for XOMA 089

Material	Characteristic	Supplier	Product Number
XJEM Medium	Powder/ Granular	SAFC	68294C
XJEM Feed ( without NaCL)	Granular Powder	SAFC	68293C
XS 11 Feed	Powder	SAFC	68133C

H- 2

Exhibit I

GIBCO AUTHORIZATION LETTER

XOMA (US) LLC (“XOMA”) hereby authorizes THERMOFISHER SCIENTIFIC INC. to supply the materials listed in Annex A (“Materials”) hereto below to NANOTHERAPEUTICS, INC. (“Nanotherapeutics”) for use by Nanotherapeutics solely to the extent permitted by, and subject to the confidentiality obligations of, the Asset Purchase Agreement entered into by and between Nanotherapeutics and XOMA effective as of November 4, 2015.

XOMA (US) LLC

By:
Name:
Title:
Date:

Acknowledged and Agreed

NANOTHERAPEUTICS, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

THERMOFISHER SCIENTIFIC INC.

By:
Name:
Title:
Date:

I - 1

Annex A

Cell Culture Media & Feed for XOMA 089

Material	Characteristic	Supplier	Product Number
XPM -6 AGT Medium	Powder	GIBCO	A15064

I - 2

Exhibit J

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is dated as of [______] [__], 2015, by and between XOMA (US) LLC, a Delaware limited liability company (the “Seller”) and Nanotherapeutics, Inc., a Delaware corporation (the “Buyer”).

RECITALS

WHEREAS, as set forth in the Asset Purchase Agreement, dated November 4, 2015, between Buyer and Seller (the “Purchase Agreement”), Buyer has agreed to purchase from Seller and Seller has agreed to sell, transfer, assign and deliver to Buyer the Purchased Assets (as such term and each other capitalized term used herein without definition is defined in the Purchase Agreement) against delivery of the Purchase Price set forth in the Purchase Agreement;

WHEREAS, the Purchase Agreement provides that Seller shall enter into a transition services agreement with Buyer pursuant to which Seller shall provide certain transitional services to Buyer with respect to the BOT Business following the Closing Date for a limited period of time to facilitate the transfer of the Purchased Assets; and

WHEREAS, the parties desire hereby to set forth the terms and conditions upon which Seller shall provide such services to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Provision of Services; Standard of Performance.

1.1Commencing on the date hereof, Seller shall provide or, cause one or more of its Affiliates or third parties to provide to Buyer the services (each, a “Service” and collectively, the “Services”) specified on an applicable service schedule or schedules attached hereto as Exhibit A, (each such schedule, a “Service Schedule”) for the period of time specified thereon, unless a Service is earlier terminated or extended in accordance with the terms hereof.  Each Service shall become subject to this Agreement upon execution of a Service Schedule related thereto.  With respect to each Service to be performed by Seller hereunder, the parties shall set forth the following information in the applicable Service Schedule: (i) the time period during which the Service will be provided; (ii) a summary and description of the Service to be provided; (iii) the Fees (as defined in Section 2.1), or estimated Fees, if any, for the Service; and (iv) any other terms applicable thereto or such other information with respect to the Service as the parties may agree.

1.2Unless a different Performance Standard (as defined in Section 1.4) is set forth in the applicable Service Schedule, Seller agrees to use commercially reasonable efforts to provide Services in substantially the same manner and at substantially the same level as such Services were performed by Seller and/or its Affiliates for the BOT Business immediately prior to the date hereof.

1.3The Services shall be used by Buyer only for the purposes of conducting the BOT Business and operating the Purchased Assets substantially in the manner that they were conducted and operated, or proposed to be conducted or operated by Seller immediately prior to the Closing Date, and shall not be used for any other purposes, except as may be otherwise agreed to by Seller in writing.  Unless otherwise mutually agreed by the parties, with respect to any Service, Seller shall not be required to provide a level of service which is higher than the level of service provided by Seller with respect to the BOT Business or the Purchased Assets as of the Closing Date.

1.4Seller shall provide to Buyer a monthly report setting forth the Services performed during the preceding month with reference to any performance standards described on any Service Schedule (the “Performance Standards”) and containing such additional information as may, from time to time, be reasonably requested by Buyer with respect to any Additional Services (as defined in Section 3.3 below).

1.5Seller shall use commercially reasonable efforts to provide to Buyer reasonable notice of any scheduled interference with Seller’s operating or other systems, including downtime for network maintenance, which is reasonably likely to interrupt the performance of or the availability of equipment necessary for the provision of any Service.

2.Payment.

2.1Buyer shall pay each month to Seller the fee specified for each Service rendered during such month as set forth on the applicable Service Schedule (the “Fees”).

2.2On the last day of each calendar month, Seller shall invoice all Fees owed by Buyer for the Services provided for such month.  Unless contesting in good faith the Fees set forth on the invoice, Buyer shall pay such Fees within thirty (30) days of receipt of the invoice by check drawn on good funds or wire transfer of immediately available funds.  The invoice shall be accompanied by reasonable documentation supporting such Fees owed and shall set forth the Services or Additional Services provided, the Fees payable for each Service or Additional Service and invoices for Services provided by Seller’s Affiliates or third parties, if any.

2.3Seller shall notify Buyer of any payment obligations with respect to payroll, accounts payable, royalty and other payments, as applicable, owing from week to week by Buyer, if any.  Buyer shall within ten (10) days of receipt of the notice remit to Seller, by check drawn on good funds or wire transfer of immediately available funds, an amount equal to the total amount of Buyer’s obligations (from week to week) as specified by Seller to Buyer.

2.4Except as provided in the applicable Service Schedule for a specific Service, Seller shall not be obligated to: (i) hire any additional employees or create new or additional employee or independent contractor positions; (ii) maintain the employment of any specific employee; (iii) purchase, lease, license or otherwise acquire any new or additional assets, equipment or software; (iv) pay any costs related to the transfer or conversion of Buyer’s data to Seller or to any alternate supplier of Services after the term; (v) engage any alternate supplier of Services; or (vi) modify, alter or amend any existing Seller specifications and policies, in order to perform or complete performance of any Service.  Any such costs incurred by Seller to take any of the above actions at the request of Buyer in connection with the performance of any Service shall be borne by Buyer, except as set forth on the applicable Service Schedule, and shall be invoiced as Fees pursuant to Section 2.2.

2.5In the event that the provision of the Services or the relationship created between the parties hereunder gives rise to any Tax (other than a Tax based on income), such Tax shall be the responsibility of Buyer.

3.Term; Addition and Reduction of Services.

3.1Subject to the terms of this Section 3 and of Section 7, the provision of the Services shall commence on the date hereof and, with respect to each Service, shall terminate upon one (1) year from the Closing Date, unless a different period is set forth on the applicable Service Schedule.

3.2Buyer may terminate any Service by giving thirty (30) days’ prior written notice to Seller.  Any requested termination of a Service pursuant to this Section 3.2 shall become effective at the end of such thirty (30) day notice period.  Seller shall thereafter no longer be obligated to provide such Service and Buyer shall thereafter no longer be obligated to pay for such Service (except with respect to any Fees incurred up to such date).  The applicable Service Schedule shall thereafter be amended to reflect the termination of the Service.

3.3If Buyer desires to extend the term of any Service (or any part thereof) or add any additional service (collectively, the “Additional Services”) arising out of or relating to the Services, Buyer shall give Seller thirty (30) days’ prior written notice, which notice shall include reasonable details relating to such request.  Seller shall not have any obligation to extend any term or provide any Additional Service.  Upon execution of such amendment or new Service Schedule, any Additional Service shall be deemed to be a “Service” for all purposes hereunder.

3.4Seller shall reduce the quantity of any Service provided hereunder upon thirty (30) days’ prior written notice from Buyer.  Any requested reduction of a Service pursuant to this Section 3.4 shall become effective at the end of such thirty (30) day notice period.  The Fees payable with respect to such Service shall be reduced proportionately in accordance with the fee schedule set forth on the applicable Service Schedule with respect to such Service, provided that Buyer shall be obligated to reimburse Seller for any reasonable out-of-pocket expenses or costs attributable to such reduction.  The applicable Service Schedule shall thereafter be amended to reflect the reduction of such Service.

3.5Seller shall not be required to provide any of the Services to the extent that the performance of such Services becomes materially more expensive for Seller unless Buyer agrees to pay for the additional cost.

4.Cooperation; Records; Access.

4.1The parties agree to fully cooperate in good faith with each other in connection with the provision of the Services and the matters related to or arising hereunder, including, without limitation, Seller’s cooperation with Buyer to enable Buyer to establish its own infrastructure to perform the Services independently of Seller as soon as practicable after the Closing Date; provided, however, that nothing in this Section 4 or elsewhere in this Agreement shall require Seller to incur any out-of-pocket cost in connection with rendering its cooperation to Buyer as hereby contemplated.

4.2Each of the parties shall create and maintain full and accurate books in connection with the provision of the Services.  For a period of no less than two (2) years following the expiration or earlier termination of this Agreement, the parties will maintain, in accordance with their standard document retention procedures, documentation supporting the information relevant to cost calculations contained in the Service Schedules and cooperate with each other in making such information available as needed in the event of a U.S. Tax audit.

4.3Subject to Buyer’s third party confidentiality and data protection obligations, Buyer shall make available during regular business hours (or otherwise upon reasonable prior notice) to Seller or its agents (i) all personnel designated by Buyer to receive or oversee the Services; and (ii) all books and records maintained by Buyer in connection with this Agreement and all other information or materials reasonably requested by Seller to facilitate Seller’s performance of this Agreement; provided, however, that any such requests do not unreasonably interfere with the operation of the day-to-day business affairs of Buyer.

4.4Subject to Seller’s third party confidentiality and data protection obligations, Seller shall make available during regular business hours (or otherwise upon reasonable prior notice) to Buyer or its agents (i) all personnel designated by Seller to provide the Services; (ii) all books and records maintained by Seller in connection with this Agreement and all other information or materials reasonably requested by Buyer for the purpose of exercising general oversight and monitoring of the performance of the Services; and (iii) on Seller’s premises, all records that Seller has prepared or maintained in providing the Services in order for Buyer to verify the accuracy of the Fees and the proper performance of Services; provided, however, that any such requests do not unreasonably interfere with the operation of the day-to-day business affairs of Seller.

4.5Each party shall cooperate with and assist the other party in obtaining any third party consents necessary for the performance of the Services, including, without limitation, any required consent under any intellectual property license or real property license or other occupancy agreement.  The out-of-pocket costs and expenses of obtaining any such consents shall be borne by Buyer.  In the event that the parties are unable to obtain any required consent, the parties shall negotiate in good faith reasonable modifications of the Services so that such consents are not required.

4.6For any work performed on Buyer’s premises, Seller shall comply with all security, confidentiality, safety and health policies of Buyer.  Seller shall take all necessary precautions to prevent, and shall be responsible for, any injury to any Persons (including, without limitation, employees of Buyer) or damage to property (including, without limitation, Buyer’s property) arising from or relating to Seller’s performance of the Services or the use by Seller of any Buyer equipment, tools, facility or other property, whether or not such claim is based upon its condition or on the alleged negligence of Buyer in permitting its use.

5.Management Process.

5.1On the Closing Date, each party shall designate a project manager (a “Project Manager”) to report and discuss issues with respect to the provision of the Services.  The Project Managers shall meet (either in person or by electronic means) to discuss the performance of the Services as often as reasonably necessary to ensure the orderly provision of the Services, and shall have authority to address and remedy problems related to the provision of the Services.  Each party shall designate successor Project Managers in the event that a designated individual is not available to perform such role hereunder.

5.2In the event that any dispute arises under this Agreement, the parties agree to negotiate in good faith to resolve such dispute prior to seeking relief in accordance with Sections 3.10 and/or 3.11 of the Purchase Agreement.  Either party may at any time deliver a notice to the other party that it wishes to refer a dispute to the Project Managers.  Following receipt of such notice, the Project Managers shall negotiate in good faith to resolve such dispute within a period of ten (10) days (or such longer period of time as such Project Managers may agree in writing).  If at the end of such period, the Project Managers have not fully resolved the dispute, the Project Managers shall within ten (10) days appoint one expert satisfactory to both parties to mediate the dispute and shall share equally the costs thereof.  If within twenty (20) days following the appointment of such mediator the parties have not fully resolved the dispute, either party may seek relief in accordance with Sections 3.10 and/or 3.11 of the Purchase Agreement.

6.Intellectual Property.

6.1As used herein, “Work Product” shall include, without limitation, all Intellectual Property Rights (as defined in this Section 6.1) and any related work-in-progress, improvements or modifications to any Intellectual Property Rights that are created, developed or conceived (alone or with others) in connection with the Services. “Intellectual Property Rights” means any invention or discovery, whether patentable or nonpatentable, or copyrightable or non-copyrightable, to the extent that it is conceived or reduced to practice in performing the Services.

6.2Buyer agrees that all Work Product arising during the term of this Agreement (excluding any Confidential Information (as defined in the Confidentiality Agreement) of Buyer) shall be the property of Seller and hereby assigns all its rights in such Work Product and in all related Intellectual Property Rights to Seller.  Buyer acknowledges that Seller, in its sole discretion, shall have the right to license such Work Product or any portion thereof, and/or incorporate such Work Product or any portion thereof into products or services, for use by other licensees or customers of Seller.  At Seller’s request and expense, Buyer shall assist and cooperate with Seller in all reasonable respects and shall execute documents, give testimony and take further acts as reasonably requested by Seller to acquire, transfer, maintain and enforce Intellectual Property Rights and other legal protection for such Work Product.

6.3Subject to Buyer’s performance of its obligations hereunder, Seller hereby grants to Buyer a worldwide, non-exclusive, non-transferable license during the term of this Agreement to use, within Buyer’s enterprise only, the Work Product solely for Buyer’s internal business purposes.

6.4Buyer hereby disclaims all warranties of any kind, whether express, implied, statutory or otherwise, with respect to any Confidential Information of Buyer or other information or materials supplied by Buyer to Seller hereunder, including, without limitation, any warranties with respect to any specifications for the Work Product or other deliverables required hereunder.

6.5Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to grant, directly or by implication, estoppel or otherwise, any right or license with respect to any technology or other Intellectual Property Rights, and each party retains all right, title and interest in and to their respective technologies and other Intellectual Property Rights.

6.6Buyer hereby agrees to comply with all export laws and regulations of the U.S. Department of Commerce and all other U.S. Government Agencies, including, without limitation, the Export Administration Regulations of the U.S. Department of Commerce Bureau of Export Administration, and further agrees not to export, or allow the export or re-export of, any Confidential Information of Seller in violation of such laws and/or regulations, or without all required consents.

7.Termination.

7.1Subject to the terms of this Section 7, this Agreement shall terminate on the date on which the provision of all Services have been terminated pursuant to Section 3.

7.2This Agreement may be terminated by either party in advance of the termination date pursuant to Section 7.1 above:

(a)upon written notice to the other party if the other party shall default in the performance of any of its material obligations under this Agreement and such default shall continue and not be remedied for a period of ten (10) days after receipt of prior written notice stating that a default has occurred;

(b)upon written notice to the other party if the other party has filed against it any involuntary petition in bankruptcy or similar proceeding seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall (A) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets; (B) file a voluntary petition or admit in writing its inability to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or (E) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or similar proceedings; or

(c)upon written notice to the other party if any Force Majeure Event (as defined in Section 9 hereof) occurs and any Services or obligations required to be performed hereunder are interrupted or interfered with for a period in excess of sixty (60) days.

7.3Upon the termination of this Agreement pursuant to this Section 7, Seller shall no longer be obligated to provide any Services and Buyer shall no longer be obligated to pay for any Services (except with respect to any Fees incurred up to the date of such termination).

7.4The provisions of Sections 6.3, 7, 9, 10, and 11 shall survive any termination of this Agreement.

8.Liability.

8.1Subject to Article 11 of the Purchase Agreement, Seller shall, to the extent permitted by law, indemnify and hold harmless Buyer and its agents and Affiliates from and against all Losses incurred or sustained by Buyer where such Losses result from the breach of any representation or covenant contained in this Agreement by Seller.  Seller’s aggregate liability to Buyer for Losses in connection with this Agreement shall not exceed the aggregate Fees paid by Buyer to Seller pursuant to this Agreement.  Except as provided above, Seller shall have no liability whatsoever to Buyer for any error, act or omission in connection with the Services to be rendered hereunder, and Seller’s sole responsibility to Buyer with respect to the Services shall be as follows:  (i) in the event of Seller’s error or omission in connection with the Services, to furnish correct information and to provide any necessary adjustment in the Services at no additional cost or expense to Buyer; and (ii) in the event of Seller’s failure to deliver any Service because of a Force Majeure Event, to use reasonable efforts, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

8.2Subject to Article 11 of the Purchase Agreement, Buyer shall, to the extent permitted by law, indemnify and hold harmless Seller and its agents and Affiliates from and against all Losses incurred or sustained by Seller where such Losses result from the breach of any representation or covenant contained in this Agreement by Buyer.

8.3Notwithstanding anything contained herein to the contrary, neither party shall have any liability to the other party hereunder for compensatory, punitive, special, incidental or consequential Losses (including loss of profits), regardless of the circumstances under which such Losses arose, even if advised of the possibility of such Losses.

9.Force Majeure.  Neither party shall be liable for any delay or failure to perform any obligations (other than payment obligations) hereunder resulting from any cause, condition or event beyond the reasonable control of the party affected, including, but not limited to, acts of God, fire, flood, earthquake, war, terrorism, riot, government action, strike, labor trouble or shortage, curtailment of business (including scheduled or unscheduled shutdowns of any manufacturing facility) or inability to obtain material, utilities, equipment or transportation (a “Force Majeure Event”).  The party claiming the benefit of this provision shall promptly notify the other party of a Force Majeure Event and attempt in good faith to resume performance as soon as commercially reasonable.  Neither party shall be obligated to settle a dispute or otherwise take any action which is not commercially reasonable to terminate a Force Majeure Event.

10.Confidential Information.

10.1Without the prior written consent of the other party, each party agrees not to (i) disclose Confidential Information to any third party or (ii) use any Confidential Information except as necessary to perform its obligations under this Agreement.  Any Confidential Information disclosed prior to the date hereof shall be protected by the terms of this Section 10.  Each party shall use no less than reasonable care in protecting any Confidential Information received.  Each party is and shall remain the sole owner of all right, title and interest in and to its respective Confidential Information.  Neither party shall possess any right, title or interest in or any lien on Confidential Information of the other party.  All Confidential Information disclosed hereunder shall be on an “AS IS” basis with no warranties, express or implied.

10.2Each party shall limit disclosure of Confidential Information to its agents and Affiliates who have a bona fide need for Confidential Information to carry out the purposes of this Agreement and who have agreed to observe the terms of this Section 10. Each party shall be responsible for any breaches of this Section 10 by its agents and Affiliates.  Seller agrees to consult with Buyer and to use commercially reasonable efforts to put in place adequate procedures and make appropriate personnel assignments, in each case as of the Closing Date, in order to ensure that Confidential Information of Buyer is not used by Seller for the benefit of its business or otherwise misused.

10.3Upon the earlier to occur of (i) the termination of this Agreement, (ii) such time as any Confidential Information ceases to be required by the party receiving such Confidential Information to perform or receive the Services or (iii) a reasonable request of a party, all Confidential Information of a party (and any copies thereof) shall be returned to that party and any such Confidential Information of a party (and any copies thereof) stored in computer or other electronic archival systems shall be deleted or erased, in each case within fifteen (15) days following such termination or request.  Upon the request of a party, the other party shall certify in writing that all such Confidential Information has been returned or destroyed.

11.Licenses, Permits and Third Party Consents.  Each party shall obtain and maintain all permits, approvals and licenses and other applicable Governmental Orders, and shall obtain any third party consents, necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses or consents.  Unless otherwise provided in the applicable Service Schedule, the costs of obtaining any permits, approvals, licenses, sublicenses or approvals and third party consents, shall be borne by Seller.

12.Independent Contractor.  Each of Buyer and Seller shall be an independent contractor in the performance of its respective obligations hereunder.  Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or a relationship of principal and agent or of employer and employee between Buyer and Seller, or between any of the agents, contractors or suppliers of Buyer, on the one hand, and of Seller, on the other hand.

13.Notices.  Any notices authorized to be given hereunder shall be in writing and deemed given, if delivered personally or by overnight courier, on the date of delivery if a Business Day, or if not a Business Day, on the first Business Day following delivery, or if mailed, three days after mailing by registered or certified mail, return receipt requested, and in each case, addressed, as follows:

If to Buyer to:	with a copy to:
Nanotherapeutics, Inc. Attn: James Talton 13859 Progress Blvd, Suite 300 Alachua, FL 32615 Telephone: 386-462-9663	Nanotherapeutics, Inc. Attn: Andy Cziotka, Esq. 13859 Progress Blvd, Suite 300 Alachua, FL 32615 Telephone: 386-462-9663
If to Seller to:	with a copy to:
XOMA (US) LLC c/o XOMA Corporation 2910 Seventh Street Berkeley, CA 94710 Attn: General Counsel Telephone: (510) 204-7200	Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Attn: Van W. Ellis Telephone: (202) 887-8776

or if delivered by telecopier, on a Business Day before 5:30 PM local time of addressee on transmission confirmed electronically, or if at any other time or day, on the first Business Day succeeding transmission confirmed electronically, to the facsimile numbers provided above or to such other address or telecopy number as any party shall specify to the other pursuant to the foregoing notice provisions.

14.Severability.  No invalidity or unenforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or the remainder of such section.

15.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  Any controversy or claim arising out of or relating to this Agreement shall be settled in accordance with the applicable provisions of the Purchase Agreement.

16.Succession; Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  Nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under this Agreement.

17.Assignment.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, which approval shall not be unreasonably withheld; provided, however, that Seller may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates or another third party to perform its obligations hereunder (in any or all of which cases Seller nonetheless shall remain responsible for the performance of all of its obligations hereunder).

18.Entire Agreement; Amendment.  This Agreement, together with the Purchase Agreement and the other Ancillary Agreements, constitutes the entire understanding and agreement between the parties hereto and supersedes any and all written or oral, prior or contemporaneous representations, understandings and agreements between or among Buyer and Seller with respect to the subject matter hereof, all of which are merged herein and therein.  This Agreement may not be canceled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by all of the parties hereto.  All amendments or modifications of this Agreement shall be binding upon the parties even in the absence of consideration so long as the same shall be in writing and executed by the parties hereto.

19.Controlling Agreement.  In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the Purchase Agreement, or the interpretation and application thereof, the terms and conditions set forth in the Purchase Agreement shall prevail, govern and control in all respects.

20.Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE SERVICES, INCLUDING, WITHOUT LIMITATION, THE ACCURACY OF THE SERVICES OR THEIR SUITABILITY FOR THE BUSINESS, AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE.

21.Contractual Statute of Limitations.  Except for actions for nonpayment or breach of Buyer’s proprietary rights in the Work Product, no action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has accrued.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NANOTHERAPEUTICS, INC.

By:
Name:
Title:

XOMA (US) LLC

By:
Name:
Title:

EXHIBIT A

Form of Service Schedule __ to Transition Services Agreement

1.Schedule #:                                (To be inserted by responsible individual or department.)

2.Functional Area:

3.Start/End Date:  The Services start on the Closing Date of the Transition Services Agreement between Seller and Buyer to which this Service Schedule is attached and end after a period of [________] from such Closing Date, unless otherwise indicated below.

Indicate below if alternate start/end date:

Start Date:

End Date:

If Start and End dates vary by Service [and/or country], please indicate in Section 5.

4.Summary of Services:  (Describe the Service to be provided in appropriate detail.)

Service Name	Description

5.Performance Standards:  (State minimum performance expected for each Service, if applicable.)

6.Estimated Total Fees:  (Attach separate Fee schedule as appropriate.)

7.Describe the process by which the cost of the Services and the Fees will be adjusted in case of an increase/decrease in the Services provided: (Describe on an individual service basis if necessary).

Upon execution of this Service Schedule by both parties, it shall be deemed incorporated into and made part of that certain Transitional Services Agreement.

NANOTHERAPEUTICS INC., Buyer,		XOMA (US) LLC, Seller

By:		By:
	(Authorized Signature)		(Authorized Signature)
Date:		Date:
Name:		Name:
Title:		Title:
Address:		Address:

Schedule 1.1

Permitted Encumbrances

None

Schedule 1.1 - 1

Physical Assets

Eight (8) computers and the desks and chairs located on the date hereof in the space covered by the Warehouse License Agreement.

Schedule 1.1 - 2

Products

GMP/Non-GMP

•	NX02
•	NX01
•	XC44
•	XB23
•	NX11
•	XC41
•	XC84
•	XC42
•	XE06
•	XE02
•	XB10
•	XE17
•	XB18
•	XOMA 3B
•	XOMA 3E
•	XOMA 3AB

Non-GMP

•	XOMA 4CD
•	XOMA ABE

Critical Reports

•	“Domains”
•	“Derivatives of domains” (BioAnalytical/Analytical Development; Modified for use)
•	“All domains and derivatives generally used for these products”

Schedule 1.1 - 3

Precursor Materials

Antibody	MCB vials	WCB vials
NX01	100	100
NX02	100	100
NX11	100	100
XB10	100	100
XB18	100	100
XB23	100	0 (not produced)
XE02	100	100
XE06	100	100
XE17	100	100
XC41	100	0 (not produced)
XC42	100	0 (not produced)
XC44	100	0 (not produced)
XC84	100	0 (not produced)

XOMA 4CD Bioanalytical Reagent Inventory List

Serum Drug Concentration Assay
Reagent	Lot No	Conc.	Quantity	Comments
4C4 Domain	020415	1.11 mg/mL	24 mg	Unlabel domain
4C10 Domain	030415	1.67 mg/mL	35 mg	Unlabel domain
8DC4 M8V6 Domain	Exp-15-CAO527	1.53 mg/mL	63 mg	Unlabel domain
Anti-Id XC42				Producing at Antibody Solutions. Available Nov to Dec. 2015
b-4C4 domain	R-LC20150521B	310 µg/mL	2.8 mg	Biotinylated domain for SDC assay
ru-4C4 domain	R-LC20150521A	308 µg/mL	2.8 mg	Ruthenylated domain for SDC assay
b-4C10 domain	R-LC20150511C	316 µg/mL	2.8 mg	Biotinylated domain for SDC assay
ru-4C10 domain	R-LC20150511D	311 µg/mL	2.2 mg	Ruthenylated domain for SDC assay
b-8DC4 M8V6 domain	R-LC20150612D	258 µg/mL	0.9 mg	Biotinylated domain for SDC assay
ru-8DC4 M8V6 domain	R-LC20150612C	282 µg/mL	1.0 mg	Ruthenylated domain for SDC assay

Immunogenicity Assay
Reagent	Lot No	Conc.	Quantity	Comments
Rabbit Ig purified Ab (XC41)	PR150811A	1.05 mg/mL	29 mg	ADA for positive control
Rabbit Ig purified Ab (XC42)	PR150811B	0.964 mg/mL	38 mg	ADA for positive control
Rabbit Ig purified Ab (XC44)	PR150811C	1.01 mg/mL	66 mg	ADA for positive control
Rabbit Ig purified Ab (XC84)	PR150811D	1.56 mg/mL	49 mg	ADA for positive control
Reagent	Lot No	Conc.	Quantity	Comments
ru-XC41	R-JC20150929A	198 µg/mL	1.9 mg	Drug labeling for ADA assay

Schedule 1.1 - 4

ru-XC42	R-JC20150929B	209 µg/mL	2.0 mg	Drug labeling for ADA assay
ru-XC44	R-JC20150929C	182 µg/mL	1.8 mg	Drug labeling for ADA assay
ru-XC84	R-JC20150929D	201 µg/mL	2.0 mg	Drug labeling for ADA assay
b-XC41	R-JC20150930A	194 µg/mL	1.9 mg	Drug labeling for ADA assay
b-XC42	R-JC20150930B	201 µg/mL	2.0 mg	Drug labeling for ADA assay
b-XC44	R-JC20150930C	204 µg/mL	2.0 mg	Drug labeling for ADA assay
b-XC84	R-JC20150930D	211 µg/mL	2.1 mg	Drug labeling for ADA assay

Schedule 1.1 - 5

Product Inventory

Description	P/N	L/N	Building	Freezer	Shelf/Box	MCB	WCB	Date Stored	Vials	Released	Quarantined
NX02	103350	1662204	X4	XC06292	3B		X	12/5/2005	46	X
NX02	103350	1662204	X4	XC06292	3C		X	12/5/2005	58	X
NX02	103338	1652380	X4	XC06292	3F	X		11/17/2005	48	X
NX02	103338	1652380	X4	XC06292	3G	X		11/17/2005	45	X
NX01	103349	1661858	X4	XC06292	4B		X	11/30/2005	83	X
NX01	103349	1661858	X4	XC06292	4C		X	11/30/2005	19	X
NX01	103337	1652483	X4	XC06292	4F	X		11/18/2005	86	X
NX01	103337	1652483	X4	XC06292	4G	X		11/18/2005	20	X
XC44	103832	NN10500	X4	XC06292	5B	X		7/31/2013	81	X
XC44	103832	NN10500	X4	XC06292	5C	X		7/31/2013	48	X
XB23	103804	NK10500	X4	XC06292	5E	X		1/17/2012	53	X
XB23	103804	NK10500	X4	XC06292	5F	X		1/17/2012	67	X
NX11	103339	1732062	X4	XC06292	5G	X		2/8/2006	47	X
NX11	103351	1748206	X4	XC06292	5H		X	2/23/2006	57	X
XC44	103832	NN10500	X4	XC06292	5J	X		7/31/2013	79	X
XC41	103889	NS10501	X4	XC06292	6B	X		7/22/2014	79		X
XC41	103889	NS10501	X4	XC06292	6C	X		7/22/2014	80		X
XC41	103889	NS10501	X4	XC06292	6D	X		7/22/2014	55		X
XC84	103869	NQ10500	X4	XC06292	6H	X		4/29/2014	60		X
XC84	103869	NQ10500	X4	XC06292	6I	X		4/29/2014	76		X
XC84	103869	NQ10500	X4	XC06292	6J	X		4/29/2014	65		X
XC42	103848	NP10500	X4	XC06292	7B	X		9/12/2013	65	X
XC42	103848	NP10500	X4	XC06292	7C	X		9/12/2013	68	X
XE06	103782	NJ10500	X4	XC06292	7D	X		5/26/2011	70	X
XE06	103782	NJ10500	X4	XC06292	7E	X		5/26/2011	55	X

Schedule 1.1 - 6

Description	P/N	L/N	Building	Freezer	Shelf/Box	MCB	WCB	Date Stored	Vials	Released	Quarantined
XE06	103783	NJ10501	X4	XC06292	7G		X	6/14/2011	81	X
XE06	103783	NJ10501	X4	XC06292	7H		X	6/14/2011	58	X
XC42	103848	NP10500	X4	XC06292	7I	X		9/12/2013	79	X
XE02	103758	NH10502	X4	XC06292	8C		X	2/12/2011	71	X
XE02	103758	NH10502	X4	XC06292	8D		X	2/12/2011	80	X
XE02	103759	NH10501	X4	XC06292	8F	X		2/1/2011	68	X
XE02	103759	NH10501	X4	XC06292	8G	X		2/1/2011	81	X
XB10	103714	NE10500	X4	XC06292	10C	X		3/20/2010	81	X
XB10	103714	NE10500	X4	XC06292	10D	X		3/20/2010	70	X
XB10	103716	NE10501	X4	XC06292	10G		X	4/6/2010	78	X
XB10	103716	NE10501	X4	XC06292	10H		X	4/6/2010	76	X
XE17	103740	NG10500	X4	XC06292	11B	X		9/14/2010	81	X
XE17	103740	NG10500	X4	XC06292	11C	X		9/14/2010	31	X
XE17	103741	NG10501	X4	XC06292	11E		X	10/12/2010	66	X
XE17	103741	NG10501	X4	XC06292	11F		X	10/12/2010	81	X
XB18	103722	NF10500	X4	XC06292	12C	X		6/29/2010	80	X
XB18	103722	NF10500	X4	XC06292	12D	X		6/29/2010	71	X
XB18	103721	NF10501	X4	XC06292	12F		X	7/17/2010	77	X
XB18	103721	NF10501	X4	XC06292	12G		X	7/17/2010	75	X
NX11	103351	1748206	X5	XC08765	6C		X	2/23/2006	47	X
XB23	103804	NK10500	X5	XC08765	6D	X		1/17/2012	31	X
NX11	103339	1732062	X5	XC08765	6E	X		2/8/2006	59	X
XE06	103782	NJ10500	X5	XC08765	1A	X		5/26/2011	31	X
XE06	103783	NJ10501	X5	XC08765	1B		X	6/14/2011	72	X
XB10	103714	NE10500	X5	XC08765	8C	X		3/20/2010	6	X
XB10	103716	NE10501	X5	XC08765	8D		X	4/6/2010	43	X
XB18	103722	NF10500	X5	XC08765	8E	X		6/29/2010	3	X
XB18	103721	NF10501	X5	XC08765	8F		X	7/17/2010	58	X
XE17	103740	NG10500	X5	XC08765	8G	X		9/14/2010	45	X

Schedule 1.1 - 7

Description	P/N	L/N	Building	Freezer	Shelf/Box	MCB	WCB	Date Stored	Vials	Released	Quarantined
XE17	103741	NG10501	X5	XC08765	8H		X	10/12/2010	56	X
XE02	103759	NH10501	X5	XC08765	8I	X		2/1/2011	8	X
XE02	103758	NH10502	X5	XC08765	8J		X	2/12/2011	48	X

Schedule 1.1 - 8

Transferred Contracts

Master Project Agreement, effective as of July 12, 2010, by and between Fisher BioServices, Inc. and XOMA (US) LLC

Lease Agreement, effective as of September 21, 2010, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Lease Agreement, effective as of June 24, 2011, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Lease Agreement, effective as of January 31, 2012, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Commercial Supply Agreement (Cell Culture Media and Reagents), effective as of July 1, 2011, by and between SAFC Inc. and XOMA (US) LLC

Subcontract for Services, effective as of July 12, 2012, by and between SRI International and XOMA (US) LLC

Master Laboratory Services Agreement, effective as of August 3, 2012, by and between Covance Laboratories Inc. and Covance Bioanalytical Services LLC, and XOMA (US) LLC

Amended and Restated Laboratory Services and Confidentiality Agreement, effective as of March 1, 2015, by and between Charles River Laboratories, Inc. and XOMA (US) LLC

XOMA License Agreements

License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, effective as of December 10, 2007, by and between The Regents of the University of California and XOMA Technology Ltd.

First Amendment to Exclusive License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, effective as of October 7, 2008, by and between The Regents of the University of California and XOMA Technology Ltd.

Second Amendment to Exclusive License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, effective as of September 13, 2011, by and between The Regents of the University of California and XOMA Technology Ltd.

Third Amendment to Exclusive License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, SF09‑140, effective as of August 23, 2012, by and between The Regents of the University of California and XOMA Technology Ltd.

Schedule 1.1 - 9

Fourth Amendment to Exclusive License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, SF09‑140 effective as of April 15, 2013, by and between The Regents of the University of California and XOMA Technology Ltd.

Fifth Amendment to Exclusive License Agreement for Anti-Botulinum Neurotoxin Antibodies, UC Case Nos. SF98‑A13, SF05‑A14, SF07‑080, SF09‑140, effective as of July 1, 2015, by and between The Regents of the University of California and XOMA Technology Ltd.

U.S. Government Contracts

Contract No. HHSN272201100031C, effective as of September 30, 2011 (“Contract No. HHSN272201100031C”), by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Amendment 1 to Contract No. HHSN272201100031C, effective as of March 15, 2013, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Amendment 2 to Contract No. HHSN272201100031C, effective as of December 23, 2013, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Amendment 3 to Contract No. HHSN272201100031C, effective as of January 23, 2014, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Amendment 4 to Contract No. HHSN272201100031C, effective as of February 26, 2014, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Amendment 5 to Contract No. HHSN272201100031C, effective as of February 25, 2015, by and between the National Institutes of Health, National Institute of Allergy and Infectious Diseases and XOMA (US) LLC

Schedule 1.1 - 10

XOMA Co-Formulation Patents

1.	Title:	Antibody Coformulations
	Inventor:	Susan Joyce Babuka, Chin-Yi Huang and Mingxiang Li
	Assignee:	XOMA (US) LLC

(Coformulations)

COUNTRY	APPLICATION	FILE DATE	PATENT/PUBLICATION
US Provisional	61/240,155	09/04/09
PCT	PCT/US10/47753	09/02/10	WO 2011/028962 A2
US	12/875,083	09/02/10	20110059079 A1
US Con	14/705,713	05/06/15
Europe	10814532.7	09/02/10	2473191 A1

2.	Title:	Anti-Botulism Antibody Coformulations
	Inventor:	Susan Joyce Babuka, Mingxiang Li
	Assignee:	XOMA (US) LLC

(Coformulations BoNT)

COUNTRY	APPLICATION	FILE DATE	PATENT/PUBLICATION
US Provisional	61/240,149	04/09/09
PCT	PCT/US10/47752	09/02/10	WO 2011/028961 A2
US	12/875,065	09/02/10	8,821,879 B2

Schedule 1.1 - 11

XOMA Vector Patents

1.	Title:	Methods and materials for transient expression of a recombinant protein
	Inventor:	Masahisa Handa, Arnold H. Horwitz, Robyn Cotter, Eddie Bautista
	Assignee:	XOMA (US) LLC

  (Transient Expression)

COUNTRY	APPLICATION	FILE DATE	PATENT/PUBLICATION
US Provisional	60/633,056	12/03/04
PCT	PCT/US05/043922	12/05/05	WO 2006/060769
US	11/831,691	07/31/07	7,794,976 B2

2.	Title:	METHODS AND MATERIALS FOR INCREASING EXPRESSION OF RECOMBINANT POLYPEPTIDES
	Inventor:	Arnold Horwitz
	Assignee:	XOMA (US) LLC

(2 Gene Vector)

COUNTRY	APPLICATION	FILE DATE	PATENT/PUBLICATION
US Provisional	60/368,530	03/29/02
PCT	PCT/US03/010154	03/31/03	WO 04/033693
US	10,404,724	03/31/03	7,192,737 B2
US	11/673,539	02/09/07	7,993,915 B2
US	13/205,448	08/08/11	8,497,096 B2
Australia	2003 300588	03/31/03	2003 300588 B2
Canada	2,492,008	03/31/03	2,492,008
EUROPE:	03808015.6	03/31/03	1492874 B1
Belgium	03808015.6	03/31/03	1492874 B1
Denmark	03808015.6	03/31/03	1492874 B1
France	03808015.6	03/31/03	1492874 B1
Germany	03808015.6	03/31/03	603 35 794.6-08
Great Britain	03808015.6	03/31/03	1492874 B1
Ireland	03808015.6	03/31/03	1492874 B1
Netherlands	03808015.6	03/31/03	1492874 B1
Sweden	03808015.6	03/31/03	1492874 B1
Switzerland	03808015.6	03/31/03	1492874 B1
EUROPE:	10011422.2	09/29/10	2311962 B1
France	10011422.2	09/29/10	2311962 B1
Germany	10011422.2	09/29/10	2311962 B1
Great Britain	10011422.2	09/29/10	2311962 B1
Ireland	10011422.2	09/29/10	2311962 B1
Netherland	10011422.2	09/29/10	2311962 B1
Sweden	10011422.2	09/29/10	2311962 B1
Switzerland	10011422.2	09/29/10	2311962 B1
Japan	2004-543182	03/31/03	4554370

Schedule 1.1 - 12

Schedule 5.3

Consents

Master Project Agreement, effective as of July 12, 2010, by and between Fisher BioServices, Inc. and XOMA (US) LLC

Lease Agreement, effective as of September 21, 2010, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Lease Agreement, effective as of June 24, 2011, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Lease Agreement, effective as of January 31, 2012, by and between Thermo Fisher Financial Services, Inc. and XOMA (US) LLC

Commercial Supply Agreement (Cell Culture Media and Reagents), effective as of July 1, 2011, by and between SAFC Inc. and XOMA (US) LLC

Subcontract for Services, effective as of July 12, 2012, by and between SRI International and XOMA (US) LLC

Master Laboratory Services Agreement, effective as of August 3, 2012, by and between Covance Laboratories Inc. and Covance Bioanalytical Services LLC, and XOMA (US) LLC

Amended and Restated Laboratory Services and Confidentiality Agreement made as of December 31, 2008 by and between Charles River Laboratories, Inc. and XOMA (US) LLC

Amended and Restated Laboratory Services and Confidentiality Agreement, effective as of March 1, 2015, by and between Charles River Laboratories, Inc. and XOMA (US) LLC extending term to May 6, 2018

Schedule 5.3 - 1

Schedule 5.4

Title to Purchased Assets

None

Schedule 5.4 - 1

Schedule 5.5

XOMA Patents – Encumbrances

None

Schedule 5.5 - 1

Schedule 5.6

Litigation

Department of Public Integrity Inquiry into NIAID Contracts:

On January 14, 2014, the Division of Program Integrity (DPI) in the Office of Management Assessment at the National Institutes of Health sent a letter to XOMA requesting information in connection with its review of allegations of misuse of NIH funds under contract HHSN272200800028C.  DPI is continuing its review of an allegation of misuse by XOMA of funds awarded under a contract with NIAID.  However, DPI has not informed XOMA that it has reached any conclusion about liability on the part of XOMA or the amount of funds that may be at issue.

DPI’s request for information sought accounting, administration, and labor charge-related records in connection with the NIAID contract.  XOMA provided records to DPI in February, March, and April 2014.  XOMA has not received any substantive communication from DPI since producing records.

To XOMA’s Knowledge, the inquiry pertains solely to billing practices and not with regard to the Products.

Schedule 5.6 - 1

Schedule 5.7

Regulatory Issues

None

Schedule 5.7 - 1

Schedule 5.8

Compliance with Laws

None

Schedule 5.8 - 1

Schedule 6.1(d)

Settlements

None

Schedule 6.1(d) - 1

Schedule 6.2

XOMA BOT Know-How

Relevant NIAID Standard Operating Procedures

•	010.03.15 Evaluation and Maintenance of Chromatography Resins and Columns
•	010.03.29_Cleaning,_Packing,_and_Efficiency_Testing_for_Chromatography_Columns
•	010.03.37_Purification_Column_Regeneration.pdf
•	010.03.38_Operation_and_Maintenance_of_Chromatography_Columns.pdf
•	010.06.78_Purification_Buffer_Preparation.pdf
•	010.08.34_Operation_of_the_2FRM3-500-01 Disposable Fermenter (Xcellerex_XDR-500_Disposable_Bioreactor).pdf
•	010.08.35_Fermenter_Monitoring.pdf
•	010.08.36_Standardization_of_DO2_for_2FRM3-500-01_Bioreactor.pdf
•	010.08.37_Standardization_of_pH_for_2FRM3-500-01_Bioreactor.pdf
•	010.10.02_Hydrophobic_Interaction_Chromatography_Processing_in_Manufacturing_at_XOMA.pdf
•	010.10.03_Q_Sepharose_Processing_for_Manufacturing_at_XOMA.pdf
•	010.10.04_Protein_A_Processing_for_Manufacturing_at_XOMA.pdf
•	010.10.05__Viral_Filtration_for_Manufacturing XOMA.pdf
•	020.01.01 Filter Integrity Testing
•	020.01.83__Determining_Total_and_Viable_Cell_Counts_in_Cell_Suspensions.pdf
•	040.01.87_Calibration_of_DO2_for_2FRM3-500-01_Bioreactor.pdf
•	040.01.88 Calibration of pH for 2FRM3-500-01 Bioreactor.pdf
•	040.03.33_Qualification_of_Chromatography_Columns.pdf
•	090.01.10._Requirement_for_Validation_of_Assays_Supporting_GLP_Toxicology_and_Clinical_Studies.pdf
•	090.01.11_Qualification_of_Analytical_Assays_in_Bioanalytical_Development.pdf
•	090.02.51 Operation, Maintenance and Calibration Check of the Molecular Devices Microplate Reader in Bioanalytical Development.pdf
•	090.03.16 Measurement of Human Engineered NX11 in Rat Serum by ECLA on the MSD Platform
•	090.03.17_Measurement_of_Human_Engineered_NX01_in_Rat_Serum_by_ECLA_on_the_MSD_Platform.pdf
•	090.03.18_Measurement_of_Human_Engineered_NX02_in_Rat_Serum_by_ECLA_on_the_MSD_Platform.pdf
•	100.09.75_Installation,_operation,_storage,_and_maintenance_of_the_Wave_Bioreactor_System_20_50_used_in_XOMA_5.pdf
•	100.21.07 Operation, Maintenance and Calibration of the Hiac/Royco Liquid Particle Counter, Model 9703
•	100.22.01 Operation of the Microliter Pipets
•	100.24.02 Operation of Masterflex and Watson-Marlow Peristaltic and ChemTec Pumps

Schedule 6.2 - 1

•	100.24.08 Operation and Maintenance of Centrifugal, Positive Displacement, and Rotary Lobe Pumps
•	100.28.06 Operation and Maintenance of the Molecular Devices Microplate Readers
•	100.28.12_Operation_and_Maintenance_of_the_Shimadzu_Model_UV_-_1601_UV_Spectrophotometer.pdf
•	100.31.06_Operation_Maintenance_Calibration_of_MSD_Sector_Imager_2400_6000.pdf
•	100.35.03_Operation,_Standardization_and_Maintenance_of_QC_Conductivity_Meters.pdf
•	100.37.31_Operation_of_the_Advanced_Micro-Osmometer,_Models_3300 and 3320.pdf
•	100.37.48 Operation, Maintenance and Calibration of the Molecular Devices Total DNA Threshold System
•	105.03.19_Measurement_of_Human_Engineered_NX11_in_Cyno_Serum_by_ECLA_on_the_MSD_Platform.pdf
•	105.03.20_Measurement_of_Human_Engineered_NX02_in_Cynomolgus_Monkey_Serum_by_ECLA_on_the_MSD_Platform.pdf
•	105.03.21__Measurement_of_Human_Engineered_NX01_in_Cynomolgous_Monkey_Serum_by_ECLA_on_the_MSD_Platform.pdf
•	105.03.22_Guidance_for_Pharmacokinetic_Method_Validation--Ligand_Binding_Assays--Bioanalytical_Development
•	105.03.29_Material Bridging, Qualification and Expiration Date Extension.pdf
•	105.03.31_Operation,_Maintenance,_Cleaning_of_the_Microplate_Shaker_Bioanalytical Development.pdf
•	105.03.32_Guidance_for_Immunogenicity_Method_Validation_in_Bioanalytical_Development.pdf
•	105.03.33_Labeling_of_Proteins_with_Biotin_or_Ruthenium_in_Bioanalytical_Development.pdf
•	900.02.01_Determination_of_Botulinum_Toxin_E_LD50_in_Female_CD-1_Mice.pdf
•	900.02.02_Determination_of_XOMA_3E_Potency_by_Survival_Assay_in_Female_CD-1_Mice.pdf
•	900.02.03_Determination_of_Individual_Antibody_Potency_Against_Botulinum_Toxin_E.pdf
•	900.02.04_XOMA_4CD_Potency.pdf

Relevant NIAID Program Batch Records

•	BR1001 XJEM Selective Medium with Geneticin and Histidinol
•	BR1002 XJEM Fermentation Medium
•	BR1031_85mM_Butyrate,_(XOMA_2).pdf
•	BR1033 0.02 N Hydrochloric Acid Solution, (XOMA 2)
•	BR1046_Q_Sepharose_Column_Regeneration.pdf
•	BR1050_20_mM_Tris,1M_Sodium_Chloride,_pH_8.5.pdf
•	BR1051_20mM_Tris_pH_8.5.pdf
•	BR1067_20mM_Tris_150mM_Sodium_Chloride_250mM_sodium_sulfate_pH7.0.pdf
•	BR1093 Cell Bank Media Fill

Schedule 6.2 - 2

•	BR1102_50mM_Tris_150mM_sodium_Chloride,_pH_7.5_(XOMA_2)..pdf
•	BR1103_0.2M_Hydrochloric_Acid.pdf
•	BR1104_100mM_Acetic_Acid_pH 2.8.pdf
•	BR1125_50mM_Sodium Hydroxide 1M Sodium Chloride.pdf
•	BR1126 10mM Sodium Phosphate 150 mM Sodium Chloride 20 percent Ethanol, Ph 7.0.pdf
•	BR1127_10mM_Sodium_Phosphate_150_mM_Sodium_Chloride_pH_7.0_pdf
•	BR1134_NX11_Master_Cell_Bank_.pdf
•	BR1135_NX02_Master_Cell_Bank.pdf
•	BR1136_NX01_Master_Cell_Bank.pdf
•	BR1141_NX11_Manufacturings_Working_Cell_Bank.pdf
•	BR1142_NX02_Manufacturings_Working_Cell_Bank.pdf
•	BR1143_NX01_Manufacturings_Working_Cell_Bank.pdf
•	BR1145_300mM_Arginine 100mM_Glycine_pH_3.0.pdf
•	BR1167__50_mM_Sodium_Citrate_0.1__M_Sodium_Sulfate_pH_6.0
•	BR1168_50_mM_Sodium_Citrate_055_M_Sodium_Sulfate_pH_6.0.pdf
•	BR1169__50_mM_Sodium_Citrate_2.0_M_Sodium_Sulfate_pH_6.0.pdf
•	BR1170 25mM Sodium Citrate 1M Sodium Chloride pH_.pdf
•	BR1172_Hydrophobic_Interaction_Chromatography__HIC__Column.pdf
•	BR1174_10_mM_Succinate Succinic Acid,_142_mM_L Arginine HCI,_pH_6.0.pdf
•	BR1176_XJEM_selective_medium_with_geneticin.pdf
•	BR1191_Sterile_Antifoam_C_solution.pdf
•	BR1199_10mM_L-Histidine,_142mM_L-Arginine_Hydrochloride,_pH_6.0.pdf
•	BR1203_200_mM_Sodium_Butyrate.pdf
•	BR1217_100_mM_Glycine,_100_mM_Arginine,_pH_3.5.pdf
•	BR1245_200_mM_Arginine,_100_mM_Glycine,_pH_7.0.pdf
•	BR1246_10_mM_Sodium_Phosphate,_300_mM_Arginine,_100_mM_Glycine,_pH_7.0.pdf
•	BR1249_Fortified_XJEM_Selective_Medium_with_Geneticin_and_Histidinol.pdf
•	BR1250_NX01_Scaleup,_NIAID 2.pdf
•	BR1252_Concentrated_XJEM_Feed_Solution.pdf
•	BR1254_Fortified_XJEM_Fermentation_Medium.pdf
•	BR1255_NX01_Harvest,_NIAID_2.pdf
•	BR1258_NX02_Scaleup_NIAID 2.pdf
•	BR1260_NX02_Harvest,_NIAID_2.pdf
•	BR1262_Chromatography_Column_Cleaning.pdf
•	BR1263__Concentrated_XJEM_Feed_Solution_with_Amino_Acids_and_Ethanolamine.pdf
•	BR1264_Fermentation_of_NX02_Antibodies_in_Production_Fermenter_130_L,_NIAID_2.pdf
•	BR1275_NX11_Wave_Inoculation,_NIAID_2.pdf
•	BR1276 NX11 Scaleup NIAID 2.pdf
•	BR1314_NX11_Vial_Thaw,_NIAID_2.pdf
•	BR1315_NX01_Vial_Thaw,_NIAID_2.pdf

Schedule 6.2 - 3

•	BR1316_NX01_Wave_Inoculation_NIAID_2.pdf
•	BR1317_Inoculation_of_NX01_Antibodies_in_Production_Fermenter_(130_L)_NIAID_2.pdf
•	BR1318_NX02_Vial_Thaw_NIAID_2.pdf
•	BR1319_NX11_Harvest,_NIAID_2.pdf
•	BR1320_Fermentation_of_NX11_Antibodies_in_Production_Fermenter_130_L,_NIAID_2.pdf
•	BR1321_Fermentation_of_NX01_Antibodies_in_Production_Fermenter_130_L,_NIAID_2.pdf
•	BR1322_NX02_Wave_Inoculation_NIAID_2.pdf
•	BR1323_Inoculation_of_NX02_Antibodies_in_Production_Fermenter_(130_L)_NIAID_2.pdf
•	BR1324_Inoculation_of_NX11_Antibodies_in_Production_Fermenter_(130_L),_NIAID_2.pdf
•	BR1326_Pressure_Test_and_SIP_For_130_L_ABEC_Fermenter-_Pilot_Plant.pdf
•	BR1328_Protein_A_Chromatography_NX11,_NIAID_2.pdf
•	BR1329_Q_Sepharose_FF_Chromatography_NX11,_NIAID_2.pdf
•	BR1330_Butyl_650M_Chromatography_for_NX11,_NIAID_2.pdf
•	BR1331_NX11_Viral_(NFP)_Filtration,_NIAID_2.pdf
•	BR1332_Formulation,_NX11_Drug_Substance__5g_L_,_NIAID_2.pdf
•	BR1333_Protein_A_Chromatography for_NX02,_NIAID_2.pdf
•	BR1334_Q_Sepharose_FF_Chromatography for_NX02,_NIAID_2.pdf
•	BR1335_Butyl_650 Hydrophobic Interaction_Chromatography_(HIC) for_NX02,_NIAID_2.pdf
•	BR1336_NX02_Viral_(NFP)_Filtration.pdf
•	BR1337_Formulation,_NX02_Drug_Substance_(5g_L),_NIAID_2.pdf
•	BR1338_Protein_A_Chromatography_NX01,_NIAID_2.pdf
•	BR1339_Q_Sepharose_FF_Chromatography for_NX01,_NIAID 2_.pdf
•	BR1340_Butyl_650M_Hydrophobic Interaction Chromatography_(HIC) for_NX01,_NIAID_2.pdf
•	BR1341_NX01_Viral_(NFP)_Filtration,_NIAID 2.pdf
•	BR1342_Formulation,_NX01_Drug_Substance_(5g_L),_NIAID_2.pdf
•	BR1355_Formulation_NX11_Drug_Substance_5_g_L_without_Tween_80_NIAID_2.pdf
•	BR1356_Formulation, NX02 Drug Substance (5 g/L) without Tween 80 NIAID 2.pdf
•	BR1357_Formulation,_NX01_Drug_Substance_5_gL_without Tween_80_NIAID_2.pdf
•	pdf
•	BR1368_XJEM_Fermentation_Medium_with_Additional_5g_per_L_Glucose.pdf
•	BR1441_XB10_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1442_XB10_Scaleup_for_Master_Cell_Bank.pdf
•	BR1443_XB10_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1444_XB10_Preparation_of_Vial_Thaw_for_Manufacturers_Working_Cell_Bank_(MWCB).pdf
•	BR1445_XB10_Scaleup_for_Manufacturers_Working_Cell_Bank_(MWCB).pdf

Schedule 6.2 - 4

•	BR1446_XB10_Manufacturer_s_Working_Cell_Bank_(MWCB)_Vial_Freeze.pdf
•	BR1448_XB18_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.doc.pdf
•	BR1449_XB18_Scaleup_for_Master_Cell_Bank.doc.pdf
•	BR1450_XB18_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1451_XB18_Preparation_of_Vial_Thaw_for_Manufacturer_s_Working_Cell_Bank_(MWCB).pdf
•	BR1452_XB18_Scaleup_for_Manufacturer_s_Working_Cell_Bank_(MWCB).pdf
•	BR1453_XB18_Manufacturer_s_Working_Cell_Bank_(MWCB)_Vial_Freeze.pdf
•	BR1454_2x_Concentrate_of_XJEM_Fermentation_Medium_with_Additional_5_g_L_Glucose.pdf
•	BR1460_XE17_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1461_XE17_Scaleup_for_Master_Cell_Bank.doc.pdf
•	BR1462_XE17_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1463_XE17_Preparation_of_Vial_Thaw_for_Manufacturer_s_Working_Cell_Bank_(MWCB).pdf
•	BR1464_XE17_Scaleup_for_Manufacturers_Working_Cell_Bank_(MWCB).pdf
•	BR1465_XE17_Manufacturers_Working_Cell_Bank_(MWCB)_Vial_Freeze.pdf
•	BR1470_XB10_Vial_Thaw.pdf
•	BR1471_XB10_Scaleup.pdf
•	BR1472_XB10_50_L_Wave_Inoculation,_NAIID_3.pdf
•	BR1473_Inoculation_of_XB10_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1474_Fermentation_of_XB10_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1475_XB10_Harvest.pdf
•	BR1476_Protein_A_Chromatography_XB10.pdf
•	BR1477_Q_Sepharose_FF_Chromatography_for_XB10.pdf
•	BR1478_Butyl_650M_Chromatography_XB10.pdf
•	BR1479_XB10_Viral_(NFP)_Filtration_XB10.pdf
•	BR1480__Formulation_XB10_Drug_Substance,_(5_gL).pdf
•	BR1481_XB10_Process_Yield.pdf
•	BR1483_Preparation_of_Disposable_TFF_Cassettes.pdf
•	BR1485_XB18_Vial_Thaw.doc.pdf
•	BR1486_XB18_Scaleup.pdf
•	BR1487_XB18_50_L_Wave_Inoculation.pdf
•	BR1488_Inoculation_of_XB18_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1489_Fermentation_of_XB18_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1490_XB18_Harvest.doc.pdf
•	BR1491_XB10_Drug_Substance_Storage_Freeze.pdf
•	BR1492_Protein_A_Chromatography_for_XB18.pdf
•	BR1493_Q_Sepharose_FF_Chromatography_for_XB18.pdf
•	BR1494_Butyl_650M_Chromatography_XB18.pdf
•	BR1495_XB18_Viral_(NFP)_Filtration.pdf
•	BR1496_Formulation_XB18_Drug_Substance,_(5_gL).pdf
•	BR1497_XB18_Process_Yield.pdf
•	BR1498_100mM_Argininge_100mM_Glycine_pH3.8.pdf

Schedule 6.2 - 5

•	BR1499_50mM_Tris_50mM_Sodium_Chloride_pH7.8.pdf
•	BR1500_0.1M_Sodium_Phosphate_0.54M_Sodium_Sulfate_pH7.50.pdf
•	BR1501_0.1M_Sodium_Phosphate_0.2M_Sodium_Sulfate_pH7.5.pdf
•	BR1507_XE02_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1508_XE02_Scaleup_for_Master_Cell_Bank.pdf
•	BR1509_XE02_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1510_XE02_Preparation_of_Vial_Thaw_for_Manufacturer_s_Working_Cell_Bank_(MWCB).pdf
•	BR1511_XE02_Scaleup_for_Manufacturers_Working_Cell_Bank_(MWCB).pdf
•	BR1512_XE02_Manufacturers_Working_Cell_Bank_(MWCB)_Vial_Freeze.pdf
•	BR1513_XB18_Drug_Substance_Storage_Freeze.pdf
•	BR1519_XE17_Vial_Thaw.pdf
•	BR1520_XE17_Scaleup.pdf
•	BR1521_XE17_50_L_Wave_Inoculation.pdf
•	BR1522_Inoculation_of_XE17_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1523_Fermentation_of_XE17_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1524_XE17_Harvest.pdf
•	BR1525_Protein_A_Chromatography_for_XE17.pdf
•	BR1526_Q_Sepharose_FF_Chromatography_for_XE17.pdf
•	BR1527_Phenyl_650M_Chromatography_XE17.pdf
•	BR1528_Viral_(NFP)_Filtration_for_XE17.pdf
•	BR1529_Formulation_of_XE17_Drug_Substance_5g-L.pdf
•	BR1530_XE17_Drug_Substance_Filtration.pdf
•	BR1531_XE17_Process_Yield.pdf
•	BR1532_Bio_Rad_Pack_in_Place_Column_Cleaning.pdf
•	BR1533_XE17_Drug_Substance_Storage_Freeze.pdf
•	BR1534_XE06_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1535_XE06_Scaleup_for_Master_Cell_Bank.pdf
•	BR1536_XE06_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1537_XE06_Preparation_of_Vial_Thaw_for_Manufacturer_s_Working_Cell_Bank_(MWCB).pdf
•	BR1538_XE06_Scaleup_for_Manufacturers_Working_Cell_Bank_(MWCB).pdf
•	BR1539_XE06_Manufacturers_Working_Cell_Bank_(MWCB)_Vial_Freeze.pdf
•	BR1540_XE02_Vial_Thaw.pdf
•	BR1541_XE02_Scaleup.pdf
•	BR1542_XE02_50_L_Wave_Inoculation.pdf
•	BR1543_Inoculation_of_XE02_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1544_Fermentation_of_XE02_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1545_XE02_Harvest.pdf
•	BR1546_HIC_Column_Regeneration_Using_the_Pall_PK50_Automated_Chromatography_Skid.pdf
•	BR1547_Q_Sepharose_Fast_Flow_(QSFF)_Column_Regeneration_Using_the_Pall_PK50_Automated_Chromatography_Skid.pdf

Schedule 6.2 - 6

•	BR1548_Protein_A_Column_Regeneration_Using_the_Pall_PK50_Automated_Chromatography_Skid.pdf
•	BR1549_Protein_A_Chromatography_for_XE02.pdf
•	BR1550_Q_Sepharose_FF_Chromatography_for_XE02.pdf
•	BR1551_Butyl_650_M_Hydrophobic_Interaction_Chromatography_(HIC)_for_XE02.pdf
•	BR1552_Viral_(NFP)_Filtration_for_XE02.pdf
•	BR1553_Formulation_of_XE02_Drug_Substance_5g-L.pdf
•	BR1554_XE02_Drug_Substance_Filtration.pdf
•	BR1555_XE02_Process_Yield.pdf
•	BR1556_XE02_Drug_Substance_Storage_Freeze.pdf
•	BR1557_0_1M_Sodium_Citrate_0_60M_Sodium_Sulfate_pH6_0.pdf
•	BR1558_0_1M_Sodium_Citrate_0_31M_Sodium_Sulfate_pH6_00.pdf
•	BR1559_XE06_Vial_Thaw.pdf
•	BR1560_XE06_Scaleup.pdf
•	BR1561_XE06_50_L_Wave_Inoculation.pdf
•	BR1562_Inoculation_of_XE06_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1563_Fermentation_of_XE06_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1564_XE06_Harvest.pdf
•	BR1565_Protein_A_Chromatography_for_XE06.pdf
•	BR1566_Q_Sepharose_FF_Chromatography_for_XE06.pdf
•	BR1567_Phenyl_Sepharose_HP_Hydrophobic_Interaction_Chromatography_(HIC)_for_XE06.pdf
•	BR1568_Viral_(NFP)_Filtration_for_XE06.pdf
•	BR1569_Formulation_of_XE06_Drug_Substance_5g-L.pdf
•	BR1570_XE06_Drug_Substance_Filtration.pdf
•	BR1571_XE06_Process_Yield.pdf
•	BR1572_XE06_Drug_Substance_Storage_Freeze.pdf
•	BR1573_50mM_Tris_37mM_Sodium_Chloride_pH8.8.pdf
•	BR1574_0.1M_Sodium_Citrate_1.2M_Sodium_Sulfate_pH6.0.pdf
•	BR1575_0.1M_Sodium_Citrate_0.7M_Sodium_Sulfate_pH6.0.pdf
•	BR1576_0.1M_Sodium_Citrate_0.325M_Sodium_Sulfate_pH6.0.pdf
•	BR1577_Column_Packing_with_Phenyl_Sepharose_High_Performance_Resin.pdf
•	BR1578_Column_Efficiency_Testing_Using_the_Pall_PK50_Automated_Chromatography_Skid.pdf
•	BR1579_XB23_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1580_XB23_Scaleup_for_Master_Cell_Bank.pdf
•	BR1581_XB23_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1582_Column_Packing_Using_the_Pall_PK50_Automated_Chromatography_Skid.doc.pdf
•	BR1583_NX01_Process_Yield.pdf
•	BR1584_NX11_Process_Yield.pdf
•	BR1585_NX02_Process_Yield.pdf
•	BR1586_XB23_Vial_Thaw.pdf

Schedule 6.2 - 7

•	BR1587_XB23_Scaleup.pdf
•	BR1588_XB23_50_L_Wave_Inoculation.pdf
•	BR1589_Inoculation_of_XB23_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1590_Fermentation_of_XB23_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1591_XB23_Harvest.pdf
•	BR1592_Protein_A_Chromatography_for_XB23.doc.pdf
•	BR1593_Q_Sepharose_FF_Chromatography_for_XB23.pdf
•	BR1594_Butyl_650_M_Hydrophobic_Interaction_Chromatography_(HIC)_for_XB23.pdf
•	BR1595_Viral_(NFP)_Filtration_for_XB23.pdf
•	BR1596_Formulation_of_XB23_Drug_Substance,_5_gL.pdf
•	BR1597_XB23_Drug_Substance_Filtration.pdf
•	BR1598_XB23_Process_Yield.pdf
•	BR1599_XB23_Drug_Substance_Storage_Freeze.pdf
•	BR1601_0.1M_Sodium_Phosphate_0.59M_Sodium_Sulfate_pH7.50.pdf
•	BR1603_0.1M_Sodium_Phosphate_0.325M_Sodium_Sulfate_pH7.50.pdf
•	BR1604__XS-11_Fermentation_Medium.pdf
•	BR1605_XMetA_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1619_XC44_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1620_XC44_Scaleup_for_Master_Cell_Bank.pdf
•	BR1621_XC44_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1622_XC42_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1623_XC42_Scaleup_for_Master_Cell_Bank.pdf
•	BR1624_XC42_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1675_XC84_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1676_XC84_Scaleup_for_Master_Cell_Bank.pdf
•	BR1677_XC84_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1678_XOMA_247_Bulk_Placebo_Storage_Freeze.pdf
•	BR1679_XC44_Vial_Thaw.pdf
•	BR1680_XC44_Scaleup.pdf
•	BR1681_XC44_50_L_Wave_Inoculation.pdf
•	BR1682_Inoculation_of_XC44_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1683_Fermentation_of_XC44_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1685_XC44_Harvest_Clarification.pdf
•	BR1686_XC44_Protein-A_Chromatography.pdf
•	BR1687_XC44_SE_Hicap_Chromatography.pdf
•	BR1688_XC44_Mustang_Q_Chromatography.pdf
•	BR1689_Viresolve_Pro_Plus_Filtration,_XC44.pdf
•	BR1690_Formulation,_XC44_Drug_Substance_5_gL.pdf
•	BR1691_XC44_Drug_Substance_Filtration.pdf
•	BR1692_XC44_Drug_Substance_Storage_Freeze.pdf
•	BR1693_XC44_Process_Yield.pdf
•	BR1694_Placebo_for_XC_Antibodies.pdf
•	BR1715_XC44_Virus_Inactivation_Of_Protein-A_Chromatography_Pools.pdf

Schedule 6.2 - 8

•	BR1716_XOMA_089_Bulk_Placebo_Storage_Freeze.pdf
•	BR1717_XC42_Vial_Thaw.pdf
•	BR1718_XC42_Scaleup.pdf
•	BR1719_XC42_50_L_Wave_Inoculation.pdf
•	BR1720_Inoculation_of_XC42_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1721_Fermentation_of_XC42_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1722_Placebo_for_XC_Antibodies_Storage_Freeze.pdf
•	BR1723_Harvest_Clarification,_XC42.pdf
•	BR1724_Protein-A_Chromatography,_XC42.pdf
•	BR1725_XC42_Virus_Inactivation_Of_Protein-A_Chromatography_Pools.pdf
•	BR1726_SE_Hicap_Chromatography,_XC42.pdf
•	BR1727_Mustang_Q_Chromatography,_XC42.pdf
•	BR1728_Viresolve_Pro_Plus_Filtration,_XC42.pdf
•	BR1729_Formulation,_XC42_Drug_Substance_5_gL.pdf
•	BR1730_XC42_Drug_Substance_Filtration.pdf
•	BR1731_XC42_Process_Yield.pdf
•	BR1732_XC42_Drug_Substance_Storage_Freeze.pdf
•	BR1733_50_mM_Arginine_100_mM_Glycine,_pH_3.5.pdf
•	BR1734_25mM_HEPES,_29.1_mM_NaCl,_pH_7.5.pdf
•	BR1735_25mM_HEPES,_42.8_mM_NaCl,_pH_7.5.pdf
•	BR1736_XC41_Master_Cell_Bank_Vial_Freeze.pdf
•	BR1737_XC41_Preparation_of_Vial_Thaw_for_Master_Cell_Bank.pdf
•	BR1738_XC41_Scaleup_for_Master_Cell_BanK.pdf
•	BR1743_XC41_Vial_Thaw.pdf
•	BR1744_XC41_Scaleup.pdf
•	BR1745_XC41_50L_Wave_Inoculation.pdf
•	BR1746_Inoculation_of_XC41_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1747_Fermentation_of_XC41_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1748_Harvest_Clarification_XC41.pdf
•	BR1749_Protein-A_Chromatography_XC41.pdf
•	BR1750_XC41_Virus_Inactivation_Of_Protein-A_Chromatography_Pools.pdf
•	BR1751_SE_Hicap_Chromatography_XC41.pdf
•	BR1752_NatriFlo_HD-Q_Chromatography_XC41.pdf
•	BR1753_Viresolve_Pro_Plus_Filtration_XC41.pdf
•	BR1754_Formulation_XC41_Drug_Substance_5_gL.pdf
•	BR1755_XC41_Drug_Substance_Filtration.pdf
•	BR1756_XC41_Process_Yield.pdf
•	BR1757_XC41_Drug_Substance_Storage_Freeze.pdf
•	BR1761_XC84_Vial_Thaw.pdf
•	BR1762_XC84_Scaleup.pdf
•	BR1763_XC84_50_L_Wave_Inoculation.pdf
•	BR1764_Inoculation_of_XC84_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1765_Fermentation_of_XC84_Antibody_in_the_2FRM3-500-01_Fermenter.pdf
•	BR1766_Harvest_Clarification,_XC84.pdf

Schedule 6.2 - 9

•	BR1768_Protein-A_Chromatography_XC84.pdf
•	BR1769_XC84_Virus_Inactivation_Of_Protein-A_Chromatography_Pools.pdf
•	BR1770_SE_Hicap_Chromatography_XC84.pdf
•	BR1771_NatriFlo_HD-Q_Chromatography,_XC84.pdf
•	BR1772_Viresolve_Pro_Plus_Filtration,_XC84.pdf
•	BR1773_Formulation,_XC84_Drug_Substance_5_gL.pdf
•	BR1774_XC84_Drug_Substance_Filtration.pdf
•	BR1775_XC84_Process_Yield.pdf
•	BR1776_XC84_Drug_Substance_Storage_Freeze.pdf
•	BR1777_25mM_Hepes,_28.2_mM_NaCl,_pH_8.0.pdf
•	BR1778_25mM_Hepes,_58.2_mM_NaCl,_pH_8.0.pdf
•	BR246 0.83 M Glucose 0.21 M Glutamine Feed Solution
•	BR247 Dulbeccos Phosphate Buffered Saline
•	BR252 EX-CELL 301 Selective Medium without Fetuin for Cell Bank Preparation
•	BR324 EX-CELL 301 Selective Medium Without Fetuin for Inoculum Preparation
•	BR721 85 mM Butyrate
•	BR751 Protein A Column Sanitization and Storage
•	BR752 SP Sepharose Column Sanitization and Storage
•	BR753 Q Sepharose Column Sanitization Storage
•	BR755 UF DF Sanitization and Storage
•	BR757 1.0 N Sodium Hydroxide
•	BR815 5.0M Sodium Chloride
•	BR942 Chromatograhy Column Packing

Relevant - NIAID SPECIFICATIONS

General Files

•	TM101 Visual Inspection
•	TM101 TSS Visual Inspection
•	TM101 TSS Visual Inspection Raw Material
•	TM102 Potentiometric Measurement
•	TM102 TSS Potentiometric Measurement
•	TM102201 Ex-Cell 301 Medium (Modified)
•	TM103 Bioburden Testing
•	TM103 TSS Bioburden Testing
•	TM103 TSS Raw Material Bioburden Testing
•	TM107 Particle counting in Liquids by HIAC.Royco 9703
•	TM107 TSS Liquid particle count testing
•	TM111 Osmolality by vapor pressure
•	TM111 TSS Osmolality by vapor pressure
•	TM119 XOMA product identity tests
•	TM121 TSS Vial Integrity Testing of stability samples
•	TM121 Vial integrity testing of stability samples
•	TM5004 Immuno assay for anti-NXO2 in human sera by ECLA on MSD

Schedule 6.2 - 10

•	TM5004 TSS Immuno assay for anti-NXO2 in human sera by ECLA on MSD
•	TM5007 Measurement of NX11 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5007 TSS Measurement of NX11 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5008 Measurement of NX02 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5008 TSS Measurement of NX02 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5009 Measurement of NX01 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5009 TSS Measurement of NX01 in Human Serum by ECLA on the MSD Platform.pdf
•	TM5010 TSS Immunoassay for the Screening of Antibodies to NX02 in Human Serum by ECLA on MSD.pdf
•	TM5010 Immunoassay for Antibodies to NX02 in Human Serum by ECLA on MSD Platform.pdf
•	TM5011 Immunoassay for Antibodies to NX01 in Human Serum by ECLA on MSD Platform.pdf
•	TM5011 TSS Test Summary Sheet for Immunoassay for the Screening of Antibodies to NX01 in Human.pdf
•	TM5012 Immunoassay for Antibodies to NX11 in Human Serum by ECLA on MSD Platform.pdf
•	TM5012 TSS Test Summary Sheet for Immunoassay for the Screening of Antibodies to NX11 in Human.pdf
•	TM5013 Immunoassay for the Confirmation of Antibodies to NX01 in Human Serum by ECLA on MSD.pdf
•	TM5013 TSS Immunoassay Confirmation of Antibodies to NX01 in Human Serum ECLA on MSD.pdf
•	TM5014 Immunoassay for Endpoint Titer of Antibodies to NX02 in Human Serum by ECLA on MSD.pdf
•	TM5014 TSS Immunoassay Endpoint Titer of Antibodies NX02 in Human Serum by ECLA on MSD.pdf
•	TM5015 Immunoassay endpoint Titer of Antibodies to NX01 in Human Serum by ECLA--MSD.pdf
•	TM5015 TSS Immunoassay endpoint Titer of Antibodies to NX01 in Human Serum by ECLA--MSD.pdf
•	TM5016 Immunoassay for the Confirmation of Antibodies to NX11 in Human Serum by ECLA on MSD.pdf
•	TM5016 TSS Immunoassay Confirmation of Antibodies to NX11 in Human Serum ECLA on MSD.pdf
•	TM5017 Immunoassay Endpoint Titer of Antibodies to NX11 in Human Serum by ECLA--MSD.pdf
•	TM5017 TSS Immunoassay Endpoint Titer of Antibodies to NX11 in Human Serum by ECLA--MSD.pdf
•	TM5044 of XB10 Drug Concentration in Rat Serum by ECLA on the MSD .pdf
•	TM5044 TSS of XB10 in Rat Serum by ECLA on the MSD .pdf
•	TM5045 of XB18 in Rat Serum by ECLA on the MSD .pdf

Schedule 6.2 - 11

•	TM5045 TSS of XB18 in Rat Serum by ECLA on the MSD Draft.pdf
•	TM5046 of XB23 in Rat Serum by ECLA on the MSD .pdf
•	TM5046 TSS of XB23 in Rat Serum by ECLA on the MSD Draft.pdf
•	TM5047 of XE02 in Rat Serum by ECLA on the MSD Watson YE20131213A.pdf
•	TM5047 TSS of XE02 in Rat Serum by ECLA on the MSD YE20131213A.pdf
•	TM5048 of XE06 in Rat Serum by ECLA on the MSD YE20131213A.pdf
•	TM5048 TSS of XE06 in Rat Serum by ECLA on the MSD Watson YE20131213A.pdf
•	TM5049 of XE17 in Rat Serum by ECLA on the MSD YE20131213A.pdf
•	TM5049 TSS of XE17 in Rat Serum by ECLA on the MSD YE20131213A.pdf
•	TM5050 Immunoassay for Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5050 TSS Immunoassay for Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5051 Immunoassay for Confirmation of Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5051 TSS Immunoassay for Confirmation of Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5052 Immunoassay for Titer of Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5052 TSS Immunoassay for Titer of Antibodies to XOMA 3B in Rat Serum by ECLA on MSD .pdf
•	TM5053 Immunoassay for Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM5053 TSS Immunoassay for Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM5054 Immunoassay for the Confirmation of Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM5054 TSS Immunoassay for the Confirmation of Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM5055 Immunoassay for Titer Determination of Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM5055 TSS Immunoassay for Titer Determination of Antibodies to XOMA 3E in Rat Serum by ECLA on MSD .pdf
•	TM730 Residual Host Cell Protein ELISA
•	TM789 Determination of Residual DNA Content of Anti-Botulinum Toxin Antibody by ELISA
•	TM892 Measurement of NIAID Antibody Oxidation by HIC-HPLC method
•	TM729 Total Protein Determination using BCA Assay
•	TM730 Quantitation of CHO Host Cell Protein by ELISA
•	TM730 TSS Quantitation of CHO Host Cell Protein by ELISA
•	TM741 Pro-inflammatory activity by IL-6 induction.pdf
•	TM759 Growth and Productivity Test for Recombinant CHO Cell Banks.pdf
•	TM759 TSS Growth and Productivity Test for Recombinant CHO Cell Lines.pdf
•	TM782 Tryptic Map, NX02.pdf

Schedule 6.2 - 12

•	TM783 TSS IEC Analysis of NX01.pdf
•	TM783 Ion Exchange Chromatography Analysis of NX01 Containing Samples.pdf
•	TM784 Spectrophotometric Determination of Protein Concentration, NX01 Containing Samples.pdf
•	TM784 TSS Spectrophotometric Determination of Protein Concentration, NX01 Containing Samples.pdf
•	TM789 Residual Protein A Content of anti-Botulinum Toxin Antibody by ELISA for NX01, NX02, NX11.pdf
•	TM791 Tryptic Map, NX01.pdf
•	TM793 Capillary Electrophoresis - Sodium Dodecyl Sulfate CE SDS Analysis NX01 Containing Samples .pdf
•	TM793 TSS Capillary Electrophoresis - Sodium Dodecyl Sulfa.pdf
•	TM794 Spectrophotometric Determination of Protein Concentration, NX02 Containing Samples.pdf
•	TM794 TSS Spectrophotometric Determination of Protein Conc.pdf
•	TM796 TSS Ion Exchange Chromatography Analysis of NX02 Cont.pdf
•	TM796 Ion Exchange Chromatography Analysis of NX02 Containing Samples.pdf
•	TM797 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis, NX02 Containing Samples.pdf
•	TM797 TSS Capillary Electrophoresis - Sodium Dodecyl Sulfa.pdf
•	TM798 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis, NX11 Containing Samples.pdf
•	TM798 TSS Capillary Electrophoresis - Sodium Dodecyl Sulfa.pdf
•	TM799 Ion Exchange Chromatography Analysis of NX11 Containing Samples.pdf
•	TM799 TSS Ion Exchange Chromatography Analysis of NX11 Containing Samples.pdf
•	TM800 Size Exclusion Chromatography Analysis of NX11.pdf
•	TM800 TSS SEC Analysis of NX11.pdf
•	TM801 Spectrophotometric Determination of Protein Concentration, NX11 Containing Samples.pdf
•	TM801 TSS Spectrophotometric Determination of Protein Conc.pdf
•	TM802_Tryptic_Map NX11.pdf
•	TM806 Growth and Productivity Test for XJEM Modified Medium and XJEM Feed
•	TM806 TSS Growth and Productivity Test for XJEM Modified Medium and XJEM Feed
•	TM820_Residual DNA Content Threshold Analysis, Sodium Iodide Extraction.pdf
•	TM829 Clarity, Opalescence and Color
•	TM829 TSS Clarity and Opalescence
•	TM829 TSS Color of Solution
•	TM860 Spectrophotometric Determination of Protein Concentration, XOMA 3AB, XOMA 3B, and XOMA 3E.pdf
•	TM860 TSS OD280 Analysis XOMA 3AB, 3B and 3E.pdf
•	TM861 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis, XOMA 3AB.pdf
•	TM861 TSS CE-SDS, XOMA 3AB.pdf
•	TM864 Size Exclusion Chromatography Analysis, 3XMAb-BoNT A.pdf

Schedule 6.2 - 13

•	TM868 Ion Exchange HPLC Method, XOMA 3AB.pdf
•	TM869 Determination of XOMA 3AB Binding by ELISA.pdf
•	TM880 Quantitation of Total DNA by PicoGreen.pdf
•	TM886 Quantitation of Residual CHO Host Cell Protein on the MSD Platform.pdf
•	TM891 Quantitation of Residual Protein A on the MSD Platform.pdf
•	TM892 Oxidation Assay by Hydrophobic Interaction Chromatography for BoNT-A Antibodies.pdf
•	TM893 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis, XB10.pdf
•	TM894 Capillary Electrophoresis--Sodium Dodecyl Sulfate (CE-SDS) Analysis, XB18.pdf
•	TM895 Size Exclusion Chromatography Analysis, XB10.pdf
•	TM896 Size Exclusion Chromatography Analysis, XB18.pdf
•	TM897 Ion Exchange HPLC Method, XB10 Antibody.pdf
•	TM898 Ion Exchange HPLC Method, XB18.pdf
•	TM899 Tryptic Map, XB10.pdf
•	TM900 Tryptic Map Analysis, XB18.pdf
•	TM886 Residual CHO Host Cell Protein
•	TM891 Residual Protein A on MSD Platform
•	TM901 Oxidation Assay for XB10 Antibody by Reversed-Phase Chromatography.pdf
•	TM902 XB18 Oxidation Assay.pdf
•	TM903 Determination of XB10 Binding to LCHN by ELISA.pdf
•	TM904 Determination of XB18 binding to LCHN by ELISA.pdf
•	TM905 Spectrophotometric Determination of Protein Concentration, Bo-NT B and E Containing Samples.pdf
•	TM905 TSS OD280 Analysis Bo-NT B and E.pdf
•	TM907 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XE17.pdf
•	TM908 Size Exclusion Chromatography Analysis XE17.pdf
•	TM909 Iion Exchange HPLC Method of XE17.pdf
•	TM910 for Tryptic Map XE17.pdf
•	TM911 Oxidation Assay for XE17 Antibody by Reversed-Phase Chromatography.pdf
•	TM912 Determination of XE17 binding to LCHN by ELISA.pdf
•	TM913 Growth and Productivity Test for CD-CHO Medium.pdf
•	TM913 TSS Growth and Productivity For CDCHO Medium Invitrogen.pdf
•	TM915 Tryptic Map Analysis, XE02.pdf
•	TM916 Ion Exchange HPLC Method, XE02 Antibody.pdf
•	TM917 Determination of XE02 binding to LCHN by ELISA.pdf
•	TM918 Size Exclusion Chromatography Analysis--XE02.pdf
•	TM919 Measurement of the XE02 Antibody Oxidation by Reversed-Phase Chromatography.pdf
•	TM920 Capillary Electrophoresis--Sodium Dodecyl Sulfate (CE-SDS) Analysis--XE02.pdf
•	TM Quantitation Residual XOMA CHO K1 Host Cell Proteins on MSD Platform.pdf

Schedule 6.2 - 14

•	TM922 Determination of XE06 Binding to LCHN by ELISA.pdf
•	TM923 Tryptic Map Analysis, XE06.pdf
•	TM924 Oxidation Assay for XE06 Antibody by Reversed-Phase Chromatography.pdf
•	TM925 Ion Exchange HPLC Method, XE06 Antibody.pdf
•	TM926 Size Exclusion Chromatography Analysis, XE06.pdf
•	TM927 Capillary Electrophoresis--Sodium Dodecyl Sulfate (CE-SDS) Analysis, XE06--dated.pdf
•	TM928 Residual DNA Content by PCR.pdf
•	TM931 Tryptic Map Analysis, XB23.pdf
•	TM932 Determination of XB23 Binding to LCHN by ELISA.pdf
•	TM933 IEC for XB23.pdf
•	TM934 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XEB23.pdf
•	TM935 Oxidation Assay for XB23 Antibody by Reversed-Phase Chromatography.pdf
•	TM936 Size Exclusison Chromatography Analysis, XB23.pdf
•	TM937 Size Exclusison Chromatography Analysis, XOMA 3E Drug Product.pdf
•	TM938 Determination of XOMA 3EB Binding by ELISA R00.pdf
•	TM939 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XOMA 3E.pdf
•	TM940 Ion Exchange HPLC Method XOMA 3E.pdf
•	TM943 Size Exclusion Chromatography Analysis, XOMA 3B.pdf
•	TM944 Determination of XOMA 3B Binding by ELISA.pdf
•	TM945 Ion Exchange HPLC Method, XOMA 3B.pdf
•	TM946 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XOMA 3B.pdf
•	TM947 Growth and Productivity Test for XPM Medium.doc.pdf
•	TM947 TSS Growth and Productivity For XPM Medium.pdf
•	TM953 Size Exclusion Chromatography Analysis, XC44.pdf
•	TM954 Determination of XC (Monoclonal antibody) Binding to Specific BoNT C D domain by ELISA.pdf
•	TM955 Ion Exchange HPLC, XC44.pdf
•	TM956 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XC44.pdf
•	TM957 Tryptic Map Analysis, XC44.pdf TM954 XC Binding to Specific BoNT CD Domain by ELISA
•	TM965 Size Exclusion Chromatography Analysis, XC42.pdf
•	TM966 Ion Exchange HPLC Method, XC42.pdf
•	TM967 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XC42.pdf
•	TM969 Tryptic Map Analysis, XC42 Antibody.pdf
•	TM971 TSS Bacterial Endotoxin Determination for Water Samples.pdf
•	TM971 TSS Test for Bacterial Endotoxin.pdf
•	TM971 Bacterial Endotoxin Determination.pdf
•	TM974 Ion Exchange HPLC, XC84.pdf

Schedule 6.2 - 15

•	TM975 Tryptic Map Analysis, XC84.pdf
•	TM976 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XC84.pdf
•	TM977 Size Exclusion Chromatography Analysis, XC84.pdf
•	TM980 (XC41 SEC Method).pdf
•	TM981 Ion Exchange HPLC Method,XC41.pdf
•	TM982 Capillary Electrophoresis - Sodium Dodecyl Sulfate (CE-SDS) Analysis XC41.pdf
•	TM983 Tryptic Map Analysis, XC41 Antibody.pdf
•	TM991 TSS OD280 Analysis.pdf
•	TM991 spectrophotometric Determination of Protein Concentration XOMA 4CD.pdf

Product Specific Files

NIAID 2 FILES:

1.	NX01
a.	NX01 Drug Substance
b.	TM783 Ion Exchange HPLC
c.	TM783 TSS Ion Exchange HPLC
d.	TM784 Determination of Protein Concentration
e.	TM784 TSS Determination of Protein Concentration
f.	TM791 Tryptic Map
g.	TM793 Capillary Electrophoresis
h.	TM793 TSS Capillary Electrophoresis

2.	NX02
a.	NX02 Drug Substance
b.	TM782 Tryptic Map
c.	TM794 Determination of Protein Concentration
d.	TM794 TSS Determination of Protein Concentration
e.	TM796 Ion Exchange Chromatography
f.	TM796 TSS Ion Exchange Chromatography
g.	TM797 Capillary Electrophroresis
h.	TM797 TSS Capillary Electrophroresis

3.	NX11
a.	NX11 Drug Substance
b.	TM798 Capillary Electrophroresis
c.	TM798 TSS Capillary Electrophroresis
d.	TM799 Ion Exchange
e.	TM799 TSS Ion Exchange
f.	TM800 SEC Analysis
g.	TM800 TSS SEC Analysis
h.	TM801 Determination of Protein Concentration

Schedule 6.2 - 16

i.	TM801 TSS Determination of Protein Concentration
j.	TM802 Tryptic Map

NIAID 3 Specific TM Files:

1.	XB10
a.	XB10 Drug Substance
b.	TM820 Residual DNA Content Threshold Analysis
c.	TM893 Capillary Electrophoresis
d.	TM895 SEC Analysis
e.	TM897 Ion Exchange HPLC
f.	TM899 Tryptic Map
g.	TM901 Oxidation Assay
h.	TM903 Binding to LCHN by ELISA

2.	XB18
a.	XB18 Drug Substance
b.	TM820 Residual DNA Content Threshold Analysis
c.	TM894 Capillary Electrophoresis
d.	TM896 SEC Analysis
e.	TM898 Ion Exchange HPLC
f.	TM900 Tryptic Map
g.	TM902 Oxidation Assay
h.	TM904 Binding to LCHN by ELISA

3.	XB23
a.	XB23 Drug Substance
b.	TM928 Residual DNA Content by PCR
c.	TM931 Tryptic Map
d.	TM932 Binding to LCHN by ELISA
e.	TM933 Ion Exchange HPLC
f.	TM934 Capillary Electrophoresis
g.	TM935 Oxidation Assay
h.	TM936 SEC Analysis

4.	XE02
a.	XE02 Drug Substance
b.	TM820 Residual DNA Content Threshold Analysis
c.	TM915 Tryptic Map
d.	TM916 Ion Exchange HPLC
e.	TM917 Binding to LCHN by ELISA
f.	TM918 SEC Analysis
g.	TM919 Oxidation Assay
h.	TM920 Capillary Electrophoresis

Schedule 6.2 - 17

5.	XE06
a.	TM820 Residual DNA Content Threshold Analysis
b.	TM922 Binding to LCHN by ELISA
c.	TM923 Tryptic Map
d.	TM924 Oxidation Assay
e.	TM925 Ion Exchange HPLC
f.	TM926 SEC Analysis
g.	TM927 Capillary Electrophoresis

6.	XE17
a.	XE17 Drug Substance
b.	TM820 Residual DNA Content Threshold Analysis
c.	TM907 Capillary Electrophoresis
d.	TM908 SEC Analaysis
e.	TM909 Ion Exhange HPLC
f.	TM910 Tryptic Map
g.	TM911 Oxidation Assay
h.	TM912 Binding to LCHN by ELISA

NIAID 4 Specific TM Files:

1.	XC41
a.	TM980 SEC Analysis
b.	TM981 Ion Exchange HPLC
c.	TM982 Capillary Electrophoresis
d.	TM983 Tryptic Map
e.	XC41 Bulk Drug Substance

2.	XC42
a.	TM965 SEC Analysis
b.	TM966 Ion Exchange HPLC
c.	TM969 Tryptic Map
d.	TM967 Capillary Electrophoresis
e.	XC42 Bulk Drug Substance

3.	XC44
a.	TM953 SEC Analysis
b.	TM955 Ion Exchange HPLC
c.	TM956 Capillary Electrophoresis
d.	TM957 Tryptic Map
e.	XC44 BDS

4.	XC84
a.	TM974 Ion Exchange HPLC
b.	TM975 Tryptic Map

Schedule 6.2 - 18

c.	TM976 Capillary Electrophoresis
d.	TM977 SEC Analysis
e.	XC84 Bulk Drug Substance

Schedule 6.2 - 19

XOMA General Know-How

XOMA Standard Operation Procedures (Know How)

•	010.02.14 Bulk Drug Substance Container Closure Following Final Filtration
•	010.02.18_Cell_Bank_Media_Fill_Procedure.pdf
•	010.03.14 Flow Rate Determination
•	010.06.11 General Surface and Manual Cleaning of Equipment
•	010.06.71 Hazardous Chemical Waste Disposal
•	010.06.73 Manufacturing Checklist
•	010.06.77 Manufacturing Department Labeling Requirement.pdf
•	010.06.81_WFI_Use_and_Expiration_in_X2.pdf
•	010.06.87_Creation_and_Reconciliation_of_labels_for_Bulk_Drug_Substance_Master_Cell_Bank_Master_Working_Cell_Bank.pdf
•	010.08.05 Clean Up of Spills in the Manufacturing Area
•	010.08.19 Preparation of Tubing Assemblies for Autoclaving
•	010.09.01_Handling_and_Storage_of_Temperature_Sensitive_Material.pdf
•	010.10.06_Operation_of_the_3M_Zeta_Plus_Encapsulated_System.pdf
•	020.01.96 Qualification and Control of Product Reference Standards
•	030.01.100Preparation_of_Reagents_and_Chemical_Inventory_in_Analyticall_Development
•	030.01.102_Labeling_aCHO_K1_Antibody_with_SulfoTAG.pdf
•	030.01.99 Preparation of Chemical Solutions in the Quality Control Laboratory.pdf
•	030.02.01_Initiation_and_Control_of_Interim_and_Development_Standards_.pdf
•	040.01.02 The Calibration of Scales and Balances
•	040.01.04 Calibration of Chart Recorders
•	040.01.08 Calibration of Thermometers
•	040.01.22 Volume Checks, Calibration, and Maintenance of Microliter Pipettes
•	040.01.25 Certification and Maintenance of HEPA Filters, Laminar Air Flow Benches, Fume Hoods, Walk-in Hoods and Biological Safety Cabinets
•	040.01.63_Calibration_of_the_Shimadzu_UV-1601_Spectrophotometer.pdf
•	040.01.81_Rosemount_Solucomp_DO2_Transmitter_Calibration.pdf
•	040.01.82_Mass_Flow_Controller_Calibration.pdf
•	040.01.83_Agitator_Calibration.doc.pdf
•	040.01.86_calibration_of_the_shimadzu_uv-1800_spectrophotometer.pdf
•	040.02.01 Controlled Temperature Chamber and Walk-In Cold Room Thermal Mapping Studies
•	040.03.01 Instrument and Equipment Calibration Program
•	040.03.09 Validation Program
•	040.03.14 Log of Use, Maintenance, and Cleaning
•	040.03.15 Backup and Recovery of Computerized Systems
•	040.03.17 Volume Checks of Multichannel Pipets

Schedule 6.2 - 20

•	040.03.19_Analytical_Method_Qualification,_Validation,_and_Transfer_in_Quality_Control.pdf
•	040.03.22 Security Procedure for Computer Applications and Databases
•	040.03.23 Re-validation of Controlled Systems and Equipment at XOMA Berkeley
•	040.03.24 Calibration of the Molecular Devices VersaMax Plate Reader
•	040.03.26 Qualification of Analytical Instruments and Laboratory Equipment
•	040.03.30_Analytical_Method_Qualification_in_Pharmaceutical_Development.pdf
•	050.01.32_Environmental_Monitoring_Program_for_XOMA_4,_XOMA_5,_and_XOMA_6.pdf
•	060.01.39 Qualification of Microbiological Media and Solutions By Growth Promotion Testing.pdf
•	060.01.41 Autoclaving Supplies Used in Quality Control Sample Collection and Processing
•	070.01.02 Control of Cell Banks
•	090.02.21 Check-In of Bioanalytical Development Non-Clinical GLP and Clinical Study Samples
•	090.02.30 Assay Quality Control in Bioanalytical Development
•	090.02.31 Use of Quality Control Samples in Bioanalytical Development
•	090.02.37 Labeling Practices for GLP Chemical and Biological Reagents in Bioanalytical Development
•	090.02.55 Management of Preclinical and Clinical Studies in Bioanalytical Development.pdf
•	090.02.56 Deviation Reporting and Resolution in GLP Studies.pdf
•	100.03.27 Operation of Balances Scale and Weighing Measuring Components by Process and Manufacturing Sciences and Quality
•	100.03.29_Operation_Maintenance_Calibration_of_OHAUS_Balance_in_Pharmaceutical_Development.pdf
•	100.05.02 Maintenance and Calibration of Centrifuges and Orbital Shakers
•	100.06.37_Installation,_Operation_and_Maintenance_of_the_Vi-CELL_Cell_Viability_Analyzer.pdf
•	100.08.01_Specification,_Purchasing--Purchase,_Commissioning--Equipment,_Instruments,_Software--GxP_Use.pdf
•	100.08.02 Visual Inspection of Production Equipment
•	100.08.03 Cleaning Check-Out for Equipment Prior to First-Time Use
•	100.08.05 Commissioning of Facilities and Equipment for GMP Use.pdf
•	100.09.36 Sampling of Manufacturing Bioreactors
•	100.09.46 Operation of the Terumo Sterile Tube Welder
•	100.09.59 Standardization and Operation of Conductivity Meter for Manufacturing
•	100.09.65 Maintenance of Fermentors and Control Skids
•	100.12.01 Operation and Maintenance of the Fyrite CO2 Analyzer
•	100.14.03 Operation of Laminar Air Flow Work Stations
•	100.15.01 Operation and Maintenance of XOMA Quality Control High Pressure Liquid Chromatography (HPLC) Systems

Schedule 6.2 - 21

•	100.15.07_Operation_and_Maintenance_of_the_Agilent_1100_and 1200 High-Pressure_Liquid_Chromatography_(HPLC)_Systems.pdf
•	100.15.09_Operation_and_Maintenance_of_the_Beckman_Coulter_Proteome_Lab_PA_800_Protein_Characterization_System.pdf
•	100.15.10_HPLC_Column_Conditioning_Procedure_for_New_Quality_Control_Analytical_Columns.pdf
•	100.16.14_Operation_of_the_Forma_Orbital_Shake.pdf
•	100.16.15_Operation_and_Maintenance_of_the_MaxQ_2000_Orbital_Shaker.pdf
•	100.17.10_Operation,_Calibration_and_Maintenance_of_the_Fisher_Scientific_Accumet_XL20_pH_Meter.pdf
•	100.23.03 Operation of Power Supplies
•	100.28.16 Operation, Maintenance, and Calibration of the Shimadzu PharmaSpec UV-1700 UV Spectrophotometer
•	100.28.18_Operation_and_Maintenance_of_the_Shimadzu_Model_UV-1800_UV_Spectrophotometer--dated.pdf
•	100.28.19_Operation,_Maintenance,_Calibration_of_Spectramax_M2_Microplate_Reader.pdf
•	100.30.11_Preparation_of_Disposable_TFF_Cassettes.pdf
•	100.31.03_Operation_and _Calibration_of_Electronic_Balances_in_Bioanalytical_Development.pdf
•	100.33.07 Operation and Maintenance of Controlled Temperature Chambers
•	100.34.09 Vapor Testing
•	100.37.39 Operation and Maintenance of Quality Control Water Baths, Ovens, and Furnaces
•	100.37.50 Analytical Equipment Calibration and Preventative Maintenance
•	100.37.63 Operation and Maintenance of the Cell and Analytical Development (AD) GxP Water Baths
•	100.37.64_Operation_of_the_Nova_Biomedical_Bioprofile_400_Analyzer.pdf
•	100.37.80_Operation_and_Maintenance_of_Water_Baths_in_Bioanalytical_Development.pdf
•	105.01.01_Master_Schedule_Maintenance.pdf
•	105.01.02_GLP_Organizational_Chart.pdf
•	105.01.03_GLP_Management_Roles_and_Responsibilities.pdf
•	105.01.04_Definitions_of_GLP_Terminology.pdf
•	105.01.05 QAU GLP Protocol Review and Copy Maintenance
•	105.01.07_Preparation_of_a_GLP_Phase_Study_Report_by_Preclinical_Research.pdf
•	105.01.09_Overview_of_Procedures_Followed_which_Support_GLP_Nonclinical_Laboratory_Studies.pdf
•	105.02.00_GLP_QAU_Phase_and_Report_Inspections.pdf
•	105.02.01_QAU_Roles_and_Responsibilites.pdf
•	105.02.02 Test Article Fabrication and Characterization for GLP Use
•	105.03.01_Glossary_of_GLP_Terminology_Used_in_Bioanalytical_Development.pdf
•	105.03.05_Determination_of_Bulk_Drug_Substance_and Drug Product Homogenity.pdf
•	105.03.06_Bioanalytical_Development_Assay_Transfer.pdf

Schedule 6.2 - 22

•	105.03.07_Operation_and_Cleaning_of_Laminar_Air_Flow_Work_Stations in Bioanalytical Development.pdf
•	105.03.13_Maintenance_of_Instrument_Records_in_Bioanalytical_Development.pdf
•	105.03.15_Chain_of_Custody_Data_Handling_in_Bioanalytical_Development.pdf
•	105.03.16_Incurred_Sample_Reproducibility_Evaluation_of_GLP_Study_Samples_for_Pharmacokinetic_Analysis.pdf
•	105.03.37_Laboratory_Housekeeping_and_Maintenance_Checklist_Procedure_in_Bioanalytical_Development.pdf
•	105.03.38_Installation,_Operation,_and_Maintenance_of_the_Vi-Cell_XR_Viability_Analyzer_in_Bioanalytical_Development.pdf
•	105.03.39_Instructions_Clinical_Pharmacokinetic,_Immunogenicity_Study_Sample_Collection_Processing, Shipping to Bio Dev.pdf
•	105.03.44_WinNonlin_Pharmacokinetic_Analysis_System.pdf
•	105.03.45_Data_Storage_for_GLP_Studies_in_the_Pharmacokinetic_Department.pdf
•	105.03.46_Bioanalysis,_Samples_and_Data_Handling_and_Data_Release_for_Double-Masked_(Double-Blinded)_Clinical_Trials.pdf
•	105.04.00_GLP_Study_Sample_Long Term Storage_in_Bioanalytical_Development.pdf
•	105.04.01_GLP_Archivist_and_Archiving.doc.pdf
•	105.06.00_GLP_Compliance_Assessment_Procedure_for_GLP_Nonclinical_Laboratory_Studies.pdf
•	105.06.01_Roles_and_Responsibilities_for_Sponsor_Representatives_who_Support_GLP_Nonclinical_Laboratory_Studies.pdf
•	105.06.03_Roles_and_Responsibilities_for_Prinicpal_Investigators_who_Support_GLP_Nonclinical_Laboratory_Studies.pdf
•	110.01.01_Pharmaceutical_Worker_Hygiene_and_Health_Requirements.pdf
•	120.01.05 Functions and Responsibilities of the Quality Unit.
•	120.01.08_Quality_Risk_Management
•	120.02.01 Inspection Policy
•	120.03.02 Evaluating Invalid, Unexpected and Out of Specification and Out of Trend Test Results.
•	120.03.07 Deviation Reporting and Resolution
•	120.03.08 Technology Transfer
•	120.03.09 Data Recording Rules
•	120.03.11 Expiration Date Policy
•	120.03.12 Outside Contractors Policy and Procedure
•	120.03.16 Document Change Control Procedure
•	120.03.18 Planned Change Request
•	120.03.19 Corrective And Preventive Action (CAPA) Program
•	120.03.20 QA Guidance on Regulatory Department Approval of DCRs and ECRs
•	120.03.30 XOMA Policy on Manufacturing Process and Analytical Method Technology Transfer to Outside Parties.pdf
•	120.04.02_Product_Specification_File_Requirements.pdf
•	120.05.01 Vendor Qualification - Certificate of Analysis
•	120.05.02_Quality_Agreement_Procedure.pdf

Schedule 6.2 - 23

•	120.06.02 Vendor Audit Program
•	120.06.03 Internal and Third Party Audit Program
•	120.06.08 Qualifying Contract Testing Laboratories
•	130.01.02 Assigning Numbers to Controlled Documents
•	130.01.04 Master Signature List
•	130.02.04 Reporting Results - Use of Significant Figures and Rounding Rules
•	130.03.03 Laboratory Notebook Issuance and Archiving
•	130.04.02 Assigning Validation Document Numbers and Archiving Validation Documents
•	130.05.15 Labeling Practices Within Quality Control
•	130.06.01 Submission of Files to the Document Control Archives
•	130.06.03 Security and Policy of the Document Control Archives
•	130.07.01 Storing Documents with an Off Site Facility.pdf
•	130.36.16_Operation_and_Maintenance_of_the_AquaMax_2000_Microplate_Washer_.doc.pdf
•	140.01.03 Reserve Samples
•	140.01.06 Raw Material Release, Requalification, and Expiration Date Policy
•	140.01.07 Using the USP/NF CD-ROM version in the Quality Department
•	140.01.08 Handling Temperature Sensitive Materials in the Event of a Temperature Monitor Alarm
•	140.02.11 Quality Control Material Receiving - Request, Receipt, Inspection, and Materials Distribution in the Laboratory
•	140.02.12 Storage and Inventory Control of Reference Standards.pdf
•	140.03.08 Materials Safety Evaluation per USP and EP
•	140.03.10_Raw_Materials_Process_Flow.pdf
•	140.04.01 Warehouse Receiving
•	140.05.02 Destruction of Raw Materials, Intermediates and Final Products
•	140.06.07_Part_Number_Requests_and_GMP Ordering Procedure Sourcing Part Numbered Items.pdf
•	140.06.11 Returning Material to a Vendor From Inspection or Stock
•	150.01.05 Product Stability Studies and Expiration Dating
•	160.01.01 XOMA GMP Training Program
•	160.01.16 XOMA Core SOPs (Standard Operating Procedures)
•	160.01.18 XOMA OJT (On-the-Job Training) and Training Binder Management
•	160.01.18 XOMA Qualification Form FORM C.pdf
•	160.01.19 XOMA GLP Training Program
•	170.01.06 Operation and Maintenance of the XOMA Card Access System.pdf
•	170.06.27_Cleaning_and_Sanitization_of_Classified_and_Controlled_Areas.doc
•	170.06.30 Laboratory Housekeeping and Maintenance Checklist Procedure
•	170.07.01 Pest Control Program
•	170.08.01 Building Security
•	170.11.06_Maintenance_of_Fermentation_Equipment.pdf
•	170.11.07 Maintenance of Purification Equipment
•	170.11.20 Housekeeping and Maintenance of Quality Control/IQA Laboratories.pdf

Schedule 6.2 - 24

•	170.11.24_Preventive_Maintenance_Procedure_for_the_Xcellerex_Disposable_Reactor_System.doc.pdf
•	190.01.01 Shipping Request Procedure
•	190.01.01A_Shipping_Request_Form.pdf
•	190.01.02 Shipment Execution Procedure
•	190.01.03_Cold_Chain_Temptale_Monitor_Management.pdf
•	190.01.10 Shipping Biomedical Materials
•	190.03.08._Preparing_Cold_Packs_for_Shipments of GxP Materials.pdf
•	200.01.01 Sampling Raw Materials
•	200.01.02 Visual Inspection of Final Product In Unlabeled Containers
•	210.01.02 QC Data Review Procedure
•	210.01.03 Evaluation of Outlying Analytical Data
•	210.01.04 Trend and Control Charts Used in Quality Control
•	210.01.05 Investigation of Product Bioburden.pdf
•	210.02.01 Use of USP-NF CD-ROM version for Training QC Analysts
•	210.04.05 Stability Interim Reports.pdf
•	210.04.07_Backup_and_Recovery_of_Quality_Control_Laboratory_Computers.doc
•	210.04.09_Use_of_MINITAB_Software_in_the_Quality_Control_Department.pdf
•	210.04.10_Change_Control_in_the_Quality_Control_Departments.pdf
•	210.05.01 Quality Control Test Summary Sheet and Run Log Distribution, Use and Archival
•	210.05.25 TSS Test Summary Sheets of Outside Testing Laboratory Used for Quality Control Tests
•	210.05.25 Test Summary Sheets of Outside Testing Laboratory Used for Quality Control Tests
•	220.01.11_Sample_Submission,_Accountability_and_Result_Reporting.pdf
•	220.01.12_Receipt_and_Distribution_of_Samples_from_CMOs.pdf
•	240.01.01 Product Complaints
•	260.00.01 Documentation of Contact with Regulatory Agencies
•	260.00.02 Review and Approval of Regulatory Submissions
•	260.01.07 SOP for Preparation and Archiving of Regulatory Documents
•	270.01.01 XOMA Security Policy Computer and Network Systems
•	270.01.02 XOMA Compliance Policy for Computerized Systems
•	270.01.65_Manual_Time_Synchronization_of_GMP_Manufacturing_Equipment_in_X-2.pdf
•	270.01.68_System_Owner_and_Business_Owner_review_procedure_for_SOX_and_GXP_Systems_in_Service_Desk.pdf

Schedule 6.2 - 25

Schedule 9.5(d)

Eligible Employees

Employee Name	Job Title	Base Salary	Bonus Target	2015 Equity (Target) NQ Options (# of shares)	2015 Equity (Target) RSUs (# of shares)	Date of Hire
Tomic, Milan	Sr. Director, Quality	$231,825	25%	14,152	10,248	4/26/1999
Ferrell, Christina	Project Manager	$115,000	15%	0	6,333	1/5/2015
Rangel-Fonseca, Maria	Manager, Quality Control	$114,056	10%	0	2,600	5/20/2013
Cleary, Erica	Sr Associate 1	$88,825	8%	0	2,333	7/15/2013
Wong, Lily	Sr Research Associate 2, Cell Screening	$93,613	10%	0	2,600	4/14/2008
Espinoza, Yero	Sr Research Associate 2, Cell Screening	$105,165	10%	0	4,333	1/11/2005

Schedule 9.5(d) - 1

Terms of Employment

Management Incentive Compensation Plan
(As Amended and Restated February 20, 2002)

Calculation of Individual Incentive Awards

Company and individual performance objectives will be weighted depending upon participant level. A 20% judgment factor will be included as an individual performance measurement for all participants in the Plan.

Company and individual performance goals for participants in the Plan are to be weighted as follows:

Participant Level	Company Objectives	Individual Objectives	Performance Objectives
Officer	50%	30%	20%
Senior Director	40%	40%	20%
Director	40%	40%	20%
Manager and Discretionary Participant	30%	50%	20%”

The bonus opportunity ranges for participants in the Plan expressed as a percentage of Base Salaries are as follows:

Participant Level	Minimum	Target	Maximum
Officer	12.5%	25%	37.5%
Director	7.5%	15%	22.5%
Manager	5%	10%	15%
Discretionary Participant	3.5%	7%	10.5%”

Schedule 9.5(d) - 2

Medical and Prescription Drugs

Medical Services	CIGNA HDHP PPO —January 1, 2015
	In-Network	Out-of-Network
XOMA Funded HRA:
- Individual	$2,250
- Family	$3,500
Medical Plan Deductible
- Individual	$3,250	$6,500
- Family	$4,500	$9,000
Out-of-Pocket Max
- Individual	$3,250	$6,500
- Family	$4,500	$13,000
Co-Insurance	Plan pay 90% after deductible	Plan pays 70% after deductible
Office Visits:
- Primary Care	Plan pays 90%, after deductible	Plan pays 70%, after deductible
- Specialist	Plan pays 90%, after deductible	Plan pays 70%, after deductible
- Preventive Care	Plan pays 100%, no deductible	Plan pays 70%, after deductible
Hospitalization	Plan pays 90%, after deductible	Plan pays 70%, after deductible
Outpatient Surgery	Plan pays 90%, after deductible	Plan pays 70%, after deductible
Diagnostic Lab & X-ray	Plan pays 90%, after deductible	Plan pays 70%, after deductible
Emergency Room	Plan pays 90%, after deductible	Plan pays 90% after deductible
Prescription Drugs:	$250 Individual / $750 Family
When patient requests brand drug, patient pays the generic copay plus the difference between the brand and generic drugs p to the cost of the brand name drug.	Deductible (Brand)	Not Covered
Retail (30 day supply)
- Generic	$35 Co-pay
- Preferred Brand	$50 Co-pay
- Non-Preferred Brand	$65 Co-pay
Home Delivery (90 day supply)
- Generic	$88 Co-pay
- Preferred Brand	$125 Co-pay
- Non-Preferred Brand	$163 Co-pay
Employee Only $155.45
Monthly Premium	Employee + 1 $337.93
Employee + 2 or more $498.42
Member Services	www.mycigna.com
1.800.CIGNA24(1.800.244.6224)

Schedule 9.5(d) - 3

Services	Kaiser Permanente HMO — January 1, 2015
Deductible - Individual - Family	None
Out-of-Pocket Max - Individual - Family	$3,000 $6,000
Co-Insurance	Plan pays 100%
Office Visits: - Primary Care - Specialist - Preventive Care	$30 Co-pay $30 Co-pay 100%
Hospitalization	Plan pays 100%, after $500 co-pay per day
Outpatient Surgery	Plan pays 100%, after $250 co-pay per procedure
Diagnostic Lab & X-ray	Plan pays 100%, after $10 co-pay per encounter (Note: Advanced imaging such as MRI, CT and PET scans are a $50 co-pay)
Emergency Room	Plan pays 100%, after $150 co-pay per visit
Prescription Drugs: Retail (30 day supply) - Generic - Brand Home Delivery (100 day supply) - Generic - Brand	$10 Co-pay $30 Co-pay $20 Co-pay $60 Co-pay
Monthly Premium	Employee Only $155.45 Employee + 1 $337.93 Employee + 2 or more $498.42
Member Services	www.members.kp.org 1.800.464.4000

Schedule 9.5(d) - 4

Dental

Our Dental PPO plan through Unum is designed to encourage preventative care by paying 100% of the reasonable and customary costs for participating employees’ preventative services and to help pay a portion of the charges for their general & major services as outlined in the plan description.

The dental coverage also applies to “out-of-network” dentists at a reimbursement level of 90th percentile of usual and customary reimbursements for dentists in that local area Services

Services	Unum Dental PPO
	In-Network	Out-of-Network
Deductible (waived for preventive) - Individual - Family	$50 $150	$50 $150
Annual Maximum	$2,000
Preventive Services Exam Cleanings, 4 per calendar year X-rays	100%	100% of UCR
Basic Services Fillings Simple Extractions Endodontics General Anesthesia	80%	80% of UCR
Major Services Crowns Prosthetics Implants	50%	50% of UCR
Orthodontia (Adult & Child)	50%	50% of UCR
Lifetime Orthodontic Maximum	$1,500
Monthly Premium	Employee Only $13.98 Employee + 1 $25.18 Employee + 2 or more $42.69
Member Services	www.unumdental.com	1.888.222.2685

Schedule 9.5(d) - 5

Vision

Our Vision plan through Cigna is provides routine vision exams for a $20 copay, and preferred pricing on a large selection of brand-name, designer frames, lenses, and lens options.

Benefit	In-Network	Out-of-Network
Exam Copay	$20 copay	N/A
Exam Allowance*	Covered 100% after copay	Up to $45
Materials Copay	$20 copay	N/A
Eyeglass Lenses*	100% after copay	Single vision	Up to $32
		Bifocal	Up to $55
		Trifocal	Up to $65
		Leticular	Up to $80
Frames*	Up to $130	Up to $71
Contact Lens* (in lieu of lenses and frame) - Elective - Therapeutic	Up to $130 100%	Up to $105 Up to $210
*Frequency	The frequency period for the is once per plan year (calendar year basis)
Monthly Premium	Employee Only$1.65 Employee + 1$3.30 Employee + 2 or more$4.95
Member Services	www.mycigna.com	1.877.478.7557

Schedule 9.5(d) - 6

Basic Life and AD&D

XOMA provides benefit eligible employees with Basic Term Life and AD&D coverage through Unum.

Schedule of Benefits	Life/AD&D
Eligibility	Class 1: CEO & VP Class 2: All Other Eligible Employees
Life Benefit Amount	Class 1: 2x Salary to $700,000 Class 2: 1x Salary to $500,000
AD&D Benefit Amount	100% of Life Benefit to $500,000
Guarantee Issue	$500,000
Age Reduction	To 65% at 65To 50% at 70
Value Add	Unum’s Life Financial Planning resources are part of the basic life benefit and encompasses objective financial planning, legal information and emotional support.
Cost:	100% Employer Paid (All employees pay taxes on benefits in excess of $50,000)
Member Services	www.unum.com	1.800.421.0344

Voluntary Life

XOMA provides benefit eligible employees the option of electing and paying the premium for additional Life coverage through post-tax payroll deduction.

Schedule of Benefits	Voluntary Life
Employee: - Benefit - Maximum - Guarantee Issue	Units of $10,000 $500,000 $170,000
Spouse/Domestic Partner: - Benefit - Maximum - Guarantee Issue	Units of $5,000 $500,000 (not to exceed 100% of employee’s election) $25,000
Child: - Benefit - Maximum - Guarantee Issue	Units of $2,000 $10,000 $10,000 (The maximum benefit for a child between the ages of live birth and 6 months is $1,000)

Schedule 9.5(d) - 7

Voluntary AD&D

XOMA provides benefit eligible employees the option of electing and paying the premium for additional AD&D coverage through post-tax payroll deduction.

Schedule of Benefits	Voluntary Life
Employee: - Benefit - Maximum	Units to 5x salary in increments of $10,000 $500,000
Spouse/Domestic Partner: - Benefit - Maximum	50% of employee’s amount of coverage Up to $250,000
Child: - Benefit	Flat $10,000 (The maximum benefit for a child between the ages of live birth and 6 months is $1,000)

Voluntary Long-Term Care Insurance

XOMA Corporation provides benefit eligible employees with a base long-term care plan through Unum. The base plan and buy-up options are described below:

Base Plan	Unum Long-Term Care
Monthly Facility Benefit	$3,000
Elimination Period (one per lifetime)	90 days
Lifetime Maximum	$108,000
Facility Benefit Duration	3 Years
Home Care Level	50% of facility benefit amount
Member Services	www.unum.com 800.227.4165, option 2

Voluntary Buy-Up Option(s)

Guarantee Issue Limits:

•   Base Facility monthly benefit not to exceed $6,000 per month

•   Base duration not exceed 6 year duration

•   Family home care benefits (paid at 50% of facility benefit amount

•   5% Compound uncapped inflation protection

Additional Options:

➣   Monthly benefit amounts greater than $6,000

➣   Lifetime duration

➣   75% and 100% home care level Additional Options:

➣   Community case and immediate family member care

Spouses, Domestic Partners, Adult Children over 18 years of age,

Siblings, Parents(in-law) and Grandparents(in-law) are eligible for the same plan design and rate tables (based on their own age) and require medical underwriting for all options chosen.

Schedule 9.5(d) - 8

Prudential 401(k)

XOMA matching contributions vest over a period of 4 years. Employees have the opportunity to divest their unvested match at anytime.

Years of Service Less than 1	Vested Percentage
Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more years	100%

Schedule 9.5(d) - 9